Exhibit 10.7

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

by and among

LERNER NEW YORK, INC. and

LERNCO, INC.,

as Borrowers,

CONGRESS FINANCIAL CORPORATION

as Agent,

WACHOVIA BANK, NATIONAL ASSOCIATION

as Arranger,

THE CIT GROUP/BUSINESS CREDIT, INC.

as Documentation Agent

and

THE PERSONS NAMED HEREIN,

as Lenders

Dated: March 16, 2004

Table of Contents

Section 1.	DEFINITIONS

Section 2.	CREDIT FACILITIES

2.1	Revolving Loans.

2.2	Letter of Credit Accommodations.

2.3	Term Loan

2.4	Commitments

2.5	Bank Products

Section 3.	INTEREST AND FEES

3.1	Interest.

3.2	Fees

3.3	Changes in Laws and Increased Costs of Loans

Section 4.	CONDITIONS PRECEDENT

4.1	Conditions Precedent to Effectiveness of Agreement and Extension of Term Loan

4.2	Conditions Precedent to All Loans and Letter of Credit Accommodations

Section 5.	GRANT AND PERFECTION OF SECURITY INTEREST

5.1	Grant of Security Interest

5.2	Perfection of Security Interests.

Section 6.	COLLECTION AND ADMINISTRATION

6.1	Borrowers’ Loan Accounts

6.2	Statements

6.3	Collection of Accounts.

6.4	Payments.

6.5	Authorization to Make Loans

6.6	Use of Proceeds

6.7	Pro Rata Treatment

6.8	Sharing of Payments, Etc.

6.9	Settlement Procedures.

6.10	Obligations Several; Independent Nature of Lenders’ Rights.

Section 7.	COLLATERAL REPORTING AND COVENANTS

i

7.1	Collateral Reporting.

7.2	Accounts Covenants.

7.3	Inventory Covenants

7.4	Equipment Covenants

7.5	Power of Attorney

7.6	Right to Cure.

7.7	Access to Premises.

Section 8.	REPRESENTATIONS AND WARRANTIES

8.1	Corporate Existence, Power and Authority

8.2	Name; State of Organization; Chief Executive Office; Collateral Locations.

8.3	Financial Statements; No Material Adverse Change.

8.4	Priority of Liens; Title to Properties

8.5	Tax Returns

8.6	Litigation

8.7	Compliance with Other Agreements and Applicable Laws

8.8	Environmental Compliance.

8.9	Employee Benefits.

8.10	Bank Accounts, etc.

8.11	Intellectual Property

8.12	Subsidiaries; Affiliates; Capitalization; Solvency.

8.13	Labor Disputes.

8.14	Restrictions on Subsidiaries

8.15	Material Contracts

8.16	Credit Card Agreements

8.17	Payable Practices.

8.18	Accuracy and Completeness of Information.

8.19	No Defaults

8.20	Acquisition Documents; Transition Services

8.21	Survival of Warranties; Cumulative

Section 9.	AFFIRMATIVE AND NEGATIVE COVENANTS

9.1	Maintenance of Existence.

9.2	New Collateral Locations

9.3	Compliance with Laws, Regulations, Etc.

9.4	Payment of Taxes and Claims.

9.5	Insurance.

9.6	Financial Statements and Other Information.

9.7	Sale of Assets, Consolidation, Merger, Dissolution, Etc.

9.8	Encumbrances

9.9	Indebtedness

9.10	Prepayments and Amendments; Loans, Investments, Etc.

9.11	Dividends and Redemptions

9.12	Transactions with Affiliates

9.13	Compliance with ERISA

9.14	End of Fiscal Years; Fiscal Quarters

9.15	Change in Business

9.16	Limitation of Restrictions Affecting Subsidiaries

9.17	Minimum Excess Availability

9.18	Financial Covenants

9.19	License Agreements

9.20	After Acquired Real Property

9.21	Costs and Expenses

9.22	Credit Card Agreements

9.23	Further Assurances

9.24	Private Label Credit Cards

9.25	Termination of Transition Services Agreement

9.26	Cash Collateral Account

9.27	Certain Collateral Access Agreements

Section 10.	EVENTS OF DEFAULT AND REMEDIES

10.1	Events of Default

10.2	Remedies.

Section 11.	JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

11.1	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver

11.2	Waiver of Notices

11.3	Amendments and Waivers.

11.4	Waiver of Counterclaims

11.5	Indemnification

Section 12.	THE AGENT

12.1	Appointment, Powers and Immunities

12.2	Reliance by Agent

12.3	Events of Default.

12.4	Congress in its Individual Capacity

12.5	Indemnification

12.6	Non-Reliance on Agent and Other Lenders.

12.7	Failure to Act.

12.8	Additional Revolving Loans

12.9	Concerning the Collateral and the Related Financing Agreements

12.10	Field Audit, Examination Reports and other Information; Disclaimer by Lenders

12.11	Collateral Matters.

12.12	Agency for Perfection.

12.13	Successor Agent

Section 13.	JOINT AND SEVERAL LIABILITY; SURETYSHIP WAIVERS

13.1	Independent Obligations; Subrogation

13.2	Authority to Modify Obligations and Security

13.3	Waiver of Defenses

13.4	Exercise of Agent’s and Lenders’ Rights

13.5	Additional Waivers

13.6	Additional Indebtedness

13.7	Notices, Demands, Etc

13.8	Revival

13.9	Understanding of Waivers

Section 14.	TERM; MISCELLANEOUS

14.1	Term

14.2	Interpretative Provisions

14.3	Notices.

14.4	Partial Invalidity

14.5	Confidentiality.

14.6	Successors

14.7	Assignments; Participations

14.8	Entire Agreement

14.9	Counterparts, Etc.

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INDEX OF SCHEDULES AND EXHIBITS

Exhibit A-1	Form of Assignment and Acceptance Agreement for Revolving Loan Lenders
Exhibit A-2	Form of Assignment and Acceptance Agreement for Term Loan Lenders
Exhibit B	Form of Borrowing Base Certificate
Exhibit C	Form of Compliance Certificate
Exhibit I	Information Certificates

Schedule 1.60	EBITDA Adjustments
Schedule 1.67	Locations of Inventory
Schedule 1.83	Fiscal Year-End; First Quarter-End; Second Quarter-End; Third Quarter-End; Fourth Quarter-End
Schedule 1.206	Total Commitment
Schedule 5.2(b)	Chattel Paper and Instruments
Schedule 5.2(e)	Investment Property
Schedule 5.2(f)	Letters of Credit, Etc. of Borrowers
Schedule 5.2(g)	Commercial Tort Claims
Schedule 8.8	Environmental Compliance
Schedule 8.9(c)	ERISA Affiliates Transactions
Schedule 8.13	Collective Bargaining Agreements
Schedule 8.15	Material Contracts
Schedule 8.16	Credit Card Agreements
Schedule 9.9(h)	Permitted Intercompany Indebtedness
Schedule 9.10	Permitted Loans
Schedule 9.11(f)	Permitted Uses of Certain Permitted Dividends

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amended and Restated Loan and Security Agreement dated as of March 16, 2004 (this “Agreement”) is entered into by and among Lerner New York, Inc., a Delaware corporation (“Lerner”), and Lernco, Inc., a Delaware corporation (“Lernco” and together with Lerner, “Borrowers” and individually each a “Borrower”), as borrowers, the Lenders (as defined herein), Congress Financial Corporation, a Delaware corporation, in its capacity as agent for the Lenders and the Bank Product Providers (in such capacity, “Agent”), The CIT Group/Business Credit, Inc., a New York corporation, in its capacity as documentation agent for Lenders (in such capacity, “Documentation Agent”), and Wachovia Bank, National Association, as the arranger for the Lenders (“Arranger”).

W I T N E S S E T H:

WHEREAS, Lerner, the persons party thereto as lenders (the “Original Lenders”), Agent, Documentation Agent and Arranger have previously entered into that certain Loan and Security Agreement, dated as of November 27, 2002, as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 8, 2003 (as amended, the “Original Loan Agreement”), pursuant to which, among other things, the Original Lenders have provided certain loans and other financial accommodations to Lerner, which obligations were guaranteed by Lernco and certain other affiliates of Lerner;

WHEREAS, Lerner and Lernco are wholly-owned Subsidiaries of Lerner New York Holding, Inc., a Delaware corporation (“Parent”) and together they are inter-related entities which collectively constitute an integrated clothing retailer;

WHEREAS, the directors of each Borrower view the entities as sufficiently dependent upon each other and so inter-related that any advance made hereunder to any Borrower would benefit both of the Borrowers as a result of their consolidated operations and identity of interests;

WHEREAS, each Borrower has requested that Agent and the Lenders treat them as co-borrowers hereunder, jointly and severally responsible for the obligations of each other hereunder;

WHEREAS, Borrowers have also requested that certain other amendments be made to the Original Loan Agreement to, among other things, provide for the Term Loan (as defined herein), permit the incurrence of the Bond Debt (as defined herein), permit the repayment of the Subordinated Note (as defined herein) and permit a dividend to be made to Parent, all as more fully set forth herein;

WHEREAS, each Revolving Loan Lender is willing (severally and not jointly) to continue to make revolving loans and other financial accommodations, and each Term Loan Lender is willing (severally and not jointly) to make a term loan, to Borrowers, in each case on a pro rata basis according to its commitments provided for herein on the terms and conditions set forth therein, and Agent is willing to continue to act as agent for the Lenders on the terms and conditions set forth herein; and

WHEREAS, the parties hereto have agreed to amend and restate, in their entirety, the agreements contained in the Original Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto amend and restate the Original Loan Agreement and agree as follows:

SECTION 1.                                      DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1           “Ableco” shall mean Ableco Finance LLC, a Delaware limited liability company.

1.2           “Accounts” shall mean all present and future rights of each Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with any such card.

1.3           “ACH Transactions” shall mean any cash management or related services, including the automatic clearing house transfer of funds by Agent or any of its Affiliates for the account of a Borrower or a Subsidiary of a Borrower pursuant to agreement, or overdrafts.

1.4           “Acquisition” shall mean the purchase by NY&Co of all the Capital Stock of Parent owned by Seller, and all other transactions related thereto, pursuant to the Acquisition Documents.

1.5           “Acquisition Documents” shall mean that certain Stock Purchase Agreement, dated November 22, 2002, entered into by and among Parent, NY&Co and Seller, the Covenant Agreement, and all other documents related to such Stock Purchase Agreement, each in the form of such other documents dated as of November 27, 2002 and entered into by and among the Parent, NY&Co and Seller.

1.6           “Adjusted Eurodollar Rate” shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one percent (1%)) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage.  For purposes hereof, “Reserve Percentage” shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of the Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans.  The Adjusted

Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

1.7           “Affiliate” shall mean, with respect to a specific Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person.  For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

1.8           “Agent” shall have the meaning set forth in the introduction hereof.

1.9           “Agent Payment Account” shall mean account no. 5000000030279 of Agent at Wachovia Bank, National Association, located in Charlotte, North Carolina, ABA no. 053000219, or such other account of Agent as Agent may from time to time designate to Borrowers as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

1.10         “Approved Fund” shall mean with respect to Ableco or any other Lender that is a fund or similar investment vehicle that makes or invests in commercial loans, any fund or similar investment vehicle that invests in commercial loans which is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

1.11         “Arrangement Letter” shall mean that certain confidential letter agreement, captioned “Arrangement Letter,” dated as of the date hereof, between Borrowers and Arranger.

1.12         “Arranger” shall have the meaning set forth in the introduction hereof.

1.13         “Assignment and Acceptance” shall mean an Assignment and Acceptance substantially in the form of Exhibit A-1 or Exhibit A-2 attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender’s interest hereunder in accordance with the provisions of Section 14.7 hereof.

1.14         “Associated Lerner” shall mean Associated Lerner Shops of America, Inc., a New York corporation.

1.15         “Authorized Officer” shall mean either Richard Crystal or Ronald Ristau or such other person as the Board of Directors of each Borrower or both Richard Crystal and Ronald Ristau may designate by written notice to Agent.

1.16         “Availability Compliance Period” shall mean the period of time beginning upon a Compliance Triggering Event and continuing through the Availability Compliance Reinstatement Date.

1.17         “Availability Compliance Reinstatement Date” shall mean the 90th consecutive day on which either (a) the Compliance Excess Availability is equal to at least $15,000,000 or (b) all of the following are true (i) the outstanding balance of the Revolving Loans is

$10,000,000 or less, (ii) the Borrowers have $50,000,000 or more in Qualified Cash, as determined by Agent, and (iii) the Compliance Excess Availability is equal to at least $10,000,000.

1.18         “Availability Compliance Report” shall mean a compliance report delivered by Borrowers to Agent on a monthly basis during the Availability Compliance Period, in form and substance satisfactory to Agent.

1.19         “Average Excess Availability” shall mean the average daily amount, as determined by Agent for the immediately preceding fiscal quarter, of Compliance Excess Availability.

1.20         “Bank Products” shall mean any one or more of the following types of services or facilities extended to a Borrower or a Subsidiary of a Borrower by a Bank Product Provider: (a) credit cards, (b) ACH Transactions, (c) Hedging Transactions, and (d) foreign exchange contracts.

1.21         “Bank Product Providers” shall mean Agent and any of its Affiliates that may, from time to time, provide any Bank Products to any Borrower or any Subsidiary of a Borrower.

1.22         “Bank Product Reserve” shall mean any and all reserves that Agent may establish from time to time, in its sole discretion, for the Bank Products then provided and outstanding so long as either (i) such reserve was established by Agent at the time the Bank Product related thereto was provided by a Bank Product Provider or (ii) such reserve was established with the consent of the Required Term Loan Lenders.

1.23         “Blocked Accounts” shall have the meaning set forth in Section 6.3(a) hereof.

1.24         “Bond Debt” shall have the meaning set forth in Section 9.9(d) hereof.

1.25         “Bond Debt Documentation” shall have the meaning set forth in Section 9.9(d) hereof.

1.26         “Bond Debt Side Letter” shall mean that certain letter agreement between Borrowers and Agent, dated the date hereof, regarding the Bond Debt, as the same may be amended, modified or supplemented from time to time.

1.27         “Borrowing Base” shall mean, at any time, the amount equal to:

(a)           the lesser of:

(i)            the amount equal to:

(A)          the lesser of (1) fifty percent (50%) of the Net Amount of Eligible Sell-Off Vendors Receivables, or (2) $1,500,000 during the Seasonal Advance Period or $1,000,000 during the Non-Seasonal Advance Period, plus

(B)           the lesser of (1) fifty percent (50%) of the Net Amount of Eligible Damaged Goods Vendors Receivables, or (2) $1,000,000, plus

(C)           eighty-five percent (85%) of the Net Amount of the Eligible Credit Card Receivables, plus

(D)          the lesser of:

(1)  the Inventory Loan Limit or

(2)  the lesser of

(y)           the sum of:

(i)            seventy-five percent (75%) (or eighty percent (80%) during the Seasonal Advance Period) multiplied by the sum of (A) the Value of the Eligible Landed Inventory of Borrowers consisting of finished goods minus (B) the amount of shrinkage and/or material variances in Inventory counts as determined by Agent, plus

(ii)           the lesser of seventy percent (70%) multiplied by the Value of the Eligible Domestic In-Transit Inventory of Borrowers or $5,000,000, plus

(iii)          the lesser of (A) seventy-five percent (75%) (or eighty percent (80%) during the Seasonal Advance Period) multiplied by the Landed Value of Eligible In-Transit Inventory or (B) $20,000,000, plus

(iv)          the lesser of (A) seventy-five percent (75%) (or eighty percent (80%) during the Seasonal Advance Period) multiplied by the Landed Value of Eligible In-Transit LC Inventory or (B) $20,000,000, or

(z)            eighty-five percent (85%) (or ninety percent (90%) during the Seasonal Advance Period) of the Net Recovery Percentage multiplied by the Value of such Eligible Inventory, as reflected on the most recent appraisal of the Inventory received and accepted by Agent prior to the date of calculation, plus

(E)           subject to Agent’s satisfactory review of the establishment of a Cash Collateral Account and if the then outstanding balance of the Revolving Loans has been less than $5,000,000 for more than one

Business Day immediately prior to such date of determination, the lesser of (1) ninety-five percent (95%) of the available balance (as determined by Agent) of such Cash Collateral Account or (2) $30,000,000, or

(ii)           the Revolving Loan Limit, minus,

(b)           the Reserves and the Bank Product Reserves.

For purposes of this definition, the advance rates set forth in subparagraph (a)(i)(D)(2) above will be subject to be decreased, upon Agent providing not less than ten (10) Business Days prior telephonic or electronic notice only to Borrowers, based on the results satisfactory to Agent of appraisals of the Inventory conducted twice during any calendar year and to be conducted on a “going out of business sale” basis, net of liquidation expenses, at the expense of Borrowers, conducted by appraisers acceptable to Agent.  For purposes only of applying the Inventory Loan Limit, Agent may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Agent is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations.  In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.  The amounts of Eligible Inventory shall be determined based on the lesser of the amount of Inventory set forth in the general ledgers of Borrowers or the perpetual inventory records maintained by Borrowers.  Agent shall have the right to establish Reserves against or sublimits in the Borrowing Base in such amounts and with respect to such matters as Agent in its sole discretion shall deem necessary or appropriate, at all times and after Agent has completed its updated field audits, examinations and appraisals of the Collateral; provided, however, that, so long as no Event of Default has occurred and is continuing and Borrowers are not in an Availability Compliance Period, Agent shall only give to Borrowers ten (10) Business Days’ telephonic or electronic notice if (a) Agent establishes Reserves relating to new categories of Reserves, (b) Agent changes the methodology of calculating Reserves, or (c) Agent establishes sublimits in the Borrowing Base.  The foregoing notwithstanding, in the event Agent is required to establish Reserves to preserve or protect or maximize the value of the Collateral, Agent shall only provide Borrowers with notice at the time such Reserve is established.

1.28         “Borrowing Base Certificate” shall have the meaning given in Section 7.1(a)(vi) hereof.

1.29         “BSMB” shall mean BSMB/NYCG, LLC, a Delaware limited liability company.

1.30         “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

1.31         “Buy-Out Notice” shall have the meaning given in Section 10.2(d)(ii) hereof.

1.32         “Capital Leases” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

1.33         “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

1.34         “Cash Collateral Account” shall mean a deposit account: (a) maintained by a Borrower as a collateral account with either Wachovia Bank, National Association or LaSalle National Bank, and otherwise mutually satisfactory to Lerner, Agent and the Lenders; (b) that is a money market account which does not contain stocks, bonds, other investment property or interests in such investment property; (c) used by such Borrower to deposit cash collateral for the purpose of supporting advances described in Section 1.27(a)(i)(E) hereof; (d) which contains readily available funds sufficient to support any and all advances that may be requested by Borrowers pursuant to Section 1.27(a)(i)(E) hereof, as determined by Agent; and (e) which is subject to the Cash Collateral Account Control Agreement.  For purposes of clarification, there is no dollar limit on the amount of cash, cash equivalents or investment property that may be deposited in or credited to a Cash Collateral Account at any time.

1.35         “Cash Collateral Account Control Agreement” means a Deposit Account Control Agreement, which, among other things, (a) prohibits the Borrowers from withdrawing or transferring any amounts or investment property from such account except upon the conditions set forth in Section 9.26(f), (b) provides that the bank at which such account is maintained will provide to Agent a daily report as to the balance of such account, and (c) and is otherwise satisfactory to Agent in form and substance.

1.36         “Cash Equivalents” shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above; and (g) other investments as agreed by Agent and Ableco in writing.

1.37         “Central Collection Deposit Account” shall mean any deposit account established by Borrowers that is used by Borrowers to receive deposits from local retail store deposit accounts or from sales of Inventory or other proceeds of Collateral arising from transactions other than sales at local retail stores.

1.38         “Change of Control” shall mean, as of any date of determination (a) prior to the occurrence of an IPO, BSMB and/or one or more of its Affiliates, collectively, cease to (i) own (directly or indirectly), control and have the right to vote a majority of the Voting Stock of NY&Co and (ii) have the right to elect, or cause to be elected, and have elected, or caused to be elected, a majority of the members of the Board of Directors of NY&Co; (b) following the occurrence of an IPO of NY&Co, if any Person and/or one or more of its Affiliates, other than BSMB and/or one or more of its Affiliates, collectively owns 20% or more of the Voting Stock of NY&Co, unless either (i) BSMB and/or one or more of its Affiliates, collectively, own more of the Voting Stock of NY&Co than such Person and/or its Affiliates or (ii) BSMB and/or one or more of its Affiliates has the right to elect, or cause to be elected, and has elected, or caused to be elected, a majority of the members of the Board of Directors of NY&Co; (c) except as permitted under the terms of Section 9.7 hereof, 100% of the Capital Stock of each Borrower and each Obligors ceases to be owned (directly or indirectly) by NY&Co; (d) any Borrower or Obligor does not own 100% of the Capital Stock of any of its Subsidiaries; or (e) the occurrence of any “Change of Control” as defined in the Bond Debt Documentation.

1.39         “Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.40         “Collateral” shall have the meaning set forth in Section 5 hereof.

1.41         “Collateral Access Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to any Borrower, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, in such Collateral, agrees to waive or subordinate any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent’s rights and remedies and otherwise deal with such Collateral and in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Agent, the Lenders and the Bank Product Providers and agrees to follow all instructions of Agent with respect thereto.

1.42         “Compliance Excess Availability” shall mean the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of:  (i) the Borrowing Base (calculated, for this purpose, without giving effect to the Total LC Reserve Amount) and (ii) the Revolving Loan Limit, minus (b) the sum of:  (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding Letter of Credit Accommodations or the outstanding balance of the Term Loan), which, for purposes of clarification, may be a credit balance arising from the overpayment of the Obligations, plus (ii) the Total LC Reserve Amount.

1.43         “Compliance Triggering Event” shall mean the occurrence of any event or events or the existence of any circumstance or circumstances that cause the Compliance Excess Availability under this Agreement to be less than $15,000,000; provided, however, if at any time the Compliance Excess Availability is less than $15,000,000 all of the following conditions are, and continue to be, met, a Compliance Triggering Event shall not be deemed to have occurred: (a) the outstanding balance of the Revolving Loans is $10,000,000 or less, (b) the Borrowers have $50,000,000 or more in Qualified Cash, as determined by Agent, and (c) the Compliance Excess Availability is equal to at least $10,000,000.

1.44         “Congress” shall mean Congress Financial Corporation, a Delaware corporation, in its individual capacity, and its successors and assigns.

1.45         “Covenant Agreement” shall mean that certain Amended and Restated Covenant Agreement dated as of the date hereof and entered into by and among Lerner, NY&Co, LFAS, Inc. and Limited Brands Inc.

1.46         “Covered Taxes” shall have the meaning set forth in Section 6.4(d) hereof.

1.47         “Credit Card Acknowledgments” shall mean, collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Agent acknowledging Agent’s first priority security interest, for and on behalf of Lenders, in the monies due and to become due to any Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, sometimes being referred to herein individually as a “Credit Card Acknowledgment”.

1.48         “Credit Card Agreements” shall mean all agreements now or hereafter entered into by any Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.16 hereto.

1.49         “Credit Card Issuer” shall mean any person (other than a Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc.

1.50         “Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

1.51         “Credit Card Receivables” shall mean all domestic Accounts consisting of the present and future rights of any Borrower, but excluding the Private Label Credit Card Receivables, to payment by any Credit Card Processor or Credit Card Issuer and all information contained on or for use with a credit, charge or debit card issued by a Credit Card Issuer.

1.52         “Credit Facility” shall mean the Revolving Loan Facility and the Term Loan.

1.53         “Current Deferred Compensation Plan” shall mean a deferred compensation/bonus plan covering employees of NY&Co and its Subsidiaries that have options to acquire shares of common stock of NY&Co, which options are unexercised at the time NY&Co pays the dividend(s) to its common stock holders contemplated by Section 9.11(i) hereof, which plan further provides that (a) the plan participants’ maximum entitlement would be fixed at the time of a dividend payment based on the cumulative dividend(s) per share paid on the outstanding common stock since the date of this Agreement, and (b) would be subject to commercially reasonable vesting and payment trigger dates to be established by NY&Co.

1.54         “Default” shall mean an act, condition or event that with notice or passage of time or both would constitute an Event of Default.

1.55         “Defaulting Lender” shall have the meaning set forth in Section 6.9(d) hereof.

1.56         “Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, a Borrower or an Obligor with a deposit account at any bank, and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Borrower or Obligor and such other terms and conditions as Agent may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Agent Payment Account all funds received or deposited into the Blocked Accounts.

1.57         “Disbursement Letter” shall mean an instructional letter executed and delivered by Borrowers to Agent regarding the extensions of credit to be made on the date of this Agreement.

1.58         “Documentation Agent” shall have the meaning set forth in the introduction hereof.

1.59         “Early Termination Fee” shall have the meaning set forth in Section 14.1(d) hereof.

1.60         “EBITDA” shall mean, for any period, without duplication, the total of the following for the Borrowers and Obligors on a consolidated basis, each calculated for such period:  Net Income plus (i) preferred dividends, plus (ii) income tax expense, plus (iii) Interest Expense (including all charges owed with respect to letters of credit), plus (iv) depreciation expense, plus (v) amortization expense, plus (vi) management fees and expenses, as permitted hereunder, paid or accrued, plus (vii) non-cash losses from any sale or disposition of assets, and minus (viii) non-cash gains from any sale or disposition of assets, plus (ix) any other non-cash charges, non-cash expenses, non-cash losses or non-cash restructuring charges of the Borrowers or any Subsidiary of a Borrower for such period, all of the foregoing determined in accordance with GAAP, adjusted as provided in Schedule 1.60(a) hereto; provided, however, for purposes of determining EBITDA for any fiscal month ending prior to the expiration of the 12 months after the date hereof, EBITDA for each fiscal month ending prior to the date hereof shall be the amount set forth in Schedule 1.60(b) hereto.  For purposes of calculating EBITDA for any Measurement Period, (A) acquisitions that have been made by such Person and its Subsidiaries, including through mergers or consolidated and including any related financing transactions, during the Measurement Period shall be deemed to have occurred on the first day of the Measurement Period; provided, however, that only the actual historical results of operations of the Persons so acquired, without adjustment for pro forma expense savings or revenue increases, shall be used for such calculation; and (B) the EBITDA of such Person and its Subsidiaries attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the end of such Measurement Period, shall be excluded.

1.61         “Eligible Credit Card Receivables” shall mean the gross amount of all Credit Card Receivables that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, which conform to all applicable warranties contained herein less, without duplication, the sum of all Credit Card Receivables: (a) for which Agent has not received a Credit Card Acknowledgment, and (b) which are unpaid more than ten (10) days after the date submitted to the appropriate Credit Card Processor for payment.

1.62         “Eligible Damaged Goods Vendors Receivables” shall mean Accounts, other than Credit Card Receivables or Eligible Sell-Off Vendors Receivables, created by any Borrower which are and continue to be acceptable to Agent based on the criteria set forth below.  In general, Accounts shall be Eligible Damaged Goods Vendors Receivables if:

(a)           such Accounts arise from the actual and bona fide sale and delivery of damaged Inventory by such Borrower to a third-party off-price wholesaler satisfactory to Agent,

in the ordinary course of such Borrower’s business, which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b)           such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them;

(c)           such Accounts comply with the terms and conditions contained in Section 7.2(b) of this Agreement;

(d)           such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

(e)           the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada;

(f)            such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

(g)           the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed to be owed by such account debtor may be deemed Eligible Damaged Goods Vendors Receivables);

(h)           there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

(i)            such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those of Agent or those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent;

(j)            neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or any Obligor;

(k)           the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any

State, political subdivision, department, agency or instrumentality thereof, upon Agent’s request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(l)            there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which are likely to result in any material adverse change in any such account debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

(m)          such Accounts are not evidenced by or arising under any instrument or chattel paper;

(n)           such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the original invoice date for them which constitute more than thirty-five percent (35%) of the total Accounts of such account debtor;

(o)           the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order for such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost; and

(p)           such Accounts do not constitute amounts which have been invoiced by such Borrower but with respect to which goods so invoiced have not been delivered to the account debtor.

The criteria for Eligible Damaged Goods Vendors Receivables set forth above may only be changed and any new criteria for Eligible Damaged Goods Vendors Receivables may only be established by Agent in good faith based on either:  (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from Borrowers prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent.  Any Accounts which are not Eligible Damaged Goods Vendors Receivables shall nevertheless be part of the Collateral.

1.63         “Eligible Domestic In-Transit Inventory” shall mean Inventory which is not located at one of the locations of a Borrower set forth on Schedule 1.67 and was not the subject of a Letter of Credit Accommodation issued for the purchase of such Inventory, but which:

(a)           would otherwise constitute Eligible Landed Inventory;

(b)           is located within the continental United States of America and is in transit to one of Borrowers’ locations set forth on Schedule 1.67;

(c)           is in the possession of a person who has executed a Collateral Access Agreement in favor of Agent;

(d)           has been classified as Eligible Domestic In-Transit Inventory for no more than 14 days.

1.64         “Eligible Inventory” shall mean Eligible Landed Inventory, Eligible Domestic In-Transit Inventory, Eligible In-Transit Inventory and Eligible In-Transit LC Inventory.

1.65         “Eligible In-Transit Inventory” means those items of Inventory which are finished goods that do not qualify as Eligible Landed Inventory solely because they are not in a location set forth on Schedule 1.67 or in transit among such locations, but as to which (a) such Inventory was the subject of a documentary Letter of Credit Accommodation that was issued to purchase such Inventory (i.e., such Inventory was in fact purchased in connection with the drawing of such documentary Letter of Credit Accommodation and therefore no longer is the subject of an issued and outstanding documentary Letter of Credit Accommodation), (b) such Inventory currently is in the possession or control of a bailee signatory to a Collateral Access Agreement and is in transit (whether by vessel, air, or land) from a location outside of the continental United States to a location set forth on Schedule 1.67, (c) title to such Inventory has passed to a Borrower, (d) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its discretion, (e) such Inventory either (1) is the subject of a negotiable bill of lading (x) that is consigned to Agent (either directly or by means of endorsements), (y) that was issued by the carrier respecting the subject Inventory, and (z) that is in the possession of Agent or a customs broker or other bailee, in all cases, acting on Agent’s behalf pursuant to a Collateral Access Agreement, or (2) is the subject of a cargo receipt and such cargo receipt was issued by a consolidator respecting the subject Inventory and is either (y) consigned to Agent (either directly or by means of endorsements), or (z) is in the possession of Agent or a customs broker or other bailee, in all cases, acting on Agent’s behalf pursuant to a Collateral Access Agreement, and (f) the applicable Borrower has provided a certificate to Agent that certifies that, to the best knowledge of such Borrower, such Inventory meets all of such Borrower’s representations and warranties contained herein concerning Eligible Inventory, that it knows of no reason why such Inventory would not be accepted by such Borrower when it arrives and that the shipment as evidenced by the documents conforms to the related order documents.

1.66         “Eligible In-Transit LC Inventory” shall mean those items of Inventory which are finished goods that do not qualify as Eligible Landed Inventory solely because they are not in a location set forth on Schedule 1.67 or in transit among such locations, but as to which (a) such Inventory is the subject of an outstanding documentary Letter of Credit Accommodation issued hereunder for the purchase of such Inventory; (b) the documentary Letter of Credit Accommodation issued hereunder for the purchase of such Inventory has not been outstanding more than seventy-five (75) days from its date of issuance, (c) such Inventory currently is in transit (whether by vessel, air, or land) from a location outside of the continental United States to a location set forth on Schedule 1.67 that is the subject of a Collateral Access Agreement, (d) title to such Inventory has passed to a Borrower, (e) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its discretion, (f) such Inventory either (i) is the subject of a negotiable bill of lading (A) that is consigned to Agent (either directly or by means of endorsements), (B) that was issued by the carrier respecting the subject Inventory, and (C) that is in the possession of Agent or a customs broker or other bailee, in all cases, acting on Agent’s behalf pursuant to a Collateral Access Agreement, or (ii) is the subject of a cargo receipt and such cargo receipt was issued by a consolidator respecting the subject Inventory and is either (A) consigned to Agent (either directly or by means of endorsements), or (B) is in the possession of Agent or a customs broker or other bailee, in all cases, acting on Agent’s behalf pursuant to a Collateral Access Agreement, and (g) the applicable Borrower has provided a certificate to Agent that certifies that, to the best knowledge of such Borrower, such Inventory meets all of such Borrower’s representations and warranties contained herein concerning Eligible Inventory, that it knows of no reason why such Inventory would not be accepted by such Borrower when it arrives and that the shipment as evidenced by the documents conforms to the related order documents.

1.67         “Eligible Landed Inventory” shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrowers located in one of the locations of Borrowers set forth on Schedule 1.67 (as such schedule may be updated from time to time by Borrowers to exclude locations which have been closed and/or include additional locations of Inventory which Borrowers are permitted to establish under the terms of this Agreement) which are acceptable to Agent based on the criteria set forth below.  In general, Eligible Landed Inventory shall not include:

(a)           work-in-process;

(b)           raw materials;

(c)           spare parts for equipment;

(d)           packaging and shipping materials;

(e)           supplies used or consumed in Borrowers’ business;

(f)            Inventory at premises other than those owned or leased and controlled by a Borrower unless Agent has either (i) received a Collateral Access Agreement in form and substance satisfactory to Agent with respect to such location or (ii) established a Reserve (in an amount set forth in Section 1.176) with respect to such location;

(g)           Inventory subject to a perfected security interest or lien in favor of any person other than Agent except those permitted in this Agreement including those that are subordinate to the security interest of Agent pursuant to an intercreditor agreement in form and substance satisfactory to Agent between Agent and the holder of such other security interest or lien;

(h)           bill and hold goods;

(i)            obsolete, out-of-season or slow moving Inventory;

(j)            damaged and/or defective Inventory;

(k)           Inventory returned by customers and not held for resale;

(l)            Inventory consisting of samples or displays;

(m)          Inventory held for return to vendors; and

(n)           Inventory purchased or sold on consignment.

General criteria for Eligible Landed Inventory may only be made more restricted and any new criteria for Eligible Landed Inventory may only be established by Agent in good faith, based on either:  (i) an event, condition or other circumstance arising after the date hereof, or (ii) existing on the date hereof to the extent Agent has no written notice thereof from Borrowers prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent.  Any Inventory which is not Eligible Landed Inventory shall nevertheless be part of the Collateral.

1.68         “Eligible Sell-Off Vendors Receivables” shall mean Accounts, other than Credit Card Receivables or Eligible Damaged Goods Vendor Receivables, created by any Borrower which are and continue to be acceptable to Agent based on the criteria set forth below.  In general, Accounts shall be Eligible Sell-Off Vendors Receivables if:

(a)           such Accounts arise from the actual and bona fide sale and delivery of out-of-season or slow moving Inventory by such Borrower to a third-party off-price wholesaler, including Ben Elias and Value City (or any other Person engaged in substantially the same business as Ben Elias or Value City and permitted by Agent), in the ordinary course of such Borrower’s business, which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b)           such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them;

(c)           such Accounts comply with the terms and conditions contained in Section 7.2(b) of this Agreement;

(d)           such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

(e)           the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada;

(f)            such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

(g)           the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the

Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed to be owed by such account debtor may be deemed Eligible Sell-Off Vendors Receivables),

(h)           there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

(i)            such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent;

(j)            neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or any Obligor;

(k)           the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent’s request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(l)            there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which are likely to result in any material adverse change in any such account debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

(m)          such Accounts are not evidenced by or arising under any instrument or chattel paper;

(n)           such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the original invoice date for them which constitute more than thirty-five (35%) of the total Accounts of such account debtor;

(o)           the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order for such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost; and

(p)           such Accounts do not constitute amounts which have been invoiced by such Borrower but with respect to which goods so invoiced have not been delivered to the account debtor.

The criteria for Eligible Sell-Off Vendors Receivables set forth above may only be changed and any new criteria for Eligible Sell-Off Vendors Receivables may only be established by Agent in good faith based on either:  (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from Borrowers prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent.  Any Accounts which are not Eligible Sell-Off Vendors Receivables shall nevertheless be part of the Collateral.

1.69         “Eligible Transferee” shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty percent (50%) owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case (unless otherwise provided herein with regard to the Term Loan) is approved by Agent; and (d) any other commercial bank, financial institution or “accredited investor” (as defined in Regulation D under the Securities Act of 1933) approved by Agent, provided, that, (i) no Borrower, Obligor, Affiliate of any Borrower or Obligor, BSMB or any Affiliate of BSMB shall qualify as an Eligible Transferee, (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Obligor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree and (iii) no Person that is organized under the laws of a jurisdiction other than the United States or any state thereof shall qualify as an Eligible Transferee.

1.70         “Enforcement Action” shall mean the exercise by Agent in good faith of any of its material enforcement rights and remedies as a secured creditor hereunder or under the other Financing Agreements, applicable law or otherwise at any time following the occurrence and during the continuance of an Event of Default (including, without limitation, the demand for the immediate payment of all of the Obligations, the solicitation of bids from third parties to conduct the liquidation of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral, the commencement of any action to foreclose on the security interests or liens of Agent in all or any material portion of the Collateral, notification of account debtors to make payments to Agent, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any portion of the Collateral).

1.71         “Environmental Laws” shall mean all foreign, Federal, State and local laws (including common law), rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to occupational health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.  The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

1.72         “Equipment” shall mean all of each Borrower’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.73         “ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended, together with all rules, regulations and interpretations thereunder or related thereto.

1.74         “ERISA Affiliate” shall mean any person required to be aggregated with any Borrower or any Subsidiary of a Borrower under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

1.75         “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan, except for any such event with respect to which notice has been waived pursuant to applicable regulations; (b) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Pension Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (e) the occurrence of a non-exempt “prohibited transaction” with respect to which any Borrower or any Obligor, or any of their respective Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code); (f) a complete or partial withdrawal by any Borrower, any Obligor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; and (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, any Obligor or any ERISA Affiliate in an amount that could reasonably be expected to have a Material Adverse Effect.

1.76         “Eurodollar Rate” shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one percent (1%)) at which the Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrowers and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of Borrowers.

1.77         “Eurodollar Rate Loans” shall mean the Loans or portions thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

1.78         “Event of Default” shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

1.79         “Excess Availability” shall mean, the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of:  (i) the Borrowing Base (calculated, for this purpose, without giving effect to the Total LC Reserve Amount) and (ii) the Revolving Loan Limit, minus (b) the sum of:  (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding Letter of Credit Accommodations or the outstanding balance of the Term Loan), which, for purposes of clarification, may be a credit balance arising from the overpayment of the Obligations, plus (ii) the Total LC Reserve Amount, plus (iii) the aggregate amount of all outstanding and unpaid trade payables and other obligations of any Borrower which, as reported on the most recent Borrowing Base Certificate for the most recent month end, are outstanding more than forty-five (45) days past due as of such time (other than trade payables or other obligations being contested or disputed by such Borrower in good faith), plus (iv) without duplication, the amount of checks issued by any Borrower to pay trade payables and other obligations which, as reported on the most recent Borrowing Base Certificate for the most recent month end, are more than forty-five (45) days past due as of such time (other than trade payables or other obligations being contested or disputed by such Borrower in good faith), but not yet sent.

1.80         “Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

1.81         “Fee Letter” shall mean that certain confidential letter agreement, captioned “Fee Letter,” dated as of the date hereof, between Borrowers and Agent, for the benefit of the Term Loan Lenders.

1.82         “Financing Agreements” shall mean, collectively, this Agreement, any and all notes, including the Registered Term Notes, made in connection herewith, the Arrangement Letter, the Bond Debt Side Letter, the Fee Letter, the Guaranties, the Stock Pledge Agreements, the Collateral Access Agreements, the Credit Card Acknowledgments, the Deposit Account Control Agreements (together with all other agreements necessary for Agent to take (conditionally or otherwise) dominion of all cash receipts and payments on credit card receivables of each Borrower), the Investment Property Control Agreements, any other security agreements, the Intellectual Property Security Agreements, the Intercompany Subordination Agreement, the Disbursement Letter and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement.

1.83         “Fiscal Year-End” shall mean the dates denoted as Fiscal Year-End dates on Schedule 1.83.

1.84         “First Quarter-End” shall mean the dates denoted as First Quarter-End dates on Schedule 1.83.

1.85         “Fourth Quarter-End” shall mean the dates denoted as Fourth Quarter-End dates on Schedule 1.83.

1.86         “Foreign Subsidiary” shall mean any Subsidiary of any Borrower or Obligor that is a corporation (or is treated as a corporation under the Code) and is not organized under the laws of the United States or a state thereof.

1.87         “Funding Bank” shall have the meaning set forth in Section 3.3(a) hereof.

1.88         “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.18 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof.

1.89         “Gift Certificate and Store Credit Reserve” shall mean, as of any date of determination, a Reserve equal to the amount of fifty-one percent (51%) of all (i) accrued and outstanding gift certificates which any Borrower is obligated to honor and (ii) the aggregate amount of outstanding store credit to be honored by any Borrower.

1.90         “Goods in Progress LC” shall mean a documentary Letter of Credit Accommodation (a) initially requested for the purpose of ordering and ultimately purchasing Inventory which, upon its completion and deposit with a shipper who has executed a Collateral Access Agreement, in form and substance satisfactory to Agent, is reasonably anticipated to be deemed Eligible In-Transit Inventory or Eligible In-Transit LC Inventory, (b) which has not been issued and outstanding for more than seventy-five (75) days and (c) which does not relate to Inventory which has in fact become finished goods which have been deposited for shipment to a

Borrower with a shipper who has executed a Collateral Access Agreement, in form and substance satisfactory to Agent, then such Letter of Credit Accommodation shall no longer be a Goods in Progress LC.

1.91         “Governmental Authority” shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.92         “Guaranties” shall mean those certain general continuing secured guaranties executed and delivered by each Guarantor in favor of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, in form and substance satisfactory to Agent, as the same may be amended, modified or supplemented from time to time, and any other guaranty from time to time executed by any Guarantor in favor of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers.

1.93         “Guarantors” shall mean collectively, NY&Co, Parent, Nevada Factoring, Associated Lerner and Lerner GC, and each sometimes being referred to herein individually as “Guarantor.”

1.94         “Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants, sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become classified as hazardous or toxic under any Environmental Law.

1.95         “Hedging Transactions” shall mean (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options, forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transaction, currency options or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms or conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, including but not limited to, any such obligations or liabilities under any such agreement.

1.96         “In Store Payment” shall have the meaning set forth in the Private Label Credit Card Agreement.

1.97         “Indebtedness” shall mean, with respect to any Person and without duplication, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition of another Person; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; and (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments.

1.98         “Indemnitee” shall have the meaning set forth in Section 11.5 hereof.

1.99         “Information Certificates” shall mean the Information Certificates, dated the date hereof, of Lerner and Lernco, collectively constituting Exhibit I hereto, containing material information with respect to such Person and such Person’s businesses and assets provided by or on behalf of such Person to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.100       “Insolvency Event” shall mean, the commencement of any of the following with respect to any Borrower or any Guarantor: (i) any case or proceeding with respect to such person under the Bankruptcy Code, or any other Federal, State or other bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of all or substantially all of the obligations and indebtedness of such person or (ii) any proceeding seeking the appointment of any receiver, trustee, administrator, liquidator, custodian or other insolvency official with similar powers with respect to such person or all or substantially all of its assets or (iii) any proceeding for liquidation, dissolution or other winding up of the business of such person or (iv) any general assignment for the benefit of creditors or any general marshaling of all or substantially all of the assets of such person.

1.101       “Intellectual Property” shall mean any Borrower’s or any Guarantor’s now owned and hereafter arising or acquired:  patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

1.102       “Intellectual Property Security Agreements” shall mean, collectively, the Lerner Trademark Agreement, the Lernco Trademark Agreement and any other security agreement concerning any Intellectual Property of any Borrower or Obligor at any time delivered to Agent in connection with this Agreement.

1.103       “Intercompany Subordination Agreement” shall mean that certain Amended and Restated Intercompany Subordination Agreement, in form and substance satisfactory to Agent, dated as of the date hereof, and entered into by and among the Borrowers, their Affiliates and Agent, as the same may be amended, modified or supplemented from time to time.

1.104       “Interest Expense” shall mean, for any period, total interest expense in accordance with GAAP of Borrowers and Guarantors on a consolidated basis with respect to all outstanding Indebtedness.

1.105       “Interest Period” shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrowers may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

1.106       “Inventory” shall mean all of each Borrower’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower as lessor; (b) are held by such Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower under a contract of service; (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business; or (e) are goods in transit to such Borrower.

1.107       “Inventory Loan Limit” shall mean $90,000,000.

1.108       “Investment Property Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, any Borrower or any Obligor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or such Obligor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of such Borrower or such Obligor and including such other terms and conditions as Agent may require.

1.109       “IPO” shall mean a public offering of stock or other equity securities of NY&Co that is subject to a firm commitment underwriting managed by a nationally recognized underwriter.

1.110       “Landed Value” shall mean, with respect to Eligible In-Transit Inventory or Eligible In-Transit LC Inventory, the sum of (a) the face amount of all documentary Letter of Credit Accommodations issued under this Agreement for purposes of purchasing such Inventory from a Person who is not an Affiliate of any Borrower plus (b) the amount of freight, customs, taxes and duty and other amounts which Agent estimates must be paid upon the arrival and in connection with the delivery of such Inventory to a Borrower’s location for Eligible Landed Inventory within the United States of America.

1.111       “LC Reserve Amount” shall mean, with respect to each Letter of Credit Accommodation provided under this Agreement, the amount equal to:

(a)           if such Letter of Credit Accommodation is a Goods in Progress LC and the Non-Reserved LC Amount does not then exceed Twenty Million Dollars ($20,000,000), the sum of (i) twenty-five percent (25%) (or twenty percent (20%) during the Seasonal Advance Period) of the face amount of such Goods in Progress LC plus (ii) freight, taxes, duty, and other amounts which Agent estimates must be paid in connection with the delivery of the Inventory ordered thereunder to a Borrower’s location for Eligible Landed Inventory within the United States of America; or

(b)           if such Letter of Credit Accommodation is for any other purpose, including, if it does not meet any of the conditions for being a Goods in Progress LC or if the Non-Reserved LC Amount does then exceed Twenty Million Dollars ($20,000,000), the sum of (i) one hundred percent (100%) of the face amount of the proposed Letter of Credit Accommodation plus (ii) if such Letter of Accommodation is for the purchase of Inventory, freight, taxes, duty, and other amounts which Agent estimates must be paid in connection with the delivery of such Inventory to a Borrower’s location for Eligible Landed Inventory within the United States of America, plus (iii) all other commitments and obligations made or incurred by Agent with respect thereto.

1.112       “Lender Register” shall have the meaning given in Section 14.7(b) hereof.

1.113       “Lenders” shall mean the Persons who are signatories hereto as Lenders and other Persons made a party to this Agreement as a Lender in accordance with Section 14.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a “Lender”.

1.114       “Lernco” shall have the meaning given in the introduction hereto.

1.115       “Lernco Trademark Agreement” shall mean that certain Amended and Restated Collateral Assignment of Trademarks (Security Agreement), entered into by Lernco in favor of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, as the same may be amended, modified or supplemented from time to time.

1.116       “Lerner” shall have the meaning given in the preamble hereto.

1.117       “Lerner GC” shall mean Lerner New York GC, LLC, an Ohio limited liability company.

1.118       “Lerner Stock Pledge Agreement” shall mean that certain Amended and Restated Stock Pledge Agreement, in form and substance satisfactory to Agent, executed and delivered by Lerner to Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, with respect to the pledge of 100% of the Capital Stock of Associated Lerner, Lernco and Lerner GC, owned by Lerner, as the same may be amended, modified or supplemented from time to time.

1.119       “Lerner Trademark Agreement” shall mean that certain Collateral Assignment of Trademarks (Security Agreement), entered into by Lerner in favor of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, as the same may be amended, modified or supplemented from time to time.

1.120       “Letter of Credit Accommodations” shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Agent or any Revolving Loan Lender for the account of any Borrower or any Obligor or (b) with respect to which Agent or Revolving Loan Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower or any Obligor of its obligations to such issuer; sometimes being referred to herein individually as “Letter of Credit Accommodation”.

1.121       “Letter of Credit Fee” shall have the meaning set forth in Section 2.2(b) hereof.

1.122       “Leverage Ratio” shall mean, at the end of any fiscal month, the ratio computed for the period consisting of twelve consecutive fiscal months ended on such date of (a) the principal amounts of the Loans and any other secured Indebtedness of any Borrower that are outstanding as of the last day of such period to (b) Borrowers’ EBITDA for such period.

1.123       “Leverage Ratio (Funded)” shall mean, at the end of any fiscal month, the ratio computed for the period consisting of twelve consecutive fiscal months ended on such date of (a) the principal amounts of the Loans and any other secured Indebtedness of any Borrower (other than Letter of Credit Accommodations) that are outstanding as of the last day of such period to (b) Borrowers’ EBITDA for such period.

1.124       “License Agreements” shall have the meaning set forth in Section 8.11 hereof.

1.125       “Loan Parties” means the Borrowers, the Guarantors and the Obligors.

1.126       “Loans” shall mean the Revolving Loans, the Special Agent Advances, the Term Loan and the Letter of Credit Accommodations.

1.127       “Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, business, performance or operations of either the Borrowers taken as a whole or the Loan Parties taken as a whole; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (d) the Collateral or its value; (e) the ability of the Borrowers, taken as a whole, to repay the Obligations or of either the Borrowers, taken as a whole, or the Loan Parties, taken as a whole, to perform their obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

1.128       “Material Contract” shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower or Obligor involving liability for $5,000,000 or more of Indebtedness owed to any Person (other than another Loan Party) or (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

1.129       “Maximum Credit” shall mean the amount of $165,000,000.

1.130       “Measurement Period” shall mean the twelve-month period ending on the last day of any month in which EBITDA is to be measured, taken as a single accounting period.

1.131       “Multiemployer Plan” shall mean a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.

1.132       “Net Amount of Eligible Credit Card Receivables” shall mean, the gross amount of the Eligible Credit Card Receivables less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

1.133       “Net Amount of Eligible Damaged Goods Vendors Receivables” shall mean the gross amount of the Eligible Damaged Goods Vendors Receivables less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

1.134       “Net Amount of Eligible Sell-Off Vendors Receivables” shall mean, the gross amount of the Eligible Sell-Off Vendors Receivables less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

1.135       “Net Income” shall mean, for any period, the net income (or loss) of the Borrowers and Obligors on a consolidated basis for such period taken as a single accounting period as determined in accordance with GAAP; provided, however, there shall be excluded therefrom (i) unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP and (ii) items classified as a cumulative effect of an accounting change or as extraordinary items, in accordance with GAAP; provided, further, for clarification purposes, stores openings and closings in ordinary course shall not be considered extraordinary for the purposes hereof.

1.136       “Net Recovery Percentage” shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time a “net orderly liquidation value” basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable Value of the aggregate amount of the Inventory subject to such appraisal.

1.137       “Nevada Factoring” shall mean Nevada Receivable Factoring, Inc., a Nevada corporation.

1.138       “Non-Borrower Receivables” shall mean those receivables owned by World Bank, Nevada Factoring or any Person other than a Borrower, with respect to which the proceeds thereof are, at any time, in the possession of a Borrower or in a deposit account of a Borrower and such Borrower maintains possession or control of such proceeds for the benefit of World Bank, Nevada Factoring or any other such Person pursuant to the Private Label Credit Card Agreement or any other agreement.

1.139       “Non-Consenting Lender” shall have the meaning set forth in Section 11.3(d) hereof.

1.140       “Non-Recourse Agreement” shall mean that certain agreement dated as of November 27, 2002 and entered into by and among Lerner, Nevada Factoring and World Bank.

1.141       “Non-Reserved LC Amount” shall mean, as of any date of determination, seventy-five percent (75%) (or eighty percent (80%) during the Seasonal Advance Period) of the face amount of each Goods in Progress LC then outstanding.

1.142       “Non-Seasonal Advance Period” shall mean those periods during any calendar year other than the Seasonal Advance Period.

1.143       “Notice of Default or Failure of Condition” shall have the meaning set forth in Section 12.3(a) hereof.

1.144       “Notice of Retention” shall have the meaning set forth in Section 9.11(i) hereof.

1.145       “NY&Co” shall mean NY & Co. Group, Inc., a Delaware corporation.

1.146       “NY&Co Stock Pledge Agreement” shall mean that certain Amended and Restated Stock Pledge Agreement, in form and substance satisfactory to Agent, executed and delivered by NY&Co to Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, with respect to the pledge of 100% of the Capital Stock of Parent owned by NY&Co, as the same may be amended, modified or supplemented from time to time.

1.147       “Obligations” shall mean the Term Loan, any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Borrower to Agent or any Lender and/or any of their Affiliates, including all obligations arising under or in connection with Bank Products, whether consisting of principal, interest, charges, fees, costs and expenses, fees relating to Letters of Credit even if such fees were incurred prior to the date of the Original Loan Agreement, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower or any Guarantor or Obligor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

1.148       “Obligor” shall mean any Guarantor (other than NY&Co), endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than a Borrower or NY&Co.

1.149       “Original Loan Agreement” shall have the meaning set forth in the recitals hereof.

1.150       “Parent” shall have the meaning set forth in recitals hereof.

1.151       “Parent Stock Pledge Agreement” shall mean that certain Amended and Restated Stock Pledge Agreement, in form and substance satisfactory to Agent, executed and delivered by Parent to Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, with respect to the pledge of 100% of the Capital Stock of Borrower and Nevada Factoring owned by Parent, as the same may be amended, modified or supplemented from time to time.

1.152       “Participant” shall mean any Person that acquires and holds a participation in the interest of any Lender in any of the Revolving Loans, Letter of Credit Accommodations or the Term Loan in conformity with the provisions of Section 14.7 of this Agreement governing participations.

1.153       “Participant Register” shall have the meaning given in Section 14.7(h) hereof.

1.154       “Pension Plan” shall mean a Plan that is subject to Title IV of ERISA.

1.155       “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.156       “Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or any Obligor or, solely with respect to an employee benefit plan subject to Title IV of ERISA, an ERISA Affiliate sponsors or to which it contributes, or a Multiemployer Plan.

1.157       “Prime Rate” shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

1.158       “Prime Rate Loans” shall mean the Loans or any portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

1.159       “Priority Event” shall mean the occurrence of any one or more of the following: (a) the occurrence and continuance of an Event of Default under Section 10.1(a)(i) hereof with respect to any Borrower’s failure to pay any of the Obligations related to the Revolving Loans (including principal, interest, fees and expenses attributable thereto); (b) the occurrence and continuance of an Event of Default under Sections 10.1(g) or 10.1(h) hereof; or (c) the occurrence of any other Event of Default and the acceleration by Agent of the payment of all or a material portion of the Obligations related to the Revolving Loans.

1.160       “Private Label Credit Card Agreement” shall mean that certain Private Label Credit Card Program Agreement, dated as of August 8, 2002, and entered into by and among Lerner, Nevada Factoring, and World Bank.

1.161       “Private Label Credit Card Receivables” shall mean those Accounts and other indebtedness owed to Lerner arising under Lerner’s private label credit card program and sold or otherwise assigned or transferred by Lerner to Nevada Factoring or World Bank, directly or indirectly.

1.162       “Pro Rata Share” shall mean:

(a)           with respect to a Revolving Loan Lender’s obligation to make Revolving Loans and right to receive payments relative thereto, the fraction (expressed as a percentage) the numerator of which is such Lender’s Revolving Loan Commitment and the denominator of which is the aggregate amount of all of the Revolving Loan Commitments of all Revolving Loan Lenders;

(b)           with respect to a Term Loan Lender’s obligation to make the Term Loan and right to receive payments relative thereto, the fraction (expressed as a percentage) the numerator of which is such Lender’s Term Loan Commitment and the denominator of which is the aggregate amount of all of the Term Loan Commitments of all Term Loan Lenders; and

(c)           with respect to all other matters (including the indemnification obligations arising under Section 12.5 hereof), the fraction (expressed as a percentage) the numerator of which is such Lender’s Total Commitment and the denominator of which is the aggregate amount of all of the Total Commitments of all Lenders.

1.163       “Provision for Taxes” shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

1.164       “Purchase Price” shall have the meaning given in Section 10.2(d)(iii) hereof.

1.165       “Qualified Cash” shall mean, as of any date of determination, the amount of cash carried by any Borrower on its balance sheet, other than cash in the Cash Collateral Account or any Blocked Account, which is in an account subject to a Deposit Account Control Agreement and with respect to which Agent has received statements of the available balances thereof from the bank or other financial institution at which such account is maintained which confirm such amounts; provided, however, for purposes of any calculation of the amount of Qualified Cash that may be required under the provisions of this Agreement, such calculation shall not include any proceeds of the Bond Debt then contained in any such account or otherwise held by any Borrower; provided, further, however, if a Notice of Retention has been received by Agent, the Retained Amount indicated in such Notice of Retention which is contained in any such account shall be included in the calculation of Qualified Cash.

1.166       “Real Property” shall mean all now owned and hereafter acquired real property of any Borrower and any Obligor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

1.167       “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of each Borrower: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to such Borrower or otherwise in favor of or delivered to such Borrower in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to such Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by such Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of such Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to such Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to such Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which such Borrower is a beneficiary).

1.168       “Records” shall mean all of each Borrower’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other person).

1.169       “Reference Bank” shall mean Wachovia Bank, National Association, or such other bank as Agent may from time to time designate.

1.170       “Register” shall have the meaning set forth in Section 14.7(b) hereof.

1.171       “Registered Term Loan” shall have the meaning set forth in Section 2.3(c) hereof.

1.172       “Registered Term Note” shall have the meaning set forth in Section 2.3(c) hereof.

1.173       “Report” or “Reports” shall have the meaning set forth in Section 12.10(a) hereof.

1.174       “Required Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate fifty-nine percent (59%) or more of the aggregate of the Total Commitments of all Lenders.

1.175       “Required Revolving Loan Lenders” shall mean, at any time, those Revolving Loan Lenders whose Pro Rata Shares aggregate sixty-six and two-thirds percent (66 2/3%) or more of the aggregate of the Revolving Loan Commitments of all Revolving Loan Lenders.

1.176       “Required Term Loan Lenders” shall mean, at any time, those Term Loan Lenders whose Pro Rata Shares aggregate fifty-one percent (51%) or more of the aggregate of the Term Loan Commitments of all Term Loan Lenders.

1.177       “Reserves” shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers under the lending formula(s) provided for herein:  (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value or (ii) the assets, business or prospects of any Borrower or any Obligor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent’s good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or any Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect.  To the extent Agent may decrease the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Sell-Off Vendors Receivables, Eligible Damaged Goods Vendors Receivables, Eligible Credit

Card Receivables or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose.  The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.  For purposes of this definition, and without limiting the foregoing, “Reserves” shall include: (u) the Total LC Reserve Amount, (v) the Gift Certificate and Store Credit Reserve, (w) such amounts, as determined by Agent, for amounts at any time due or to become due to the owner, lessor or operator of any facility at which Eligible Inventory may be located with respect to which Agent has not received a Collateral Access Agreement, in form and substance satisfactory to Agent, provided that, with respect to facilities leased by a Borrower which are located in a jurisdiction which affords the lessor thereof a lien, or other such rights, on any of the Collateral for unpaid rent or other amounts, which lien may have priority over Agent’s liens on or rights to the Collateral, such amount shall equal three (3) months rent for such facility plus any amounts past due, (x) such amounts, as determined by Agent, for sales, excise or similar taxes that are (i) past due and (ii) not being contested in good faith and not subject to liens filed against any Borrower with respect thereto, (y) such amounts, as determined by Agent, for payments owed by any Borrower to bailees, customs brokers or freight forwarders for the services provided by such bailees, customs brokers or freight forwarders in an amount not to exceed $1,000,000, plus such freight, customs, taxes and duty and other amounts which Agent estimates must be paid upon the arrival and in connection with the delivery to a Borrower’s location for Eligible Inventory within the United States of America of any Inventory ordered or purchased by any Borrower under a documentary Letter of Credit Accommodation or which constitutes any portion of the Borrowing Base; provided, that, in calculating such amounts, Agent shall give reasonable consideration to the existence of the WIIC LC, and (z) upon an Event of Default or if Borrowers’ Compliance Excess Availability is less than $10,000,000, such amounts, as determined by Agent, for Service Costs owed to Limited Brands, Inc. or any of its Affiliates and payable by any Borrower or any of their Affiliates arising from logistic or information technology services to be provided by Limited Brands, Inc. for the benefit of any Borrower or its Affiliates pursuant to the Transition Services Agreement in an amount not to exceed $1,000,000.

1.178       “Retained Amount” shall have the meaning set forth in Section 9.11(i) hereof.

1.179       “Revolving Loan Commitment” shall mean, as to any Lender: (a) at any time prior to the termination of the Revolving Loan Commitments, the amount of such Lender’s revolving loan commitment as set forth on Schedule 1.205 hereto or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender under this Agreement, as such amount may be adjusted from time to time in accordance with the provisions of Section 14.7 hereof, and (b) after the termination of the Revolving Loan Commitments, the unpaid amount of Revolving Loans and Special Agent Advances made by such Lender and such Lender’s interest in the outstanding Letter of Credit Accommodations, in each case as the same may be adjusted from time to time in accordance with the terms hereof.

1.180       “Revolving Loan Credit Facility” shall mean the Revolving Loans and Letter of Credit Accommodations provided to or for the benefit of Borrowers pursuant to the terms of this Agreement.

1.181       “Revolving Loan Interest Rate” shall mean:

(a)           Subject to clauses (b) and (c) of this Section 1.180:

(i)            as to Revolving Loans that are Prime Rate Loans, a rate equal to the Prime Rate,

(ii)           as to Revolving Loans that are Eurodollar Rate Loans, a rate equal to two percent (2.00%) per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers, as in effect two (2) Business Days after the date of receipt by Agent of the request of or on behalf of Borrowers for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrowers).

(b)           So long as no Event of Default has occurred and is continuing, on a quarterly basis, effective on the first day of the first month following receipt of Borrowers’ quarterly financial statements, the Revolving Loan Interest Rate will be adjusted to reflect the lowest Revolving Loan Interest Rate applicable based on (i) Borrowers’ EBITDA during the twelve (12) month period ending on the last day of the immediately preceding fiscal quarter, or (ii) Borrowers’ Average Excess Availability for the immediately preceding fiscal quarter, as set forth below:

EBITDA	Average Excess Availability	Adjusted Prime Rate Basis	Adjusted Eurodollar Rate Basis

Greater than $65,000,000	Greater than $30,000,000	0.00%	2.00%

Greater than $40,000,000 but equal to or less than $65,000,000	Greater than $15,000,000 but equal to or less than $30,000,000	0.25%	2.25%

Equal to or less than $40,000,000	Equal to or less than $15,000,000	0.50%	2.50%

(c)           Notwithstanding anything to the contrary contained in clauses (a) and (b) of this Section 1.180, the Revolving Loan Interest Rate shall mean the rate of two and one-half percent (2.50%) per annum in excess of the Prime Rate as to Revolving Loans that are Prime Rate Loans and the rate of four and one-half percent (4.50%) per annum in excess of the Adjusted Eurodollar Rate as to Revolving Loans that are Eurodollar Rate Loans, at Agent’s option or, upon the written direction of Required Revolving Loan Lenders, (i) either (A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing and (ii) on the Revolving Loans at any time outstanding in excess of the Borrowing Base or the Revolving Loan Limit (whether or not such excess(es) arise or are made with or without Agent’s or any Lender’s knowledge or consent and whether made before or after an Event of Default).

1.182       “Revolving Loan Lender” shall mean any Lender having a Revolving Loan Commitment.

1.183       “Revolving Loan Limit” shall mean, at any time, the amount equal to $90,000,000.

1.184       “Revolving Loan Maturity Date” shall mean March 16, 2007 or, unless the Revolving Loan Facility or this Agreement is sooner terminated in accordance with the terms of this Agreement, March 16 of each year thereafter.

1.185       “Revolving Loans” shall mean the loans now or hereafter made by or on behalf of any Revolving Loan Lender or by Agent for the account of any Revolving Loan Lender on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

1.186       “Seasonal Advance Period” shall mean the period commencing on May 1 and ending on November 30 of each calendar year.

1.187       “Second Quarter-End” shall mean the dates denoted as Second Quarter-End dates on Schedule 1.83.

1.188       “Seller” shall mean LFAS, Inc., a Delaware corporation.

1.189       “Service Costs” shall have the meaning set forth in the Transition Services Agreement.

1.190       “Settlement Period” shall have the meaning set forth in Section 6.9(b) hereof.

1.191       “Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date of the Original Loan Agreement, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

1.192       “Special Agent Advances” shall have the meaning set forth in Section 12.11 hereof.

1.193       “Specified Amounts” shall have the meaning set forth in Section 6.4(b)(i) hereof.

1.194       “Specified Default” shall mean an Event of Default under Sections 10.1(a)(i), 10.1(a)(iii) (to the extent arising as a result of the failure to comply with Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.17 or 9.18 hereof), 10.1(g) or 10.1(h) hereof.

1.195       “Standstill Period” shall mean the 120 day period commencing on the date that Agent receives a written notice of a Specified Default, executed and delivered by the Required Term Loan Lenders, demanding the accelerated payment by Borrower of the Term Loan and all Obligations payable in connection with the Term Loan and requesting that Agent commence one or more Enforcement Actions.

1.196       “Stock Pledge Agreements” shall mean, collectively, the NY&Co Stock Pledge Agreement, the Parent Stock Pledge Agreement, the Lerner Stock Pledge Agreement and any other stock pledge agreement at any time made in favor of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, in connection with this Agreement.

1.197       “Subordinated Note” shall mean that certain 10% Subordinated Note, dated as of November 27, 2002, and issued by NY&Co for the benefit of Seller in the amount of $75,000,000, including, without limitation, subordination and intercreditor terms for Agent’s contractual benefit.

1.198       “Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

1.199       “Taxes” shall have the meaning set forth in Section 6.4(d) hereof.

1.200       “Term Loan” shall have the meaning set forth in Section 2.3 hereof.

1.201       “Term Loan Commitment” shall mean, as to any Lender: (a) at any time prior to the making of the Term Loan, the amount of such Lender’s term loan commitment as set forth on Schedule 1.205 hereto or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender under this Agreement, as such amount may be adjusted from time to time in accordance with the provisions of Section 14.7 hereof, and (b) at any time after the making of the Term Loan, that portion of the Term Loan made by and owing to such Lender, in each case as the same may be adjusted from time to time in accordance with the terms hereof.

1.202       “Term Loan Interest Rate” shall mean, for any month during which any Obligations related to the Term Loan are outstanding, a per annum rate equal to the greater of (a) five and one-half (5.5) percentage points in excess of the Adjusted Eurodollar Rate (when calculated using the Eurodollar Rate existing as of the last day of the month ended immediately prior to such month and an Interest Period of one month) or (b) six and three-quarters percent (6.75%); provided, however, at Agent’s option or, upon the written direction of the Required Term Loan Lenders, the Term Loan Interest Rate shall be increased by two (2.0) percentage points either (i) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (ii) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing.

1.203       “Term Loan Lender” shall mean any Lender having a Term Loan Commitment.

1.204       “Term Loan Maturity Date” shall mean the earlier to occur of (a) March 13, 2009 or (b) the Revolving Loan Maturity Date.

1.205       “Third Quarter-End” shall mean the dates denoted as Third Quarter-End dates on Schedule 1.83.

1.206       “Total Commitment” shall mean, as to each Lender, the sum of such Lender’s Revolving Loan Commitment, if any, plus such Lender’s Term Loan Commitment, if any, as set forth on Schedule 1.205 hereto, or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender under this Agreement, as such amounts may be adjusted from time to time in accordance with the provisions of Section 14.7 hereof.

1.207       “Total LC Reserve Amount” shall mean, as of any date of determination, the aggregate amount of all LC Reserve Amounts for all Letter of Credit Accommodations then outstanding.

1.208       “Transition Services Agreement” shall mean collectively, those certain transition services agreements, dated as of November 27, 2002, and entered into by and among Seller, NY&Co and Lerner.

1.209       “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date of the Original Loan Agreement shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine); provided, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Agent pursuant to the applicable Financing Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Financing Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

1.210       “Unused Line Fee” shall have the meaning set forth in Section 3.2(a) hereof.

1.211       “Value” shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a specific identification basis in accordance with

GAAP or (b) market value; provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include:  (A) the portion of the value of Inventory equal to the profit earned by a Borrower or any Affiliate of any Borrower on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date of the Original Loan Agreement, if any.

1.212       “Voting Stock” shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

1.213       Warrant” shall mean that certain stock purchase warrant, dated November 27, 2002, issued by NY&Co to Seller initially to purchase 920,245 shares of NY&Co common stock, and any securities issued by NY&Co upon exercise, or in exchange or replacement, thereof.

1.214       “WIIC LC” shall mean, that certain Irrevocable Standby Letter of Credit Number SM201931W, issued by Wachovia Bank, N.A. for the account of Lerner on February 4, 2003 for the benefit of Washington International Insurance Company in the amount of $4,000,000.

1.215       “World Bank” shall mean World Financial Network National Bank.

SECTION 2.                                      CREDIT FACILITIES

2.1           Revolving Loans.

(a)           Subject to and upon the terms and conditions contained herein, each Revolving Loan Lender severally (and not jointly) agrees to fund its Pro Rata Share of Revolving Loans to Borrowers from time to time in amounts requested by any Borrower up to the amount outstanding at any time equal to the lesser of: (i) the Borrowing Base at such time or (ii) the Revolving Loan Limit.

(b)           Agent may, in its discretion, from time to time, upon not less than ten (10) Business Days prior telephonic or electronic notice only to Borrowers, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent determines in good faith that:  (i) the number of days of the turnover of the Inventory for any period has adversely changed or (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, including any decrease attributable to a material change in the nature, quality or mix of the Inventory.  The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Agent in good faith.  In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Sell-Off Vendors Receivables, Eligible Damaged Goods Vendors Receivables, Eligible Credit Card Receivables, Eligible Inventory or in establishing Reserves.

(c)           Except with the consent of all Lenders, or as otherwise provided in Sections 12.8 and 12.11, (i) the aggregate amount of the Loans outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time to Borrowers shall not exceed the lesser of the Borrowing Base or the Revolving Loan Limit, and (iii) the aggregate principal amount of the Revolving Loans outstanding at any time to Borrowers based on the Eligible Inventory shall not exceed the Inventory Loan Limit.

(d)           In the event that the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding to Borrowers exceeds the Borrowing Base or the Revolving Loan Limit, the aggregate principal amount of Revolving Loans and Letter of Credit Accommodations based on the Eligible Inventory exceed the Inventory Loan Limit, or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e), such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrowers shall immediately repay to Agent the entire amount of any such excess(es).

2.2           Letter of Credit Accommodations.

(a)           Subject to and upon the terms and conditions contained herein, at the request of any Borrower, Agent agrees, for the ratable risk of each Revolving Loan Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of Borrowers containing terms and conditions acceptable to Agent and the issuer thereof.  Any payments made by or on behalf of Agent or any Revolving Loan Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations provided to or for the benefit of any Borrower shall constitute additional Revolving Loans to Borrowers pursuant to this Section 2 (or Special Agent Advances as the case may be).

(b)           In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Agent, for the benefit of Revolving Loan Lenders, a letter of credit fee at a rate equal to one and one-half percent (1.50%) per annum (the “Letter of Credit Fee”), on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month; provided, however, that, so long as no Event of Default has occurred and is continuing, on a quarterly basis, effective on the first day of the first month following receipt of Borrowers’ quarterly financial statements, the Letter of Credit Fee will be adjusted to reflect the lowest Letter of Credit Fee applicable based on (i) Borrowers’ EBITDA, during the twelve (12) month period ending on the last day of the immediately preceding fiscal quarter, or (ii) Borrowers’ Average Excess Availability for the immediately preceding fiscal quarter, as set forth below:

EBITDA	Average Excess Availability	Adjusted Letter of Credit Fee

Greater than $65,000,000	Greater than $30,000,000	1.50%

Greater than $40,000,000 but equal to or less than $65,000,000	Greater than $15,000,000 but equal to or less than $30,000,000	1.50%

Equal to or less than $40,000,000	Equal to or less than $15,000,000	1.75%

; provided, further, however, that Agent may, and upon the written direction of the Required Revolving Loan Lenders shall, require Borrowers to pay to Agent for the ratable benefit of Revolving Loan Lenders such Letter of Credit Fee, at a rate equal to three and three-quarters of one percent (3.75%) per annum on such daily outstanding balance for:  (i) the period from and after the date of termination hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing.  Such Letter of Credit Fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.

(c)           A Borrower shall give Agent one (1) Business Day’s prior written notice of such Borrower’s request for the issuance of a commercial Letter of Credit Accommodation and two (2) Business Days’ prior written notice of such Borrower’s request for the issuance of a stand-by Letter of Credit Accommodation.  Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation.  Such Borrower shall attach to such notice the proposed terms of the Letter of Credit Accommodation.

(d)           In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent:  (i) the applicable Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and Agent, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Agent and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) after giving effect to the LC Reserve Amount applicable to such requested Letter of Credit Accommodation, the aggregate amount of the Obligations then outstanding would not exceed the Borrowing Base or the Revolving Loan Limit.  Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in an amount equal to the LC Reserve Amount for such Letter of Credit Accommodation.

(e)           Except with the consent of all Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith shall not at any time exceed $75,000,000.

(f)            Each Borrower shall indemnify and hold Agent and Revolving Loan Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Revolving Loan Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of Agent or any Revolving Loan Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction.  Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower’s agent.  Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder.  Each Borrower hereby releases and holds Agent and Revolving Loan Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by such Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or willful misconduct of Agent or any Revolving Loan Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.  The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

(g)           At any time during an Availability Compliance Period, in connection with Inventory purchased pursuant to Letter of Credit Accommodations during such Availability Compliance Period, each Borrower shall, at Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver them to Agent and/or subject to Agent’s order, and if they shall come into any Borrower’s possession, to deliver them, upon Agent’s request, to Agent in their original form.  Each Borrower shall also, at Agent’s request, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

(h)           Each Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name such Borrower as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor.  Nothing contained herein shall be deemed or construed to grant any Borrower any right or authority to pledge the credit of Agent or any Revolving Loan Lender in any manner.  Agent and Revolving Loan Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or any Revolving Loan Lender unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation.  Borrowers shall be bound by any reasonable interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions from any Borrower.

(i)            At any time an Event of Default exists or has occurred and is continuing, Agent shall have the right and authority to, and no Borrower shall, without the prior written consent of Agent, (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, (iv) grant any extensions of the maturity of, time of payments for, or time of presentation of, any drafts, acceptances, or documents, and (v) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.  Agent may take such actions either in its own name or in any Borrower’s name.

(j)            At any time, so long as no Event of Default exists or has occurred and is continuing, any Borrower may, with Agent’s consent, (i) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (ii) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral; provided, that, such Borrower may approve or resolve any questions of non-compliance of documents following notice to Agent thereof and without Agent’s consent except as otherwise provided in Section 2.2(i).

(k)           Any rights, remedies, duties or obligations granted or undertaken by any Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower to Agent for the ratable benefit of Revolving Loan Lenders.  Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by such Borrower to Agent for the ratable benefit of Revolving Loan Lenders and to apply in all respects to such Borrower.

(l)            Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Revolving Loan Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Loan Lender’s Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

(m)          Borrowers are irrevocably and unconditionally, jointly and severally, obligated, without presentment, demand or protest, to pay to Agent any amounts paid by an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Revolving Loans in accordance with Section 2.2(a) or otherwise).  In the event that Borrowers fail to pay Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, Agent (to the extent it has actual notice thereof) shall promptly notify each Revolving Loan Lender of the unreimbursed amount of such payment and each Revolving Loan Lender agrees, upon one (1) Business Day’s notice, to fund to Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount.  The obligation of each Revolving Loan Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance.  If such amount is not made available by a Revolving Loan Lender when due, Agent shall be entitled to recover such amount on demand from such Revolving Loan Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Revolving Loan Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

2.3           Term Loan.

(a)           Subject to the terms and conditions contained herein, upon the initial closing under this Agreement, each Term Loan Lender severally (and not jointly) agrees to make a term loan to Borrowers (collectively, the “Term Loan”) in an amount equal to such Term Loan Lender’s Pro Rata Share of Seventy-Five Million Dollars ($75,000,000).  Except as Agent and Term Loan Lenders may otherwise agree, each Term Loan Lender shall make the amount of such Term Loan Lender’s Term Loan available to Agent in immediately available funds by no later than 12:00 noon New York time on the date of the initial closing under this Agreement.  After Agent’s receipt of the proceeds, Agent shall make the proceeds of the Term Loan available to Borrowers as provided in Section 6.5 hereof.

(b)           The outstanding principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the earlier of (i) the Term Loan Maturity Date, (ii) the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration, or (iii) the date of termination of the Revolving Credit Facility.  Subject to the provisions of Section 2.3(d) below, the Term Loan may be prepaid in whole or in part at any time without premium or penalty, but once repaid may not be reborrowed.

(c)           Agent, on behalf of Borrowers, agrees to record the Term Loan on the Register.  The Term Loan recorded on the Register (the “Registered Term Loan”) may not be evidenced by promissory notes other than a Registered Term Note (as defined below).  Upon the registration of a Term Loan, any promissory note (other than a Registered Term Note) evidencing the same shall be null and void and shall be returned to Borrowers.  Borrowers agree, at the request of the Required Term Loan Lenders, to execute and deliver to Term Loan Lenders a promissory note in registered form to evidence such Registered Term Loan (i.e., containing registered note language) and registered as provided in Section 14.7(b) hereof (a “Registered Term Note”), payable to the order of each Term Loan Lender and otherwise duly completed.  Once recorded on the Register, the Obligations evidenced by such Registered Term Note may not be removed from the Register so long as it remains outstanding, and a Registered Term Note may not be exchanged for a promissory note that is not a Registered Term Note.

(d)           Borrowers may prepay, retire or acquire (and thereupon retire) the outstanding balance of the Term Loan (i) so long as:  (A) at all times during the thirty (30) day period immediately prior to such payment and after giving effect to such payment, Borrowers have Excess Availability plus Qualified Cash of no less than $40,000,000; (B) Borrowers’ EBITDA for the twelve-month period most recently ended is $55,000,000 or more; (C) both before and after giving effect to such payment, no Default or Event of Default exists or would occur or (ii) out of (A) the net cash proceeds of any issuance or sale of, or capital contribution in respect of, any capital stock or other equity securities of NY&Co after the date hereof in each case, to the extent the transaction giving rise to such proceeds is not prohibited under the terms of the Financing Agreements or is otherwise consented to by Agent in writing or (B) the net cash proceeds of a refinancing of the Term Loan on terms and conditions satisfactory to Agent.

2.4           Commitments.  The aggregate amount of each Revolving Loan Lender’s Pro Rata Share of the Revolving Loans and Letter of Credit Accommodations shall not exceed the amount of such Revolving Loan Lender’s Revolving Commitment, as the same may from time to time be amended in accordance with the provisions hereof.  The aggregate amount of each Term Loan Lender’s Pro Rata Share of the Term Loan shall not exceed the amount of such Lender’s Term Loan Commitment, as the same may from time to time be amended, with the written acknowledgment of Agent.

2.5           Bank Products.  Any Borrower or any of Subsidiary of a Borrower may (but no such Person is required to) request that the Agent provide or arrange for such Person to obtain Bank Products from Agent or its Affiliates, and Agent may, in its sole discretion, provide or arrange for such Person to obtain the requested Bank Products.  Any Borrower or Subsidiary of a Borrower that obtains Bank Products shall indemnify and hold Agent, each Lender and their respective Affiliates harmless from any and all obligations now or hereafter owing to any other Person by Agent or its Affiliates in connection with any Bank Products.  Each Borrower and its

Subsidiaries acknowledge and agree that the obtaining of Bank Products from the Agent and its Affiliates (a) is in the sole discretion of the Agent or such Affiliate, as the case may be, and (b) is subject to all rules and regulations of the Person that provides the Bank Product.

SECTION 3.                                      INTEREST AND FEES

3.1           Interest.

(a)           Borrowers shall pay to Agent, for the ratable benefit of the (i) Revolving Loan Lenders, interest on the outstanding principal amount of the Revolving Loans at the Revolving Loan Interest Rate and (ii) Term Loan Lenders, interest on the outstanding principal amount of the Term Loan at the Term Loan Interest Rate.  All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

(b)           Any Borrower may from time to time request that Revolving Loans be made as Eurodollar Rate Loans or may request that Revolving Loans which are Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Revolving Loans which are Eurodollar Rate Loans continue for an additional Interest Period.  Such request from a Borrower shall specify the amount of such Eurodollar Rate Loans or the amount of such Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of such Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans.  Subject to the terms and conditions contained herein, two (2) Business Days after receipt by Agent of such a request from such Borrower, such Eurodollar Rate Loans shall be made or such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) such Borrower shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrowers for Eurodollar Rate Loans, (iv) exclusive of the Term Loan, no more than six (6) Interest Periods may be in effect at any one time, (v) exclusive of the Term Loan, the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $3,000,000 or an integral multiple of $500,000 in excess thereof, and (vi) Agent and each Revolving Loan Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Revolving Loan Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower.  Any request by or on behalf of any Borrower for Revolving Loans that are to be Eurodollar Rate Loans or to convert Revolving Loans that are Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Revolving Loans that are Eurodollar Rate Loans shall be irrevocable.  Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

(c)           Any Revolving Loans that are Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least two (2) Business Days prior to such last day in accordance with the terms hereof.  Any Revolving Loans that are

Eurodollar Rate Loans shall, at Agent’s option, upon notice by Agent to Borrowers, be subsequently converted to Prime Rate Loans in the event that this Agreement or the Revolving Credit Facility shall terminate or not be renewed.  Borrowers shall pay to Agent, for the benefit of Revolving Loan Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate any Revolving Loan Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

(d)           Interest shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.  The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs.  In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

3.2           Fees.

(a)           Unused Line Fee.  Borrowers shall pay to Agent, for the Pro Rata Share of each Revolving Loan Lender, monthly an unused line fee at a rate equal to one-quarter percent (0.25%) per annum in aggregate of the difference between (i) the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding and (ii) $80,000,000 (the “Unused Line Fee”), which fee shall be payable on the first day of each month in arrears; provided, however, that, so long as no Event of Default has occurred and is continuing, on a quarterly basis, effective on the first day of the first month following receipt of Borrowers’ quarterly financial statements, the Unused Line Fee will be adjusted to reflect the lowest Unused Line Fee applicable based on (i) Borrowers’ EBITDA, during the twelve (12) month period ending on the last day of the immediately preceding fiscal quarter, or (ii) Borrowers’ Average Excess Availability for the immediately preceding fiscal quarter, as set forth below:

EBITDA	Average Excess Availability	Adjusted Unused Line Fee

Greater than $65,000,000	Greater than $30,000,000	0.25%

Greater than $40,000,000 but equal to or less than $65,000,000	Greater than $15,000,000 but equal to or less than $30,000,000	0.375%

Equal to or less than $40,000,000	Equal to or less than $15,000,000	0.50%

(b)           Servicing Fees.  Borrowers shall pay: (i) to Agent, for its own account, a servicing fee in the amount of $7,500 per month, which fee will be charged and fully earned when due, payable monthly, on the first day of each month, in advance, and non-refundable when paid; provided, however, that upon the occurrence and during the continuance of an Event of Default or during an Availability Compliance Period, such servicing fee shall be increased to $10,000; and (ii) to Agent, for the account of Ableco, a servicing fee in the amount of $5,000 per month, which fee will be charged and fully earned when due, payable monthly, commencing on the date of this Agreement and on the first day of each month thereafter, in advance, and non-refundable when paid.

(c)           Arrangement Letter Amounts.  Borrowers shall pay to Arranger the amounts required to be paid pursuant to the Arrangement Letter in the manner set forth therein.

3.3           Changes in Laws and Increased Costs of Loans.

(a)           If after the date of the Original Loan Agreement, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a “Funding Bank”), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank’s or such Lender’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans or its Total Commitment

(other than any increased cost resulting from (1) Taxes (as to which Section 6.4(d) and the limitations thereto shall govern) or (2) changes in the basis of taxation of overall net income by the jurisdiction under the laws of which the Agent or such Lender is organized or in which the Agent’s or such Lender’s lending office is located or any political subdivision thereof), then Borrowers shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify Lenders against such increased cost.  A certificate as to the amount of such increased cost shall be submitted to Borrowers by Agent and shall be conclusive, absent manifest error.

(b)           If prior to the first day of any Interest Period, (i) Agent or the Required Lenders shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Borrowers and Lenders as soon as practicable thereafter, and will also give prompt written notice to Borrowers when such conditions no longer exist.  If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans.  Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall Borrowers have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

(c)           Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date of the Original Loan Agreement shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Borrowers and Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender’s Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

(d)           Each Borrower shall indemnify Agent and each Lender and hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by any Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after any Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after any Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto.  With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market.  This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

SECTION 4.                                      CONDITIONS PRECEDENT

4.1           Conditions Precedent to Effectiveness of Agreement and Extension of Term Loan.  Each of the following is a condition precedent to the effectiveness of this Agreement and to the Term Loan Lenders providing the Term Loan to Borrowers:

(a)           all requisite corporate action and proceedings in connection with this Agreement and the other matters related hereto shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority;

(b)           Agent and Ableco shall have received, in form and substance satisfactory to Agent and Ableco, a pro-forma consolidated and consolidating balance sheet of NY&Co giving effect to the transactions contemplated by this Agreement, the repayment of the Subordinated Note and the repurchase of the Warrant;

(c)           Agent and Ableco shall have received the Information Certificates, the review of which shall be satisfactory to Agent and Ableco;

(d)           Agent and Ableco shall have received, in form and substance satisfactory to Agent and Ableco, such opinion letters of counsel to Borrowers and each Guarantor with respect to this Agreement and such other matters related hereto as Agent or Ableco may request;

(e)           Agent and Ableco shall have received amended and restated Guaranties, in form and substance satisfactory to Agent and Ableco, duly executed by each Guarantor;

(f)            Agent and Ableco shall have received the Stock Pledge Agreements, in form and substance satisfactory to Agent and Ableco, duly executed by each party thereto;

(g)           Agent and Ableco shall have received the Intercompany Subordination Agreement, in form and substance satisfactory to Agent and Ableco, duly executed by each party thereto;

(h)           Agent and Ableco shall have received the Lernco Trademark Agreement, in form and substance satisfactory to Agent and Ableco, duly executed by Lernco;

(i)            Arranger shall have received the Arrangement Letter, in form and substance satisfactory to Arranger, duly executed by each Borrower;

(j)            Agent shall have received the Fee Letter, in form and substance satisfactory to Agent and Ableco, duly executed by each Borrower;

(k)           all fees, costs and expenses payable by Borrowers under the terms of this Agreement and the other Financing Agreements shall have been paid in full;

(l)            Agent and Ableco shall have received the Disbursement Letter, in form and substance satisfactory to Agent and Ableco, duly executed by each Borrower;

(m)          the Term Loan Lenders shall have completed their due diligence with regard to Borrowers and all transactions and documentation related hereto, including, without limitation, the Financing Agreements executed prior to the date hereof, the cash management systems of Borrowers, the appraisals and audits of the Collateral conducted by or on behalf of Agent as of or prior to the date hereof and a quality of earnings review completed by a third-party selected by the Term Loan Lenders, the results of which shall be satisfactory to the Term Loan Lenders in their sole discretion;

(n)           all fees, costs and expenses payable by Borrowers under the terms of the proposal letter dated February 6, 2004 issued by Ableco to Borrowers in connection with this Agreement, shall have been paid in full;

(o)           after giving effect to the Term Loan and any other Loans to be made on the date hereof, and payment of the amounts referenced in Section 4.1(k) above and the amounts referenced in Section 4.1(n) above, Borrowers’ Excess Availability plus Qualified Cash, as determined by Agent, shall be not less than $70,000,000;

(p)           all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed by all parties hereto or thereto, as applicable, or recorded and shall be in form and substance satisfactory to Agent and Ableco; and

(q)           the conditions set forth in this Section 4 shall have been satisfied and the transactions contemplated by this Agreement shall have been consummated on or before March 30, 2004.

4.2           Conditions Precedent to All Loans and Letter of Credit Accommodations.  Each of the following is an additional condition precedent to the Revolving Loan Lenders continuing to provide Revolving Loans and/or providing Letter of Credit Accommodations to Borrowers and to the Term Loan Lenders providing the Term Loan to Borrowers:

(a)           all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

(b)           no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has a reasonable likelihood of having a Material Adverse Effect;

(c)           no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

(d)           solely with respect to the making of any Revolving Loan or the issuing of any Letter of Credit Accommodation, the Excess Availability as determined by Agent, as of any date of determination, shall be at least $7,500,000 after giving effect to all Revolving Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection herewith.

SECTION 5.                                      GRANT AND PERFECTION OF SECURITY INTEREST

5.1           Grant of Security Interest.  To secure payment and performance of all Obligations, each Borrower hereby grants to Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, a continuing security interest in, a lien upon, and a right of set off against, for itself and the ratable benefit of the Lenders and the Bank Product Providers, as security, all personal property and fixtures, and interests in personal property and fixtures, of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the “Collateral”) including, without limitation, the following:

(a)           all Accounts;

(b)           all general intangibles, including, without limitation, all Intellectual Property;

(c)           all goods, including, without limitation, Inventory and Equipment, whether ordered, in progress, finished or received;

(d)           all fixtures;

(e)           all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(f)            all instruments, including, without limitation, all promissory notes;

(g)           all documents;

(h)           all deposit accounts;

(i)            all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(j)            all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(k)           all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of such Borrower now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(l)            all commercial tort claims, including, without limitation, those identified on Schedule 5.2(g);

(m)          to the extent not otherwise described above, all Receivables;

(n)           all Records; and

(o)           all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Borrower shall be deemed to have granted a security interest in, (i) any personal and real property, fixtures and interests of such Borrower which are not assignable or are incapable of being encumbered as a matter of law, except for the products and proceeds thereof, (ii) such Borrower’s rights or interests in any license, contract or agreement to which such Borrower is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, applicable laws or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which such Borrower is a party (except for the products and proceeds thereof); provided, however, upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Borrower shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, and (iii) the Capital Stock of any Foreign Subsidiary to the extent that such Capital Stock constitutes more than sixty-five percent (65%) of the Voting Stock of all classes of the Capital Stock of such Foreign Subsidiary that are entitled to vote, except for the products and proceeds thereof.  In addition, the Collateral shall exclude any rights to any Intellectual Property, License Agreements or software that would be rendered invalid or unenforceable under the terms thereof or under applicable laws by the grant of a security interest created pursuant to the terms of this Agreement, for as long as such prohibition or reason for invalidity exists, except for the products and proceeds thereof.

5.2           Perfection of Security Interests.

(a)           Each Borrower irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower as debtor, as Agent may require, and including any other information with respect to such Borrower or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date of the Original Loan Agreement.  Each Borrower hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date of the Original Loan Agreement and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any).  Each Borrower hereby authorizes Agent to adopt on behalf of such Borrower any symbol required for authenticating any electronic filing.  In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Borrower as debtor includes assets and properties of such Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral.  In no event shall any Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower as debtor.

(b)           No Borrower has any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth on Schedule 5.2(b).  In the event that any Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof, such Borrower shall promptly notify Agent thereof in writing.  Promptly upon the receipt thereof by or on behalf of such Borrower (including by any agent or representative), such Borrower shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Borrower has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree.  At Agent’s option, such Borrower shall, or Agent may at any time on behalf of such Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation, as Agent, and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”

(c)           In the event that any Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower shall promptly notify Agent thereof in writing.  Promptly upon Agent’s request, such Borrower shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d)           No Borrower has any deposit accounts as of the date hereof, except as set forth in such Borrower’s Information Certificate.  No Borrower shall, directly or indirectly, after the date hereof open, establish or maintain any Central Collection Deposit Account unless each of the following conditions is satisfied:  (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the Central Collection Deposit Account, the owner of the Central Collection Deposit Account, the name and address of the bank at which such Central Collection Deposit Account is to be opened or established, the individual at such bank with whom such Borrower is dealing and the purpose of the Central Collection Deposit Account, (ii) the bank where such Central Collection Deposit Account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such Central Collection Deposit Account, such Borrower shall as Agent may specify either (A) deliver to Agent a Deposit Account Control Agreement with respect to such Central Collection Deposit Account duly authorized, executed and delivered by such Borrower and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Borrower’s salaried employees.

(e)           No Borrower owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or has any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth on Schedule 5.2(e).

(i)            In the event that any Borrower shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify.  If any securities, now or hereafter acquired by any Borrower are uncertificated and are issued to such Borrower or its nominee directly by the issuer thereof, such Borrower shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of such Borrower or such nominee, or (B) arrange for Agent to become the registered owner of the securities.

(ii)           No Borrower shall, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower shall as Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

(f)            No Borrower is the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof, except as set forth on Schedule 5.2(f).  In the event that any Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower shall promptly notify Agent thereof in writing.  Such Borrower shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrowers’ expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(g)           No Borrower has any commercial tort claims with respect to which the amount claimed exceeds $1,000,000 and either a written demand therefor has been made or legal action has commenced, except as set forth on Schedule 5.2(g).  In the event that any Borrower shall at any time after the date hereof have any such commercial tort claims, or if an Event of Default exists, if any Borrower has any commercial tort claims, such Borrower shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower to Agent of a security interest in such commercial tort claim (and the proceeds thereof).  In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower to Agent shall be deemed to constitute such grant to Agent.  Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein.  Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral.  In addition, such Borrower shall promptly upon Agent’s request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

(h)           No Borrower has any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in such Borrower’s Information Certificate.  In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in a Borrower’s Information Certificate or such carriers, such Borrower shall promptly notify Agent thereof in writing.  Promptly upon Agent’s request, such Borrower shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and such Borrower.

(i)            Each Borrower shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that such Borrower’s signature thereon is required therefor, (ii) causing Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6.                                      COLLECTION AND ADMINISTRATION

6.1           Borrowers’ Loan Accounts.  Agent shall maintain one or more Loan accounts on its books in which shall be recorded (a) the Term Loan, all Revolving Loans, all Letter of Credit Accommodations, all other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest.  All entries in the loan accounts shall be made in accordance with Agent’s customary practices as in effect from time to time.

6.2           Statements.  Agent shall render to Borrowers a monthly statement setting forth the balance in the Borrowers’ loan accounts maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses as of the end of such month.  Agent shall use its best efforts to provide such monthly statement to Borrowers by the 15th day of each month.  Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Agent receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within sixty (60) days after the date such statement has been received by Borrowers.  Until such time as Agent shall have rendered to Borrowers a written statement as provided above, the balance in Borrowers’ loan accounts shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers.

6.3           Collection of Accounts.

(a)           Prior to the occurrence of a Compliance Triggering Event or Event of Default, Borrowers shall retain control of their cash, including payments and proceeds of Collateral.  Concurrently with this Agreement, Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, “Blocked Accounts”), as Agent may specify, with such banks as are acceptable to Agent.  Such Blocked Accounts may be Central Collection Deposit Accounts, and the term Blocked Accounts shall mean and include the Central Collection Deposit Accounts.  Upon the occurrence and during the continuance of an Event of Default or upon a Compliance Triggering Event and during any Availability Compliance Period, and upon Agent’s request, each Borrower shall promptly deposit into one or more Blocked Accounts, and direct its account debtors to directly remit into such Blocked Accounts all payments on Receivables, other than the Non-Borrower Receivables, and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner.  Concurrently with this Agreement, each Borrower shall deliver, or cause to be delivered to Agent, a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained which agreement shall provide that upon notice from Agent (which shall be given upon an Event of Default or a Compliance Triggering Event and revoked promptly after the expiration of the related Availability Compliance Reinstatement Date or waiver of such Event of Default in accordance with the terms hereof, as applicable), such bank will send funds on a daily basis to the Agent Payment Account and otherwise take instruction with respect to such Blocked Account only from Agent.  Promptly upon Agent’s request, each Borrower shall execute and deliver such agreements or documents as Agent may require in connection therewith.  Each Borrower agrees that after notice by Agent to the bank under the Deposit Account Control Agreement, all payments made to such Blocked Accounts or other funds received and collected by Agent, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, in respect of the Obligations and therefore shall constitute the property of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, to the extent of the then outstanding Obligations; provided, however, that in the event any Non-Borrower Receivable is deposited into the Blocked Accounts, in error or otherwise, such deposit shall be treated as a non-refundable payment to Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, in respect of the Obligations and therefore shall constitute the property of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, to the extent of the then outstanding Obligations.

(b)           For purposes of calculating the amount of the Revolving Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent’s usual and customary practices as in effect from time to time and prior to 12:00 p.m. New York time, and if not, then on the next Business Day.  For the purposes of calculating interest on the Obligations, for the sole and equal benefit of Congress and Documentation Agent, such payments or other funds received will be applied (conditional upon final collection) to the Obligations (i) upon an Event of Default or any Compliance Triggering Event and during any Availability Compliance Period, one (1) Business Day after receipt of immediately available funds by Agent in the Agent Payment Account or (ii) at all other times, on the same day of the receipt of immediately available funds by Agent in the Agent Payment Account provided such payments or other funds and notice thereof are prior to 12:00 p.m. New York time, and if not, then on the next Business Day.

(c)           Upon the occurrence and during the continuance of an Event of Default or upon any Compliance Triggering Event and during any Availability Compliance Period, each Borrower and its shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent.  In no event shall the same be commingled with any Borrower’s funds.  Borrowers agree to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account or any other deposit account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent’s payments to or indemnification of such bank or person.  The obligation of Borrowers to reimburse Agent for such amounts pursuant to this Section 6.3(c) shall survive the termination or non-renewal of this Agreement.

6.4           Payments.

(a)           Borrowers shall pay all Obligations when due.  Payments on Obligations shall be made by Borrowers remitting funds to the Agent Payment Account or, at any time when an Event of Default or an Availability Compliance Period exists, by payments and proceeds of Collateral being directly remitted to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time.  Agent shall apply payments received or collected from Borrowers or Obligors or for the account of Borrowers or Obligors (including the monetary proceeds of collections or of realization upon any Collateral) to the specific Obligation designated by Borrowers in connection with such payment so long as a Priority Event has not occurred and is continuing, and otherwise, as follows:

(i)            so long as no Priority Event shall have occurred and be continuing, or will result from any of the following payment applications:

(A)          first, to pay in full all indemnities or expense reimbursements then due to Agent from Borrowers and the Guarantors (other than fees);

(B)           second, ratably to pay in full indemnities or expense reimbursements then due to Lenders from Borrowers and Guarantors (other than fees);

(C)           third, ratably to pay in full all fees payable by Borrowers under the Financing Agreements then due;

(D)          fourth, ratably to pay in full interest due in respect of the Loans;

(E)           fifth, to pay or prepay principal in respect of Special Agent Advances;

(F)           sixth, to pay principal amounts permitted to be paid under the terms of Section 2.3(d) hereof, if any, in respect of the Term Loan;

(G)           seventh, to pay principal in respect of the Revolving Loans then outstanding (whether or not then due) until paid in full;

(H)          eighth, to cash collateralize any outstanding Letter of Credit Accommodations if required under the terms of this Agreement;

(I)            ninth, to pay any Obligations due in respect of the Bank Products, if any; and

(J)            tenth, to pay any other Obligations then due, in such order and manner as Agent determines; or

(ii)           after the occurrence and during the continuance of a Priority Event:

(A)          first, to pay in full the expenses of Agent for the collection and enforcement of the Obligations and for the protection, preservation or sale, disposition or other realization upon the Collateral, including all expenses, liabilities and advances (including Special Agent Advances) incurred or made by or on behalf of Agent, in connection therewith (including attorneys’ fees and legal expenses and other expenses of Agent);

(B)           second, to pay all Obligations, other than (1) the Term Loan and any Obligations related to the Term Loan, (2) the Early Termination Fee, and (3) any Obligations due with respect to Bank Products, until paid in full, in cash or other immediately available funds, in such order and manner as Agent shall elect in its discretion (including cash collateral for any outstanding Letter of Credit Accommodations in accordance with the terms of this Agreement);

(C)           third, to pay any Obligations due with respect to the Bank Products up to the amount of the then extant Bank Product Reserve,

(D)          fourth, to pay the Term Loan and any Obligations related to the Term Loan until paid in full;

(E)           fifth, to pay in full the Early Termination Fee;

(F)           sixth, to pay any remaining Obligations due in respect of the Bank Products; and

(G)           seventh, ratably to pay in full all other Obligations.

(b)           Notwithstanding anything to the contrary contained in this Agreement:

(i)            if the payment of any expenses, costs, scheduled servicing fees (such servicing fees to consist of scheduled servicing fees existing on the date hereof along with any increases to such servicing fees which have been consented to by Ableco) and/or interest (other than default interest charged during the existence of an Event of Default) to Agent for the account of itself and Revolving Loans would accrue and become due but for the occurrence of an Insolvency Event and any such amounts are not allowed or allowable in whole or in part (any such amounts are hereinafter referred to as the “Specified Amounts”), then Agent and Revolving Loans shall receive payment in full of the Specified Amounts (but not the items excluded from Specified Amounts above) before any payment of the Term Loan or any Obligations related to the Term Loan; provided, that nothing herein shall prevent Agent or the Revolving Loans from recovering any default interest charged during the existence of an Event of Default from any Borrower or Guarantor not subject to an Insolvency Event, which amounts shall be payable to Agent and Revolving Loans before any payment of the Term Loan or any Obligations related to the Term Loan;

(ii)           should any payment or distribution on security or instrument or proceeds thereof be received by a Lender other than in accordance with this Section 6.4, such Lender shall receive and hold the same in trust, for the benefit of Agent, the other Lenders and the Bank Product Providers, and shall forthwith deliver the same to Agent (together with any endorsement or assignment of such Lender where necessary), for application by Agent to the Obligations in accordance with the terms of this Section 6.4;

(iii)          unless so directed by Borrowers, Agent shall not apply any payments which it receives to any Revolving Loans that are Eurodollar Rate Loans except on the expiration date of the Interest Period applicable to any such Revolving Loans that are Eurodollar Rate Loans and if payments are received or collected from Borrowers that otherwise would be applied to Eurodollar Rate Loans, provided no Event of Default or Availability Compliance Period exists, Borrowers may instruct Agent to remit such funds to Borrowers, otherwise, such payments shall be held by Agent and shall bear interest at the Federal Funds Rate per annum commencing on the second Business Day following the date such payments are received or collected from Borrowers and continuing through the date such payments are applied to the Obligations, which shall be upon the expiration of the first Interest Period after receipt or collection of such payments, to the extent of the principal amount of the applicable Eurodollar Rate Loan or otherwise, in Agent’s sole discretion, remitted to Borrowers; and

(iv)          to the extent any Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights or use.

(c)           At Agent’s option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan accounts of Borrowers maintained by Agent.  Borrowers shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, restrictions or conditions of any kind.  If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender.  Borrowers shall be liable to pay to Agent and Lenders, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned.  This Section 6.4(c) shall remain effective notwithstanding any contrary action which may be taken by

Agent or any Lender in reliance upon such payment or proceeds.  This Section 6.4(c) shall survive the payment of the Obligations and the termination of this Agreement.

(d)           Except as required by law, Borrowers shall make all payments hereunder free and clear of and without deduction for or withholding of any taxes, levies, imposts, deductions or charges and penalties, interest and all other liabilities with respect thereto imposed by the United States or any political subdivision thereof (collectively, “Taxes”), excluding (1) Taxes imposed on or measured by the Agent’s or any Lender’s net income or capital and franchise taxes imposed on the Agent or any Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or in which the Agent’s or such Lender’s lending office is located or any political subdivision thereof and (2) Taxes that are in effect and would apply at the time such Lender becomes a Lender (all such nonexcluded Taxes being hereinafter referred to as “Covered Taxes”).  If the Borrowers shall be required by law to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder to the Agent or any Lender, then the sum payable shall be increased as may be necessary so that after making all required withholdings and deductions of Covered Taxes (including deductions and withholdings of Covered Taxes applicable to additional sums payable under this paragraph), the Agent or such Lender receives an amount equal to the sum the Agent or such Lender would have received had no such deductions or withholdings been made.  The Borrowers shall make such deductions or withholdings and the Borrowers shall pay the full amount so deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.  The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.  The Agent and each Lender shall provide any documentation prescribed by applicable law, properly completed and executed, as will permit payments to be made by the Borrowers hereunder without the imposition of Covered Taxes.  If the Agent or any Lender receives a refund or credit in respect of Covered Taxes, then the Agent or such Lender will pay over the amount of such refund or credit to Borrowers to the extent that the Agent or such Lender has received indemnity payments or additional amounts pursuant to this Section 6.4(d), net of all out-of-pocket expenses incurred in obtaining such refund or credit and without interest (other than interest paid by the relevant taxing authority with respect to such refund or credit).

6.5           Authorization to Make Loans.  Agent and Lenders are authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of a Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations; provided, however, that Agent and Lenders shall direct the Loans only into those accounts of a Borrower authorized in writing by more than one Authorized Officer.  The foregoing sentence notwithstanding, if Agent or a Lender makes a Loan into an account of a Borrower designated by a Person who no longer is an Authorized Officer and Agent did not receive notice that such Person is no longer an Authorized Officer, such Loan will still be considered an Obligation hereunder.  All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day for any Revolving Loan or Letter of Credit Accommodation and must be the date hereof with respect to the Term Loan) and the amount of the requested Loan.  Requests received after 12:00 p.m. New York time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day.  All Loans under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers or when deposited to the credit of any Borrower or otherwise disbursed or established in accordance with the instructions of Borrowers or in accordance with the terms and conditions of this Agreement.

6.6           Use of Proceeds.  Borrowers shall use the proceeds of the Term Loan provided by or on behalf of the Term Loan Lenders to Borrowers hereunder only for (a) to pay the dividend permitted under Section 9.11(i) hereof, (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements and consummation of any other permitted transactions contemplated hereby which will take place on the Closing Date, and (c) for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof.  All Revolving Loans made or Letter of Credit Accommodations provided to or for the benefit of Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers and Parent not otherwise prohibited by the terms hereof.  None of the proceeds of any Loans or Letter of Credit Accommodations will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans or Letter of Credit Accommodations to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

6.7           Pro Rata Treatment.  Except to the extent otherwise provided in this Agreement:  (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

6.8           Sharing of Payments, Etc.

(a)           Each Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of any Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to any Borrower), in which case it shall promptly notify Borrowers and Agent thereof; provided, that, such Lender’s failure to give such notice shall not affect the validity thereof.

(b)           If any Lender (including Agent) shall obtain from any Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker’s lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by Borrowers to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders.  To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c)           Each Borrower agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d)           Nothing contained herein shall require any Lender to exercise any right of setoff, banker’s lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower.  If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

6.9           Settlement Procedures.

(a)           In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to Borrowers’ loan accounts or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

(b)           With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender’s Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. New York time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week.  Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a “Settlement Period”).  If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. New York time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. New York time on the same Business Day and if received by a Lender after 12:00 p.m. New York time, then such Lender shall make the settlement transfer by no later than 3:00 p.m. New York time on the next Business Day following the date of receipt.  If, as of the end of any Settlement Period, the amount of a Lender’s Pro Rata Share of the outstanding Loans is more than such Lender’s Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase.  Alternatively, if the amount of a Lender’s Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender’s Pro Rata Share of the outstanding Loans for the previous Settlement Period, then, if the summary statement is prepared and delivered to Lenders by Agent prior to 12:00 p.m. New York time, then Agent shall make the transfer described in this Section by no later than 3:00 p.m. New York time on the same Business Day and if prepared and delivered to Lenders by Agent after 12:00 p.m. New York time, then Agent shall make the transfer by no later than 3:00 p.m. New York time on the next Business Day following the date of receipt, by wire transfer in immediately available funds the amount of the decrease.  The obligation of each of the Lenders and the Agent to transfer such funds and effect such settlement shall be irrevocable.  Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations.  Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender.  Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

(c)           To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section.  In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent’s disbursement of such Loan to Borrowers.  In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares.  No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make a Loan requested hereunder nor shall the Revolving Loan Commitment or Term Loan Commitment, as the case may be, of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make a Loan hereunder.

(d)           If Agent is not funding a particular Loan to Borrowers pursuant to Section 6.9(a) on any day, Agent may assume that each Lender will make available to Agent such Lender’s Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of Borrowers on such day.  If Agent makes such corresponding amount available to Borrowers and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest interest rate provided for in Section 3.1 hereof applicable to such Loans.  During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of Borrowers shall, for all purposes hereof, be a Loan made by Agent for its own account.  Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Borrowers of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Borrowers’ receipt of such notice.  A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such Lender’s behalf, or any Lender who fails to pay any other amount owing by it to Agent, in each case within two (2) Business Days after the date such payment is due, is a “Defaulting Lender”.  Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees).  Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent.  Agent may hold and, in its discretion, relend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender.  For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Total Commitment shall be deemed to be zero (0).  This Section shall remain effective with respect to a Defaulting Lender until such default is cured.  The operation of this Section shall not be construed to increase or otherwise affect the Revolving Loan Commitment or Term Loan Commitment of any Lender, or relieve or excuse the performance by any Borrower or any Obligor of their duties and obligations hereunder.

(e)           Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Total Commitment hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Total Commitment.

6.10         Obligations Several; Independent Nature of Lenders’ Rights.  The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder.  Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 7.                                      COLLATERAL REPORTING AND COVENANTS

7.1           Collateral Reporting.

(a)           Borrowers shall provide Agent with the following documents in a form satisfactory to Agent:

(i)            monthly (but in any event within fifteen (15) Business Days after the end thereof), or upon the occurrence and during the continuance of an Event of Default, or upon the occurrence of a Compliance Triggering Event and during any Availability Compliance Period, more frequently as Agent may request, a report of credit card sales during the preceding month, including the amount of the chargebacks, fees, factored receivables, and credits with respect thereto and providing an aging of such sales identifying those outstanding more than five (5) days since the sale date giving rise thereto;

(ii)           as soon as possible after the end of each month (but in any event within fifteen (15) Business Days after the end thereof), on a monthly basis, or upon the occurrence and during the continuance of an Event of Default, or upon the occurrence of a Compliance Triggering Event and during any Availability Compliance Period, more frequently as Agent may request, perpetual inventory reports, inventory reports by location and category (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, bailees or other third parties in possession of the Collateral), agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises (except for the retail store locations), warehouses, fulfillment centers, bailees and other third parties from time to time in possession of any Collateral), and reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals;

(iii)          upon the occurrence and during the continuance of an Event of Default or during such time as Agent performs an audit or examination of the Borrowers, upon Agent’s reasonable request, amounts owing to owners and lessors of retail store locations, copies of all bank statements, copies of shipping and delivery documents, copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Borrower;

(iv)          upon Agent’s reasonable request, reports of sales for each category of Inventory, reports of aggregate Inventory purchases (including all costs related thereto, such as freight, duty and taxes) and identifying items of Inventory in transit to each Borrower related to the applicable documentary letter of credit and/or bill of lading number, copies of remittance advices and reports, and copies of bank statements relating to the Blocked Accounts, and reports by retail store location of sales and operating profits for each such retail store location;

(v)           upon Agent’s reasonable request, the monthly statements received by each Borrower or any of their Affiliates from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Agent to monitor the transactions pursuant to the Credit Card Agreements;

(vi)          monthly (but in any event within fifteen (15) Business Days after the end thereof), a certified calculation of the Borrowing Base and the Borrowers’ Excess Availability, which shall be at least $7,500,000, substantially in the form of Exhibit B hereto (a “Borrowing Base Certificate”), which certificate shall include the calculation of Net Amount of Eligible Credit Card Receivables, Net Amount of Eligible Damaged Goods Vendors Receivables and Net Amount of Eligible Sell-Off Vendors Receivables after giving effect to the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof; provided, that a Borrowing Base Certificate shall be delivered weekly upon the occurrence of a Compliance Triggering Event and during any Availability Compliance Period;

(vii)         monthly (but in any event within fifteen (15) Business Days after the end thereof), a Collateral mix report, in form and substance satisfactory to Agent, certified by the chief financial officer of each Borrower;

(viii)        monthly (but in any event within fifteen (15) Business Days after the end thereof), a report reconciling the amount of Non-Borrower Receivables received by or into the account of any Borrower and remitted by such Borrower or another Person at the direction of such Borrower to or for the account of World Bank, Nevada Factoring or any other Person; and

(ix)           such other reports as to the Collateral as Agent shall reasonably request from time to time.

(b)           If any Borrower’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent’s instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

7.2           Accounts Covenants.

(a)           Each Borrower shall notify Agent promptly of the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, Credit Card Issuer or Credit Card Processor or any material disputes with any of such persons or any settlement, adjustment or compromise thereof and all material adverse information relating to the financial condition of any account debtor, Credit Card Issuer or Credit Card Processor.  No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of such

Borrower’s business in accordance with the current practices of such Borrower as in effect on the date of the Original Loan Agreement.  So long as an Event of Default exists or has occurred and is continuing, no Borrower shall, without the prior consent of Agent, settle, adjust or compromise any material claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer, Credit Card Processor.  At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

(b)           With respect to each Account: no payments shall be made thereon except payments delivered to Agent pursuant to the terms of this Agreement, there shall be no material setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement and none of the transactions giving rise thereto will violate any applicable State or Federal Laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

(c)           Each Borrower shall notify Agent promptly of: any notice of a material default by such Borrower under any of the Credit Card Agreements or of any default which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to such Borrower, any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to such Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and the failure of such Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to such Borrower.

(d)           Upon an Event of Default, Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

7.3           Inventory Covenants.  With respect to the Inventory:  (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of such Borrower’s Inventory, such Borrower’s cost therefor and daily withdrawals therefrom and additions thereto; (b) each Borrower shall conduct a physical count of its Inventory either through periodic cycle counts or wall to wall counts, so that all Inventory is subject to such counts at least once each year, but at any time or times as Agent may request on or after an Event of Default, and promptly following such physical inventory (whether through periodic cycle counts or wall to wall counts) shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) no Borrower shall remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of such Borrower’s business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower which is in transit to the locations set forth or permitted herein; (d) upon Agent’s request, Borrowers shall, at their expense, no more than two (2) times in any twelve (12) month period, but at any time or times as Agent may request at Agent’s expense, or at any time or times as Agent may reasonably request at Borrowers’ expense on or after an Event of Default, deliver or cause to be delivered to Agent written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely; (e) upon Agent’s request, Borrowers shall, at their expense, conduct through RGIS Inventory Specialists, Inc. or another inventory counting service acceptable to Agent, a physical count of the Inventory in form, scope and methodology acceptable to Agent no more than one (1) time in any twelve (12) month period, and at a time to coincide with Borrowers’ physical count of the Inventory, so long as no Event of Default has occurred and is continuing, and no Availability Compliance Period exists, the results of which shall be reported directly by such inventory counting service to Agent and Borrowers shall promptly deliver confirmation in a form satisfactory to Agent that appropriate adjustments have been made to the inventory records of Borrowers to reconcile the inventory count to Borrowers’ inventory records; (f) each Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (g) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (h) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (i) no Borrower shall sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such Borrower to repurchase such Inventory except for the right of return given to retail customers of any Borrower in the ordinary course of the business of such Borrower in accordance with the then current return policy of such Borrower; (j) each Borrower shall keep the Inventory in good and marketable condition; and (k) no Borrower shall, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by such Borrower to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

7.4           Equipment Covenants.  With respect to the Equipment:  (a) upon Agent’s request, Borrowers shall, at their expense, at any time or times as Agent may request after the occurrence and during the continuance of an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Equipment in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; (b) Borrowers shall use commercially reasonable efforts to keep the Equipment in good order, repair and running (ordinary wear and tear excepted); (c) Borrowers shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in the business of Borrowers and not for personal, family, household or farming use; (e) Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrowers in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrowers assume all responsibility and liability arising from the use of the Equipment.

7.5           Power of Attorney.  Each Borrower hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower’s true and lawful attorney-in-fact, and authorizes Agent, in such Borrower’s, or Agent’s name, to, at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower’s rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower and handle and store all mail relating to the Collateral, (ix) do all acts and things which are necessary, in Agent’s determination, to fulfill such Borrower’s obligations under this Agreement and the other Financing Agreements, (x) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (xi) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (xii) endorse such Borrower’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent’s account for application to the Obligations, (xiii) endorse such Borrower’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (xiv) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in such Borrower’s name, Agent’s name or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s own name for such purpose, and to complete in such Borrower’s or Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (xv) sign such Borrower’s name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof.  Each Borrower hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s or any Lender’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.6           Right to Cure.  Agent may, at its option, upon notice to Borrowers, (a) cure any default by any Borrower under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or any

Obligor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto.  Agent may add any amounts so expended to the Obligations and charge Borrowers’ loan accounts therefor, such amounts to be repayable by Borrowers on demand.  Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or any Obligor.  Any payment made or other action taken by Agent or any Lender under this Section shall be (a) made by Agent or such Lender after Agent or such Lender makes reasonable efforts to consult with Borrowers with respect thereto, and (b) without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.7           Access to Premises.  From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent and its designees (which shall include Documentation Agent) shall contemporaneously have complete access to all of each Borrower’s personnel and premises during normal business hours and after notice to, or at any time and without notice to Borrowers if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower’s books and records, including the Records, and (b) Borrowers shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and (c) Agent or any Lender or Agent’s designee may use during normal business hours such of any Borrower’s equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8.                                      REPRESENTATIONS AND WARRANTIES

Each Borrower hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

8.1           Corporate Existence, Power and Authority.  Each Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation identified in its Information Certificate and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower’s financial condition, results of operation or business or the rights of Agent in or to any of the Collateral.  The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder by each Borrower (a) are all within such Borrower’s corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of such Borrower’s certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its property are bound, except for those lease agreements of Lerner for which Lerner did not obtain consents from the parties thereto with respect to the Acquisition and this Agreement and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of such Borrower other than liens in favor of Agent or any Lender as contemplated hereby.  This Agreement and the other Financing Agreements to which each Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms.

8.2           Name; State of Organization; Chief Executive Office; Collateral Locations.

(a)           The exact legal name of each Borrower is as set forth on the signature pages of this Agreement and in each Borrower’s Information Certificate.  No Borrower has, during the five years immediately prior to the date of the Original Loan Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in such Borrower’s Information Certificate.

(b)           Each Borrower is an organization of the type and organized in the jurisdiction set forth in such Borrower’s Information Certificate.  Each Borrower’s Information Certificate accurately sets forth the organizational identification number of such Borrower or accurately states that such Borrower has none and accurately sets forth the federal employer identification number of such Borrower.

(c)           The chief executive office and mailing address of each Borrower and each Borrower’s Records concerning Accounts are located only at the address(es) identified as such in such Borrower’s Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in such Borrower’s Information Certificate, subject to the rights of Borrowers to establish new locations in accordance with Section 9.2 below.  Each Borrower’s Information Certificate correctly identifies any of such locations which are not owned by such Borrower and sets forth the owners and/or operators thereof.

8.3           Financial Statements; No Material Adverse Change.  All financial statements relating to Borrowers (or any of them) which have been or may hereafter be delivered by Borrowers (or any of them) to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of Borrowers as at the dates and for the periods set forth therein.  Except as disclosed in any interim financial statements furnished by Borrowers to Agent prior to the date of this Agreement or otherwise fully and accurately disclosed to Agent and Ableco in writing, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of Borrowers furnished by Borrowers to Agent prior to the date of this Agreement.

8.4           Priority of Liens; Title to Properties.  The security interests and liens granted to Agent under this Agreement and the other Financing Agreements upon filing the appropriate documents (including UCC financing statements and filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office), but only if and to the extent that a security interest may be so perfected under applicable laws, constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on the Information Certificates and the other liens permitted under Section 9.8 hereof.

8.5           Tax Returns.  Each Borrower has filed, or caused to be filed, in a timely manner (including any extensions) all federal income tax returns and all other material tax returns, reports and declarations that are required to be filed by it.  All information in such tax returns, reports and declarations is complete and accurate in all material respects.  Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes (i) the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books or (ii) the nonpayment of which could not reasonably be expected to have a Material Adverse Effect.  Adequate provision has been made for the payment of all accrued and unpaid material Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

8.6           Litigation.  Except as set forth in the Information Certificates, (a) there are no investigations by any Governmental Authority pending, or to the best of each Borrower’s knowledge threatened, against or affecting any Borrower, its assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of each Borrower’s knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against such Borrower has or could reasonably be expected to have a Material Adverse Effect.

8.7           Compliance with Other Agreements and Applicable Laws.  Except for those lease agreements of Lerner for which Lerner did not obtain consents from the parties thereto with respect to the Acquisition and this Agreement, no Borrower is in default in any respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound which could reasonably be expected to have a Material Adverse Effect.  Except as could not reasonably be expected to have a Material Adverse Effect, each Borrower is in compliance in all respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local states, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder).

8.8           Environmental Compliance.

(a)           Except as set forth on Schedule 8.8 hereto or as would not reasonably be expected to have a Material Adverse Effect, no Borrower or any Subsidiary of a Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or any permit issued to any Borrower under Environmental Law, and the operations of Borrowers and their respective Subsidiaries comply in all material respects with all Environmental Laws and all permits issued to any Borrower under Environmental Law.

(b)           Except as set forth on Schedule 8.8 hereto or as would not reasonably be expected to have a Material Adverse Effect, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of each Borrower’s knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Borrower or any Subsidiary of a Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials by such Borrower or any Subsidiary of a Borrower or any other environmental, health or safety matter involving such Borrower or any Subsidiary of a Borrower, which adversely affects or would reasonably be expected to adversely affect in any material respect such Borrower or its business, operations or assets or any properties at which such Borrower has transported, stored or disposed of any Hazardous Materials.

(c)           Except as set forth on Schedule 8.8 hereto or as would not reasonably be expected to have a Material Adverse Effect, no Borrower or any Subsidiary of a Borrower has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

(d)           Except as set forth on Schedule 8.8 hereto or as would not reasonably be expected to have a Material Adverse Effect, each Borrower and its Subsidiaries have all permits required to be obtained or filed in connection with the operations of such Borrower under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other permits are valid and in full force and effect.

8.9           Employee Benefits.

(a)           Except as could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law and each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is still within the remedial amendment period (as defined in Section 401(b) of the Code) to obtain a favorable determination letter.  Each Borrower and its ERISA Affiliates have made all required contributions to any Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Pension Plan.

(b)           Except as could not reasonably be expected to have a Material Adverse Effect, there are no pending, or to the best of each Borrower’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, and there has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c)           (i)            Except as could not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of the assets of each Pension Plan (determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code) are not exceeded by such Pension Plan’s liabilities under Section 4001(a)(16) of ERISA in an amount that could reasonably be expected to have a Material Adverse Effect; (iii) no Borrower or any of its ERISA Affiliates have incurred nor do any of them reasonably expect to incur any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) in an amount which could reasonably be expected to have a Material Adverse Effect; (iv) except as could not reasonably be expected to have a Material Adverse Effect, no Borrower or any of its ERISA Affiliates have incurred nor do any of them reasonably expect to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) except as set forth on Schedule 8.9(c) hereto, no Borrower or any of its ERISA Affiliates has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

8.10         Bank Accounts, etc.  All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower maintained at any bank or other financial institution are set forth on such Borrower’s Information Certificate, subject to the right of Borrowers to establish new accounts in accordance with Section 5.2 hereof.

8.11         Intellectual Property.  Each Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted.  As of the date hereof, no Borrower has any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in such Borrower’s Information Certificate and has not granted any licenses with respect thereto other than as set forth in such Borrower’s Information Certificate.  To the best of each Borrower’s knowledge, no event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of any Borrower’s Intellectual Property rights the loss of which could reasonably be expected to have a Material Adverse Effect.  To the best of each Borrower’s knowledge, except as could not reasonably be expected to have a Material Adverse Effect: (i) no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently, (ii) and no claim or litigation is pending or threatened against or affecting any Borrower contesting its right to sell or use any such Intellectual Property.  Each Borrower’s Information Certificate sets forth all of the agreements of such Borrower pursuant to which such Borrower has a license or other right to use any material trademarks, logos, designs or other material Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements (collectively, together with such agreements or other arrangements as may be entered into by any Borrower after the date hereof, collectively, the “License Agreements” and individually, a “License Agreement”).  No trademark, servicemark, copyright or other Intellectual Property at any time used by any Borrower which is owned by another person, or owned by such Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Eligible Inventory, except (a) as set forth on such Borrower’s Information Certificate, (b) to the extent permitted under the term of the License Agreements listed on such Borrower’s Information Certificate, and (c) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower under applicable law (including the United States Copyright Act of 1976).

8.12         Subsidiaries; Affiliates; Capitalization; Solvency.

(a)           No Borrower has any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in such Borrower’s Information Certificate.

(b)           Each Borrower is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on such Borrower’s Information Certificate as being owned by such Borrower and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of Subsidiary of a Borrower are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary of a Borrower is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

(c)           The issued and outstanding shares of Capital Stock of each Borrower are directly and beneficially owned and held by the persons indicated in such Borrower’s Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as may be permitted under the terms of the Financing Agreements.

(d)           Each Borrower is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and the other transaction contemplated hereunder.

8.13         Labor Disputes.

(a)           Set forth on Schedule 8.13 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to any Borrower and any union, labor organization or other bargaining agent in respect of the employees of such Borrower on the date hereof.

(b)           Except as could not reasonably be expected to have a Material Adverse Effect, there is (i) no unfair labor practice complaint pending against any Borrower or, to the best of such Borrower’s knowledge, threatened against it, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against such Borrower or, to best of such Borrower’s knowledge, threatened against it, and (ii) no strike, labor dispute, slowdown or stoppage is pending against any Borrower or, to the best of such Borrower’s knowledge, threatened against such Borrower.

8.14         Restrictions on Subsidiaries.  Except for restrictions contained in this Agreement, the Covenant Agreement, the Transition Services Agreement or any other agreement with respect to Indebtedness of any Borrower permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between Borrowers, (ii) between any Borrower and any Subsidiary of a Borrower, or (iii) between any Subsidiaries of any Borrower or (b) the ability of any Borrower or any of its Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

8.15         Material Contracts.  Schedule 8.15 hereto sets forth a list of all Material Contracts to which any Borrower is a party or is bound as of the date hereof.  Each Borrower has delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof.  No Borrower is in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

8.16         Credit Card Agreements.  Set forth in Schedule 8.16 hereto is a correct and complete list of all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among any Borrower, any of their Affiliates, the Credit Card Issuers, the Credit Card Processors and any of their Affiliates.  The Credit Card Agreements constitute all of such agreements necessary for Borrowers to operate their business as presently conducted with respect to credit cards and debit cards and no Receivables of any Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom such Borrower has entered into one of the Credit Card Agreements set forth on Schedule 8.16 hereto or with whom such Borrower has entered into a Credit Card Agreement in accordance with Section 9.22 hereof.  Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the Borrower that is party thereto and to the best of each Borrower’s knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect.  Except as could not reasonably (i) be expected to have a Material Adverse Effect or (ii) result in the cessation of the transfer of payments under any Credit Card Agreement to the Blocked Accounts as required under this Agreement, no default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred.  The applicable Borrower and the other parties thereto have complied with all of the terms and conditions of the

Credit Card Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder which constitute proceeds of Eligible Credit Card Receivables.  Borrowers have delivered, or caused to be delivered to Agent, true, correct and complete copies of all of the Credit Card Agreements.

8.17         Payable Practices.  Borrowers have not made any material changes in their historical accounts payable practices from those in effect immediately prior to the date of the Original Loan Agreement.

8.18         Accuracy and Completeness of Information.  All information furnished by or on behalf of any Borrower in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificates is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading.  No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.

8.19         No Defaults.  As of the date hereof, no event has occurred and is continuing that constitutes (a) an Event of Default or Default hereunder, or (b) except as could not reasonably be expected to have a Material Adverse Effect, a default or event of default under the Acquisition Documents, or the Transition Services Agreement or the Covenant Agreement.

8.20         Acquisition Documents; Transition Services.  Except for amendments or supplements thereto which do not materially alter Borrower’s rights or Obligations thereunder, Borrowers have delivered to Agent true, correct, and complete copies of all Acquisition Documents, including all schedules and exhibits thereto which Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby.  As of the date hereof, the only material services being provided to Borrowers under the Transition Services Agreement are logistics or other such Inventory processing and handling services.

8.21         Survival of Warranties; Cumulative.  All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender.  The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION 9.                                      AFFIRMATIVE AND NEGATIVE COVENANTS

9.1           Maintenance of Existence.

(a)           Except as permitted under Section 9.7 hereof, each Borrower shall at all times preserve, renew and keep in full force and effect its corporate existence and material rights and franchises with respect thereto and maintain in full force and effect all material licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted.

(b)           No Borrower shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from such Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the Certificate of Incorporation of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower as soon as it is available.

(c)           No Borrower shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days’ prior written notice from such Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith.  Without the prior written consent of Agent, such consent not to be unreasonably withheld, no Borrower shall change its type of organization, jurisdiction of organization or other legal structure.

9.2           New Collateral Locations.  Any Borrower may open any new location within the continental United States provided such Borrower (a) gives Agent written notice of the opening of any such new location on or before the date such Borrower decides to open such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

9.3           Compliance with Laws, Regulations, Etc.

(a)           Except as could not reasonably be expected to cause a Material Adverse Effect, each Borrower shall, and shall cause its Subsidiaries to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local statutes, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products

Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder) and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

(b)           Each Borrower shall give written notice to Agent promptly upon such Borrower’s receipt of any notice of, or such Borrower’s otherwise obtaining knowledge of any of the following, except if it could not reasonably be expected to have a Material Adverse Effect, (i) the occurrence of any event involving the unpermitted release, spill or discharge, threatened or actual, of any Hazardous Material by any Borrower or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material by any Borrower other than in the ordinary course of business and other than as permitted under any applicable Environmental Law.  Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers to Agent. Borrowers shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

(c)           Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower in order to avoid any non-compliance, with any Environmental Law except with respect to such noncompliance that could not reasonably be expected to have a Material Adverse Effect, Borrowers shall, at Agent’s request and Borrowers’ expense: (i) cause an independent environmental consultant reasonably acceptable to Agent to assess such non-compliance or alleged non-compliance with such Environmental Laws (including sampling and analysis, if necessary) and prepare and deliver to Agent a report as to such non-compliance setting forth the results of any sampling or analysis, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such consultant whenever the scope of such non-compliance, or any Borrower’s response thereto or the estimated costs thereof, shall change in any material respect.

(d)           Each Borrower shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower and the preparation and implementation of any closure, remedial or other required plans except to the extent such losses, claims, damages, liabilities, costs, and expenses arise out of or are attributable to the negligence or willful misconduct of Agent or any Lender.  All representations, warranties and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

9.4           Payment of Taxes and Claims.  Each Borrower shall, and shall cause its Subsidiaries to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes (i) the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or its Subsidiaries, as the case may be, and with respect to which adequate reserves have been set aside on its books or (ii) the non-payment of which could not reasonably be expected to have a Material Adverse Effect.

9.5           Insurance.  Each Borrower shall, and shall cause its Subsidiaries to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated.  Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer.  Each Borrower shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if such Borrower fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers.  All policies with regard to such insurance shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for such Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance.  Within ten days after the date hereof, Borrowers shall cause Agent to be named as a loss payee and an additional insured, as its interests may appear (but without any liability for any premiums), under such insurance policies and Borrowers shall obtain non-contributory lender’s loss payable endorsements to all such insurance policies in form and substance satisfactory to Agent.  Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower or any of its Affiliates.  Without limiting any other rights of Agent or Lenders, any insurance proceeds received by Agent at any time may be applied to payment of the Obligations, whether or not then due, in accordance with Section 6.4(a).  Upon application of such proceeds to the Revolving Loans, Revolving Loans may be available subject and pursuant to the terms hereof to be used for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds.

9.6           Financial Statements and Other Information.

(a)           Each Borrower shall, and shall cause its Subsidiaries to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower and its Subsidiaries in accordance with GAAP.  Borrowers shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers, and Borrowers shall notify their auditors and accountants that Agent is authorized to obtain such information directly from them.  Without limiting the foregoing, Borrowers shall furnish or cause to be furnished to Agent, the following: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of NY&Co and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of each Borrower, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in a form satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrowers are in compliance with the covenants set forth in Sections 9.17 and 9.18 of this Agreement for such month, (ii) during any Availability Compliance Period, on the last Business Day of any month therein, Borrowers will deliver to Agent and Ableco an Availability Compliance Report, along with a schedule in form and substance reasonably satisfactory to Agent and Ableco, of the calculations used in determining, as of the end of such month and such other date determined by Borrowers in its sole discretion, whether an Availability Compliance Reinstatement Date has occurred, and (iii) within ninety (90) days after each Fiscal Year-End, audited consolidated financial statements and unaudited consolidating financial statements of NY&Co and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of NY&Co and its Subsidiaries as of the Fiscal Year-End of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by NY&Co and reasonably acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of NY&Co and its Subsidiaries as of the Fiscal Year-End then ended.

(b)           Borrowers shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $1,000,000 or which if adversely determined would result in any material adverse change in any Borrower’s business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrowers shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $1,000,000 shall have been entered against any Borrower or any Borrower’s properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower, (v) any ERISA Event, and (vi) the occurrence of any Event of Default.

(c)           Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.  Following an IPO, Borrowers shall, in addition to the foregoing, promptly after the sending of all material business reports which any Borrower sends to its stockholders generally furnish or cause to be furnished to Agent copies thereof.

(d)           Without limiting the rights of Agent and Lenders under any other provision of this Agreement, as soon as available, but in any event not later than fifteen (15) days after the end of each calendar month, Borrowers shall deliver to Agent, in form and substance satisfactory to Agent, in each case certified by the chief financial officer of each Borrower as true and correct:  a statement confirming the payment of rent and other amounts due to owners and lessors of real property used by any Borrower in the immediately preceding month, subject to year-end or periodic adjustments, the addresses of all new retail store locations of any Borrower opened and existing retail store locations closed or sold, in each case since the date of the most recent certificate delivered to Agent containing the information required under this clause, and a report of any new deposit account established or used by any Borrower with any bank or other financial institution, including the Borrower in whose name the account is maintained, the account number, the name and address of the financial institution at which such account is maintained, the purpose of such account and, if any, the amount held in such account on or about the date of such report.

(e)           Beginning with the Fiscal Year-End 2004, as soon as available but in any event by no later than the thirtieth (30th) day after each Fiscal Year-End, Borrowers shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, as Agent may reasonably request.  Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other Governmental Authority, or to any Lender or Participant or prospective Lender or Participant, or any financial institution engaged in the same business as Agent.  Each Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers’ expense, copies of the financial statements of Borrowers (or any of them) and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers (or any of them) and to disclose to Agent and Lenders such information as they may have regarding the business of any Borrower.  Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by party to Agent or such Lender in writing.

9.7           Sale of Assets, Consolidation, Merger, Dissolution, Etc.  No Borrower shall, nor shall it permit any of its Subsidiaries to, directly or indirectly:

(a)           merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it; provided, however, upon prior written notice to Agent:

(i)            a Borrower may merge into or with or consolidate with another Borrower so long as both before and after giving effect thereto no Default, Event of Default or Material Adverse Effect exists or would occur;

(ii)           an Obligor may merge into or with or consolidate with another Obligor; and

(iii)          an Obligor may merge into or with or consolidate with a Borrower so long as (A) such Borrower is the surviving entity with respect thereto and continues to be an organization of the type, domiciled in the state and bearing the same corporate name as existed prior to such merger or consolidation, (B) no

Default or Event of Default then exists or would occur, (C) no liens, other than those permitted under the terms of this Agreement with regard to a Borrower, on the assets of such Obligor then exist, and (D) such Borrower would not, as a result of such transaction, be liable for any Indebtedness or other obligations of such Obligor, other than Indebtedness or other obligations which are permitted under the terms of this Agreement with regard to a Borrower.

(b)           sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock to any other Person or any of its assets to any other Person, except for

(i)            sales of Inventory in the ordinary course of business;

(ii)           subleases of real property or licenses of Intellectual Property in the ordinary course of business, as disclosed to Agent pursuant to quarterly reports of such activity,

(iii)          exclusive of sales or dispositions contemplated by clause (vi) hereof, the sale or other disposition of Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of Borrowers) so long as the value of such Equipment sold in any fiscal year is equal to or less than the value of all Equipment acquired in such year, and

(iv)          the issuance and sale by any Borrower of Capital Stock of such Borrower after the date hereof; provided, that, (A) Agent shall have received not less than ten (10) Business Days’ prior written notice of such issuance and sale by such Borrower, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower from such sale, (B) such Borrower shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of such Borrower to request or receive Loans or Letter of Credit Accommodations or the right of such Borrower to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of such Borrower with Agent and Lenders or are more restrictive or burdensome to such Borrower than the terms of any Capital Stock in effect on the date hereof and (D) if an Event of Default then exists, all of the proceeds of the sale and issuance of such Capital Stock shall be paid to Agent for application to the Obligations in accordance with Section 6.4(a) or at Agent’s option, to be held as cash collateral for the Obligations,

(v)           the issuance of Capital Stock of a Borrower consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of such Borrower for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower be required to issue, or shall such Borrower issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

(vi)          sales or other dispositions by any Borrower of assets in connection with the closing or sale of a retail store location of such Borrower in the ordinary course of such Borrower’s business which consist of leasehold interests in the premises of such store, the Equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such store; provided, that, as to each and all such sales and closings, on the date of, and after giving effect to, any such closing or sale, (A) the number of retail store locations closed or sold by all Borrowers in any fiscal year minus the number of retail stores opened by all Borrowers in such fiscal year, shall not exceed the amount equal to seven and one-half percent (7.5%) of the number of retail store locations of all Borrower as of the end of the immediately preceding fiscal year, (B) Agent shall have received not less than ten (10) Business Days prior written notice of such sale or closing, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Agent may request, (C) as of the date of such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (D) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction, and (E) any and all proceeds payable or delivered to any Borrower in respect of such sale or other disposition shall be paid or delivered, or caused to be paid or delivered, to Agent in accordance with the terms of this Agreement (except to the extent such proceeds reflect payment in respect of Indebtedness secured by a properly perfected first priority security interest in the assets sold, in which case, such proceeds shall be applied to such Indebtedness secured thereby),

(vii)         sales or transfers of assets between Borrowers,

(viii)        sales or transfers of assets from an Obligor to a Borrower so long as no Default or Event of Default would occur as a result thereof, and

(ix)           sales or transfers of assets among Obligors,

(c)           except as permitted in clause (a) above, wind up, liquidate or dissolve;

(d)           agree to do any of the foregoing.

9.8           Encumbrances.  No Borrower shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

(a)           the security interests and liens of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers;

(b)           liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or its Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books;

(c)           non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower’s, or such Subsidiary’s, business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(d)           zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, or such Subsidiary, as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

(e)           purchase money security interests in Equipment (including Capital Leases) to secure Indebtedness permitted under Section 9.9(b) hereof;

(f)            pledges and deposits of cash by such Borrower after the date of the Original Loan Agreement in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with the practices of such Borrower as of the date of the Original Loan Agreement;

(g)           pledges and deposits of cash by such Borrower after the date of the Original Loan Agreement to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the practices of such Borrower as of the date of the Original Loan Agreement; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent;

(h)           liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by a Borrower located on the premises of such Borrower (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Borrower and the precautionary UCC financing statement filings in respect thereof;

(i)            liens or rights of setoff or credit balances of such Borrower with Credit Card Issuers, but not liens on or rights of setoff against any other property or assets of such Borrower pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of such Borrower to the Credit Card Issuers as a result of fees and chargebacks;

(j)            deposits of cash with the owner or lessor of premises leased and operated by such Borrower in the ordinary course of the business of such Borrower to secure the performance by such Borrower of its obligations under the terms of the lease for such premises;

(k)           judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish a Reserve with respect thereto; and

(l)            the security interests and liens set forth on the Information Certificates.

9.9           Indebtedness.  No Borrower shall, nor shall it permit any of its Subsidiaries to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness of any other Person, except:

(a)           the Obligations;

(b)           purchase money Indebtedness (including Capital Leases) arising after the date of the Original Loan Agreement to the extent secured by purchase money security interests in Equipment (including Capital Leases) so long as such security interests do not apply to any property of any Borrower, or any Subsidiary of a Borrower other than the Equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment so acquired, as the case may be;

(c)           unsecured Indebtedness of a Borrower arising after the date of the Original Loan Agreement in an amount at any one time outstanding not to exceed $10,000,000, in the aggregate for both Borrowers, to any third person, provided, however, that the foregoing amount may be increased by up to an additional $10,000,000 if such Indebtedness is subject to an intercreditor agreement between such creditor and Agent, in form and substance reasonably satisfactory to Agent and Ableco; provided, further, that, if such Indebtedness is incurred while an Event of Default has occurred and is continuing, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions acceptable to Agent and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Agent and such third party, in form and substance satisfactory to Agent, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of such Borrower to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in such order and manner consistent with Section 6.4(a), or at Agent’s option, to be held as cash collateral for the Obligations, (v) such Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (vi) such Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by such Borrower or on its behalf promptly after the receipt thereof, or sent by such Borrower or on its behalf concurrently with the sending thereof, as the case may be;

(d)           the issuance by Lerner, and the guaranty thereof by Guarantors, of no more than $125,000,000 in senior unsecured notes (the “Bond Debt”) so long as any indenture or other documentation related to or governing the Bond Debt (the “Bond Debt Documentation”) provides that:  (i) no payments are required to be paid prior to the stated maturity date of the Bond Debt other than (A) scheduled cash interest payments, interest on overdue interest and not more than 2% per annum in additional interest in the event a default arises in connection with a customary exchange offer or registration of such notes under the Securities Act of 1933, (B) customary mandatory prepayments out of asset sale proceeds that have not been used to purchase replacement assets or prepay senior indebtedness (including the Obligations) and customary change of control provisions and (C) any other payments terms which Agent and Ableco have consented to in writing; (ii) the Bond Debt bears interest at a rate no higher than the rate set forth in the Bond Debt Side Letter; provided, that the obligors thereunder may pay interest on overdue interest and payments (not to exceed 2% per annum) in connection with certain defaults; (iii) the Bond Debt does not mature on or prior to the date that is six months after the Term Loan Maturity Date; and (iv) no Default or Event of Default exists at the time the Bond Debt is incurred or would occur as a result thereof;

(e)           refinancing of the Indebtedness referenced in the subsections (a), (b), (c) or (d) above so long as such Indebtedness continues to comply with all provisions of such subsections (a), (b), (c) or (d), as applicable, and the incurrence of such Indebtedness would not otherwise cause a Default or Event of Default to occur;

(f)            unsecured Indebtedness arising under or pursuant to any agreements entered into by a Borrower or a Subsidiary of a Borrower, for non-speculative purposes, that provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Person’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices;

(g)           Indebtedness arising in connection with the Current Deferred Compensation Plan or any other reasonable deferred compensation plan to officers, employees and directors for services rendered to Borrowers in the ordinary course of business;

(h)           the Indebtedness set forth on Schedule 9.9(h) hereto or other Indebtedness of any Borrower to another Borrower or Obligor or of any Obligor to a Borrower or another Obligor, in each case, so long as (i) such Obligors are parties to the Intercompany Subordination Agreement, (ii) such Indebtedness is unsecured and (iii) payments made by a Borrower with respect to such Indebtedness are made on a non-cash basis by way of a balance sheet adjustment; and

(i)            Indebtedness arising under or in connection with the Acquisition Documents with regard to indemnities for or guaranties of Sellers’ or its Affiliates obligations with respect to leased property which is subleased to a Borrower or Obligor by such Person.

9.10         Prepayments and Amendments; Loans, Investments, Etc.

(a)           No Borrower shall, nor permit any of its Subsidiaries to, directly or indirectly, prepay, redeem, defease, purchase or otherwise acquire: (i) the Obligations except in accordance with this Agreement; (ii) the Bond Debt (whether by repayment or repurchase) unless: (A) the Term Loan and all Obligations related thereto have been paid in full; (B) Borrowers’ EBITDA for the twelve-month period most recently ended prior to such payment is $55,000,000 or more; and (C) both before and after giving effect to such payment, (1) no Default or Event of Default then exists or would occur and (2) Excess Availability plus Qualified Cash is $40,000,000 or more and (iii) any Indebtedness which has been subordinated to the Obligations except in accordance with the terms of such subordination.

(b)           No Borrower shall, nor permit any of its Subsidiaries to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

(i)            the endorsement of instruments for collection or deposit in the ordinary course of business;

(ii)           investments in cash or Cash Equivalents, provided, that, (i) no Revolving Loans are then outstanding and (ii) the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

(iii)          the equity investments of such Borrower in its Subsidiaries existing as of the date hereof or otherwise permitted to be made hereunder,

provided, that, such Borrower shall not have any further obligations or liabilities to make any capital contributions or other additional investments in or for the benefit of any of such Subsidiaries;

(iv)          loans and advances by such Borrower to employees of such Borrower not to exceed the principal amount of $2,000,000 in the aggregate for all Borrowers at any time outstanding for:  (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

(v)           stock or obligations issued to such Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent’s request, together with such stock power, assignment or endorsement by such Borrower as Agent may request;

(vi)          obligations of account debtors to such Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower; provided, that, promptly upon the receipt of the original of any such promissory note by such Borrower, such promissory note shall be endorsed to the order of Agent by such Borrower and promptly delivered to Agent as so endorsed;

(vii)         the loans and advances set forth on Schedule 9.10 hereto; provided, that, as to such loans and advances, (i) such Borrower shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and (ii) such Borrower shall furnish to Agent all notices or demands in connection with such loans and advances either received by such Borrower or on its behalf, promptly after the receipt thereof, or sent by such Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

(viii)        investments made by such Borrower in connection with the purchase of assets or Capital Stock of a Person engaged in substantially the same or a related business as such Borrower in an amount not to exceed $10,000,000 in the aggregate for all Borrowers, so long as (A) no Event of Default has occurred and is continuing, (B) Borrowers have Excess Availability of at least $15,000,000 after giving effect to such investment, and (C) such Person shall have executed and delivered a Guaranty to Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, and the assets of such Person shall not be included in the calculation of the Borrowing Base; provided, however, that Borrowers may make additional investments as provided herein in an amount not to exceed $20,000,000 in the aggregate for all Borrowers so long as (A) no Event of Default has occurred and is continuing, (B) Borrowers have Excess Availability plus Qualified Cash of at least $40,000,000 after giving effect to such investment, and (C) such Person shall have executed and delivered a Guaranty to Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers, and the assets of such Person shall not be included in the calculation of the Borrowing Base; and

(ix)           loans or advances from (A) one Borrower to another, (B) from an Obligor to a Borrower or another Obligor so long as such Obligors are parties to the Intercompany Subordination Agreement, or (C) from any Borrower to any Obligor so long as (1) such loans or advances are made on a non-cash basis as balance sheet entries and (2) such Obligor is a party to the Intercompany Subordination Agreement.

9.11         Dividends and Redemptions.  No Borrower shall, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

(a)           any Borrower may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);

(b)           any Borrower may pay dividends to any other Borrower and any Obligor may pay dividends to any Borrower;

(c)           Borrowers may pay (directly or indirectly) dividends to NY&Co to the extent required to permit NY&Co to repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (A) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (B) such repurchase shall be paid with funds legally available therefor, (C) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Lerner is a party or by which Lerner or its properties are bound, and (D) the amount of all payments for such repurchases in any calendar year shall not exceed $5,000,000 in the aggregate for both Borrowers; provided, however, that the foregoing amount may be increased by an additional amount not to exceed $10,000,000 if Borrowers have Excess Availability plus Qualified Cash of at least $40,000,000 after giving effect to such payments;

(d)           Borrowers may pay dividends (directly or indirectly) to NY&Co for annual management fees and cost reimbursement payable to Bear Stearns Merchant Manager II, LLC, pursuant to the terms of the Advisory Services Agreement dated as of November 27, 2002, as in effect on the date of the Original Loan Agreement, so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) such fees shall be in an aggregate annual amount of up to the greater of $750,000 or two and one-half percent (2.5%) of the EBITDA for the fiscal year to which such fees relate;

(e)           Borrowers may pay dividends (directly or indirectly) to NY&Co in an aggregate amount not to exceed $10,000,000 for investments made by NY&Co in connection with the purchase of assets or Capital Stock of a Person engaged in a business activity similar to or related to the business of Borrowers, so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) Borrowers have Excess Availability plus Qualified Cash of at least $40,000,000 after giving effect to such payment of dividend and (iii) Borrowers’ trailing Average Excess Availability plus Qualified Cash for the fiscal quarter preceding the date of any such investment is greater than $40,000,000;

(f)            Borrowers may pay dividends (directly or indirectly) to NY&Co, or any other corporation that is the parent of any affiliated, consolidated, combined or unitary group of corporations of which Borrowers are members, in an amount equal to the sum of (i) the federal, state and local income tax liability of such group that is attributable to Borrowers and their respective Subsidiaries and (ii) amounts owed by NY&Co to the independent trade creditors, service providers, employees and independent directors of NY&Co (other than Bear Stearns Merchant Manager II, LLC), for the services or goods (of the types set forth on Schedule 9.11(f)) supplied by such independent trade creditors, service providers, employees and independent directors which have conferred a direct benefit to Borrowers and/or their respective Subsidiaries, plus an arms-length cost plus fees (not to exceed one and three-quarters of one percent (1.75%) of the amounts payable thereof) to NY&Co for its services rendered in arranging and processing payments for those goods and services;

(g)           on the Closing Date, Borrowers may pay a dividend (directly or indirectly) of no more than $85,000,000 to NY&Co to the extent required, and actually so used, to repay in full the Subordinated Note;

(h)           on the Closing Date, Borrowers may pay a dividend (directly or indirectly) of no more than $20,000,000 to NY&Co to the extent required, and actually so used, to repurchase the Warrant;

(i)            Borrowers may pay dividends (directly or indirectly) to NY&Co, of an amount not to exceed, in the aggregate for all such dividends made pursuant to this Section 9.11(i) after the Closing Date, of the lesser of (i) $150,000,000 minus all Retained Amounts or (ii) (A) the sum of (1) the net cash proceeds of the Bond Debt received by Borrowers plus (2) $25,000,000 minus (B) the sum of (1) all amounts paid pursuant to Section 9.11(h) above plus (2) all Retained Amounts (as defined below); in each case so long as (X) no Default or Event of Default then exists or would occur after giving effect to such dividend and (Y) the Bond Debt was incurred in conformity with the provisions of this Agreement; provided, however, if the Borrowers elect to retain any portion of the proceeds of the Bond Debt and not dividend such amount to NY&Co pursuant to this Section 9.11(i), the Borrowers shall give to Agent a written notice of such intention, which notice shall state the amount of such proceeds to be retained by Borrowers (each a “Retained Amount”) and be irrevocable when given (each a “Notice of Retention”); and

(j)            Borrowers may pay dividends (directly or indirectly) to NY&Co of an amount not to exceed, in the aggregate for any one fiscal year of the Borrowers, 15% of Borrowers’ Net Income for such fiscal year, in each case, so long as (i) no Default or Event of Default then exists or would occur after giving effect to such dividend, (ii) Excess Availability plus Qualified Cash during the 120 consecutive day period immediately preceding such dividend equals or exceeds $40,000,000; (iii) an IPO has occurred and (iv) the Term Loan and all Obligations related thereto have been paid in full.

9.12         Transactions with Affiliates.  No Borrower shall, directly or indirectly:

(a)           except as provided in subsection (b) below, purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of a Borrower (other than another Borrower), except in the ordinary course of and pursuant to the reasonable requirements of Borrowers’ business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm’s length transaction with an unaffiliated person; or

(b)           make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of any Borrower, except

(i)            reasonable current or deferred compensation to officers, employees and directors for services rendered to Borrowers in the ordinary course of business, and

(ii)           as permitted under Section 9.11 hereto (including any redemption, acquisition or distribution in respect of any shares of Capital Stock or equity securities of NY&Co from the proceeds of the dividends described in Section 9.11(i) or Section 9.11(j)).

9.13         Compliance with ERISA.  Except as could not reasonably be expected to have a Material Adverse Effect, each Borrower shall, and shall with respect to any Pension Plan cause each of its ERISA Affiliates, to:  (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any Pension Plan so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any non-exempt prohibited transaction which would be reasonably likely to subject any Borrower or any ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Pension Plan under Section 302 of ERISA, Section 412 of the Code or the terms of such Pension Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any Pension Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any Pension Plan that is a single employer plan, which termination could result in any material liability to any Borrower.

9.14         End of Fiscal Years; Fiscal Quarters.  Borrowers shall, for financial reporting purposes, cause their, and each of their respective Subsidiaries’ (a) fiscal years to end on the Fiscal Year-End of each year and (b) fiscal quarters to end on First Quarter-End, Second Quarter-End, Third Quarter-End, and Fourth Quarter-End of each year.

9.15         Change in Business.  No Borrower shall, nor shall it permit its Subsidiaries to, engage in any business other than the business of Lerner on the date of the Original Loan Agreement and any business reasonably related, ancillary or complimentary to the business in which Lerner was engaged as of the date of the Original Loan Agreement.

9.16         Limitation of Restrictions Affecting Subsidiaries.  No Borrower shall, directly or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of any Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or any of its Subsidiaries; (b) make loans or advances to such Borrower or any of its Subsidiaries, (c) transfer any of its properties or assets to such Borrower or any of its Subsidiaries; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or any of its Subsidiaries, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower prior to the date on which such Subsidiary was acquired by such Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date of the Original Loan Agreement; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

9.17         Minimum Excess Availability.  At all times, Borrowers shall maintain Excess Availability of at least $7,500,000.

9.18         Financial Covenants.

(a)           Prior to the repayment in full of the Term Loan and all Obligations related thereto, in the event that as of the end of any fiscal month of the Borrowers the average amount of Borrowers’ Excess Availability plus Qualified Cash for such month is less than $40,000,000, Borrowers shall be required to maintain their:

(i)            EBITDA in an amount of no less than $55,000,000 when calculated on a 12-month trailing basis and measured as of the end of such month;

(ii)           Leverage Ratio at no greater than 2.75 to 1.0 when measured as of the end of such month; and

(iii)          Leverage Ratio (Funded) at no greater than 1.875 to 1.0 when measured as of the end of such month.

(b)           In the event Borrowers’ Excess Availability plus Qualified Cash is at any time less than $15,000,000, Borrowers shall be required to maintain their EBITDA in an amount of no less than $55,000,000 when calculated on a trailing 12-fiscal month basis and measured as of the end of the fiscal month most recently ended.

9.19         License Agreements.

(a)           Except as could not reasonably be expected to have a Material Adverse Effect, each Borrower shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to any of the foregoing; except, subject to Section 9.19(b) below, a Borrower may cancel, surrender or release any material License Agreement in the ordinary course of the business of such Borrower; provided, that, such Borrower shall give Agent not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Agent prompt written notice of any material License Agreement entered into by such Borrower after the date of the Original Loan Agreement, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request (subject to any obligation of confidentiality contained therein), (v) give Agent prompt written notice of any notice of default sent to another party to a material License Agreement by such Borrower of any material breach of any obligation, or any default, by such party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by such Borrower in the case of a notice to such Borrower and concurrently with the sending thereof in the case of a notice from such Borrower) a copy of each notice of default and every other notice and other communication received or delivered by such Borrower in connection with any material License Agreement which relates to the right of such Borrower to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

(b)           Each Borrower will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or give Agent prior written notice that such Borrower does not intend to renew or extend the term of any such material License Agreement, not less than sixty (60) days prior to the date of any such non-renewal or expiration.  In the event of the failure of any Borrower to extend or renew any material License Agreement to which it is a party for reasons which are commercially unreasonable, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Borrower, as Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing.  Agent may, but shall not be required to, perform any or all of such obligations of such Borrower under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower thereunder, except for amount due to Obligors.  Any sums so paid by Agent shall constitute part of the Obligations.

9.20         After Acquired Real Property.  If any Borrower or Guarantor hereafter acquires any Real Property, fixtures or any other property, then if such Real Property, fixtures or other property at any location (or series of adjacent, contiguous or related locations, and regardless of the number of parcels) has a fair market value in an amount equal to or greater than $3,000,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Agent or any Lender, or duties or obligations of any Borrower or Guarantor, promptly upon Agent’s request, such Borrower or Guarantor shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance satisfactory to Agent and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower or Guarantor would otherwise be permitted to incur hereunder or under its Guaranty, as applicable, or as otherwise consented to in writing by Agent and Ableco) and such other agreements, documents and instruments as Agent may reasonable require in connection therewith.  Notwithstanding any provisions to the contrary herein, no Borrower or Guarantor shall be required to deliver to Agent a mortgage, deed of trust or deed to secure debt if the Real Property to be secured thereby is a leasehold interest, and the granting of such security interest is prohibited under the lease and the landlord has withheld its consent to such security interest.  Except as provided in Section 9.8 hereof or if Agent’s and Ableco’s prior written consent shall have been obtained, no Borrower shall grant to any Person other than Agent a lien on or security interest in the Real Property located on 466-472 53rd Street, Brooklyn, New York.

9.21         Costs and Expenses.  Borrowers shall pay to Agent and Ableco on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including:  (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, appraisal fees and search fees, costs and expenses of remitting Loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent’s customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all reasonable out-of-pocket expenses and costs incurred by Agent during the course of periodic field examinations of the Collateral and Borrowers’ operations, plus a per diem charge at the then standard rate for Agent’s field examiners in the field and office (which rate as of the date hereof is of $800 per person per day); provided, however, that so long as no Event of Default has occurred and is continuing, and no Compliance Triggering Event has occurred, Borrowers shall not be obligated to reimburse the Agent for more than 3 field examinations of the Collateral in any 12 consecutive month period; and (g) the fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing.

9.22         Credit Card Agreements.  Each Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the Credit Card Agreements and at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, any Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower; provided, that, such Borrower shall give Agent not less than ten (10) Business Days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (c) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless Agent shall have received not less than ten (10) Business Days prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Agent may request) and such Borrower delivers, or causes to be delivered to Agent, a Credit Card Acknowledgment in favor of Agent; (d) give Agent immediate written notice of any Credit Card Agreement entered into by such Borrower after the date of the Original Loan Agreement, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may reasonably request; (e) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements; and (f) not modify any instructions given by Agent to any Credit Card Issuer or Credit Card Processor provided for in any Credit Card Acknowledgement or otherwise direct the remittance of payments under any Credit Card Agreement to any account other than the Blocked Account.

9.23         Further Assurances.  At the request of Agent at any time and from time to time, Borrowers shall, and shall cause Guarantors to, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements.  Upon any Borrower’s request for a Loan or a Letter of Credit Accommodation in accordance with the provisions of Section 6.5 hereof, Agent may request a certificate from an officer of each Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied.  In the event of such request by Agent, Agent and Lenders may, at Agent’s option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

9.24         Private Label Credit Cards.  In the event an Event of Default has occurred and is continuing and upon Agent’s written notice to Borrowers, Borrowers will cease to receive any In Store Payments.  Upon an acceleration of the Obligations following an Event of Default, Borrowers will cease to accept any customer payments made through any Borrower’s private label credit cards.

9.25         Termination of Transition Services Agreement.  Borrowers shall give Agent written notice of the termination of the Transition Services Agreement thirty (30) days prior to the date of such termination.

9.26         Cash Collateral Account.  Upon the establishment by Borrowers of the Cash Collateral Account, Borrowers shall:

(a)           continue to maintain such account at their sole expense;

(b)           ensure that at all times the Cash Collateral Account Control Agreement is in effect with respect to the Cash Collateral Account;

(c)           not, without the prior written consent of Agent, close or transfer the Cash Collateral Account or take any other action with respect to the Cash Collateral Account that is not expressly authorized by this Agreement;

(d)           provide to Agent, as and when received by Borrowers, copies of all statements received by Borrowers with respect to the Cash Collateral Account to the extent that the financial institution or other person with whom such account is maintained has not provided such statements directly to Agent;

(e)           in the event the available balance of the Cash Collateral Account is at any time less than an amount sufficient to support the advances then outstanding pursuant to Section 1.27(a)(i)(E) hereof, immediately report such event to Agent and immediately, but in any event within 2 Business Days after receipt of written notice from Agent of such event, deposit readily available funds to the Cash Collateral Account sufficient to cause such balance to support the full amount of all advances then outstanding pursuant to Section 1.27(a)(i)(E) hereof; and

(f)            not make any withdrawals or transfers from the Cash Collateral Account without the prior written consent of Agent, which consent shall not be unreasonably withheld to the extent that both before and after giving effect to such withdrawal or transfer, (i) no Default or

Event of Default then exists and (ii) the then outstanding balance of the Revolving Loans made against the available balance of the Cash Collateral Account is greater than or equal to 95% of the available balance of the Cash Collateral Account.

9.27         Certain Collateral Access Agreements.  Notwithstanding the provisions of the definition of Eligible Domestic In-Transit Inventory, Eligible In-Transit Inventory, Eligible In-Transit LC Inventory or Eligible Landed Inventory requiring that a Collateral Access Agreement be in place with regard to the Inventory (and documents and instruments related thereto) in the possession or under the control of Carmichael International Services, Inc., Exel Global Logistics and Federal Express Corporation (the “Bailees”), subject to all other provisions of this Agreement concerning Eligible Inventory, such Inventory Bailees shall be considered Eligible Inventory so long as Agent receives a Collateral Access Agreement, in form and substance satisfactory to Agent from each of the Bailees within sixty (60) days after the date hereof.

SECTION 10.                               EVENTS OF DEFAULT AND REMEDIES

10.1         Events of Default.  The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a)           (i) Borrowers fail to pay any of the Obligations within two (2) Business Days after the same becomes due and payable or (ii) any Borrower fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.13, 9.14, 9.16, 9.20 and 9.22 of this Agreement and such failure shall continue for fifteen (15) Business Days; provided, that, such fifteen (15) Business Day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such fifteen (15) Business Day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by such Borrower of any such covenant or (iii) any Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

(b)           any representation, warranty or statement of fact made by any Borrower to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(c)           any Guarantor or Obligor revokes or terminates, or purports to revoke or terminate, or fails to perform any of the terms, covenants, conditions or provisions of any Guaranty or other guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

(d)           any (i) judgment for the payment of money is rendered against any Borrower or any Obligor in excess of $2,500,000 in any one case or in excess of $5,000,000 in the aggregate for both Borrowers (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or any Obligor or any of the Collateral having a value in excess of $2,500,000 or (ii) unless consented to by Ableco and Agent, any settlement of a legal action or litigated claim or controversy is made by any Borrower or any Obligor in an amount in excess of $2,500,000 (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such settlement) if (A) any portion of the Term Loan is outstanding and (B) after giving pro forma effect to such payment as of the last day of the latest fiscal month ended prior to the date of such payment, the Borrowers would have satisfied the covenants set forth in Section 9.18(a) hereof for such prior fiscal month;

(e)           except as permitted by Section 9.7, any Borrower or any Obligor dissolves or suspends or discontinues doing business;

(f)            any Borrower or any Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(g)           a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower, any Guarantor, any Obligor or all or any part of any such Person’s properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower, any Guarantor or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(h)           a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower, any Guarantor or any Obligor or for all or any part of its property;

(i)            any default by any Borrower or Obligor under any Material Contract (other than a Credit Card Agreement) which default continues beyond any cure period applicable thereto;

(j)            any Credit Card Issuer or Credit Card Processor: (i) shall send notice to any Borrower that it is ceasing to make or suspending payments to such Borrower of amounts due or to become due to such Borrower or shall cease or suspend such payments, (ii) shall send notice to any Borrower that it is terminating its arrangements with such Borrower or such arrangements shall terminate as a result of any event of default under such arrangements, except where (A) the loss of services by a Credit Card Issuer or Credit Card Processor would not result in non-payment of amounts due to any Borrower or could not reasonably be expected to cause a Material Adverse Effect or (B) such Borrower shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within forty-five (45) days after the date of any such notice, (iii) withholds payment of amounts otherwise payable to any Borrower to fund a reserve account or otherwise hold as collateral, or shall require any Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed an aggregate for both Borrowers of $5,000,000 at any one time or (iv) debits or deducts any amounts from any deposit account of any Borrower;

(k)           any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

(l)            an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an amount which could reasonably be expected to have a Material Adverse Effect;

(m)          any Change of Control;

(n)           the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower or any Obligor of which such Borrower, such Obligor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $2,500,000 or (ii) any other property of any Borrower which is necessary or material to the conduct of its business, and which indictment or proceeding, in the Agent’s reasonable judgment, has had, or could reasonably be expected to have, a Material Adverse Effect;

(o)           there shall be an event of default under any of the other Financing Agreements;

(p)           any event occurs that gives rise to an actual termination of the logistics and other Inventory handling services being provided pursuant to the Transition Services Agreement as of the date hereof and such services have not been adequately replaced by another service provider or assumed by a Borrower or an Obligor; or

(q)           the occurrence of any event which results in the mandatory redemption, repurchase or other prepayment by any Borrower or Guarantor of the Bond Debt unless such redemption, repurchase or prepayment is avoided by a payment being made to Agent for application to the Obligations.

10.2         Remedies.

(a)           At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law.  All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or any Obligor of this Agreement or any of the other Financing Agreements.  Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

(b)           Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) make Reserves for all sales, excise or similar taxes that are past due, (iii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iv) require Borrowers or any Obligor, at Borrowers’ expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (v) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (vi) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vii) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or any Obligor, which right or equity of redemption is hereby expressly waived and released by each Borrower and Obligors and/or (viii) terminate this Agreement.  If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent.  If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers waive any other notice.  In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrowers waive the posting of any bond which might otherwise be required.  At any time an Event of Default exists or has occurred and is continuing, upon Agent’s request, Borrowers will either, as Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund Agent’s reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations.  Such cash collateral shall be in the amount equal to one hundred ten percent (110%) of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.

(c)           At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, enforce the rights of any Borrower or any Obligor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables.  Without limiting the generality of the foregoing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, at such time or times (i) notify any or all account debtors (including Credit Card Issuers and Credit Card Processors), secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors (including Credit Card Issuers and Credit Card Processors), secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto, and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders.  At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers and Obligors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.  In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent’s request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.

(d)           (i)            Notwithstanding anything to the contrary contained herein, Agent shall demand payment of the Obligations and commence and pursue such other Enforcement Actions, in each case as Agent in good faith deems appropriate, upon the expiration of any Standstill Period; provided, that, (A) the applicable Specified Default has not been waived, (B) in the good faith determination of Agent, taking an Enforcement Action is permitted under the terms of this

Agreement and/or the other Financing Agreements and applicable law, (C) taking an Enforcement Action would not result in any liability of Agent to any Borrower, any Obligor or any other Person, (D) Agent shall be entitled to all of the benefits of Section 12 hereof and (E) the Required Term Loan Lenders have not consented to an extension of the Standstill Period.

(ii)           At any time on or after the earlier of the date that any one or more of the following events has occurred: (A) the maturity of all or any portion of the Obligations has been accelerated based on an Event of Default under the Loan Documents; (B) any of the Obligations owing to any Term Loan Lender shall not be paid in full when due and owing; or (C) Agent has commenced any Enforcement Action with respect to Borrowers, any Guarantor, any other Obligor, or any Collateral; then the Term Loan Lenders shall have the right (but not the obligation) by giving a written notice (a “Buy-Out Notice”) to Agent, for the benefit of the Revolving Loan Lenders, to acquire on the date that is 5 Business Days after the date of Agent’s receipt of such Buy-Out Notice, from the Revolving Loan Lenders all (but not less than all) of the right, title, and interest of the Revolving Loan Lenders in and to the Obligations, the Revolving Loan Commitments, and the Financing Agreements (including without limitation, their interest in the Revolving Loan Credit Facility).

(iii)          Upon the receipt by Agent of the Buy-Out Notice, the Term Loan Lenders irrevocably shall be committed to acquire, within 5 Business Days following such receipt, from the Revolving Loan Lenders all (but not less than all) of the right, title, and interest of Revolving Loan Lenders in and to the Obligations, the Revolving Loan Commitments, and the Financing Agreements (including without limitation, their interest in the Revolver Credit Facility) by paying to the Agent, for the benefit of the Revolving Loan Lenders, in cash a purchase price (the “Purchase Price”) equal to (subject to this Agreement) the sum of:

(A)          100% of the outstanding balance of amounts due with respect to the Revolving Loans, including, without limitation, principal, interest accrued and unpaid thereon, and any unpaid fees and premiums (other than the Early Termination Fee; any entitlement to the Early Termination Fee being only as set forth in subsection (vi) below), to the extent earned or due and payable in accordance with the Financing Agreements;

(B)           any un-reimbursed obligations in respect of Letter of Credit Accommodations owing to the Revolving Loan Lenders (which may be satisfied by providing cash collateralization of the reimbursement obligations in respect of undrawn Letters of Credit in an amount equal to 110% of the undrawn face amounts thereof); and

(C)           all expenses of the Revolving Loan Lenders to the extent earned or due and payable in accordance with the Financing Agreements

(including the reimbursement of extraordinary expenses, financial examination expenses, and appraisal fees).

(iv)          Upon payment of the Purchase Price, the Revolving Loan Lenders shall assign to the Term Loan Lenders their right, title, and interest with respect to the Obligations, the Revolving Loan Commitments, and the Financing Agreements (the “Transferred Assets”), which transfer shall be made without any representation, recourse, or warranty whatsoever (except that each of the Revolving Loan Lenders shall warrant to the Term Loan Lenders that (A) the amount quoted by the applicable Revolving Loan Lender (as applicable) as its portion of the Purchase Price represents the amount shown as due with respect to the Transferred Assets as reflected on its books and records, (B) it owns, or has the right to transfer to the Term Loan Lenders, the Transferred Assets, and (C) the Transferred Assets will be free and clear of liens and adverse claims).

(v)           Anything contained in Section 10.2(d)(iii) to the contrary notwithstanding, in the event that (A) the Term Loan Lenders receive the Early Termination Fee in cash, (B) all other Obligations other than the Early Termination Fee are repaid in full, and (C) the Agreement is terminated, in each case, within 90 days following the date on which the Term Loan Lenders pay the Purchase Price pursuant to this Section 10.2(d), then the Term Loan Lenders shall pay a supplemental purchase price in respect of the Purchased Assets under this Section 10.2(d) in an amount equal to the portion of the Early Termination Fee to which the Revolving Loan Lenders would have been entitled had the purchase under this Section 10.2(d) not occurred.

(vi)          In the event that the Term Loan Lenders elect to acquire all (but not less than all) of the Purchased Assets pursuant to this Section 10.2(d): (A) the Agent shall have the right, but not the obligation, to resign under Section 12.13 hereof, and (B) the Term Loan Lenders shall have the right, but not the obligation, to require the Agent to resign under Section 12.13 hereof; in each case, effective immediately upon the receipt by the Agent of the Purchase Price.

(e)           Notwithstanding anything else to the contrary contained in this Agreement, upon the failure of Borrowers to comply with the covenants set forth in Section 9.18(a), (i) such event shall not constitute a Default or Event of Default under this Agreement and (ii) Agent shall not, and shall not be obligated to, issue a default notice with respect to such Event of Default or otherwise exercise any rights or remedies under the Financing Agreements with regard to such event unless, in the case of both (i) and (ii) above, the Required Term Loan Lenders have not issued a written waiver of their right to require that such event be designated an Event of Default under this Agreement and any of the following occur: (x) the Required Term Loan Lenders notify Agent and the Borrowers that such event is an Event of Default, (y) Borrowers’ Excess Availability plus Qualified Cash shall thereafter be less than $15,000,000, or (z) 60 days shall have elapsed since the date such event occurred.

(f)            If Agent determines at any time that any amount received by Agent must be returned to any Borrower or any Obligor or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Agreement, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, that Agent is required to pay to any Borrower or any Obligor or such other person (without setoff, counterclaim or deduction of any kind).

(g)           Anything in this Agreement, any Financing Agreement or any other agreements or document related hereto to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action (other than actions against Agent for violating its obligations under this Agreement) to protect or enforce its rights arising out of this Agreement or one or more Financing Agreements without first obtaining the prior written consent of Agent, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement or one or more Financing Agreements shall be taken in concert and at the direction or with the consent of Agent.  Each Lender agrees and acknowledges that Agent may exercise all rights and remedies provided to Agent under, and in accordance with, the terms of the Financing Agreements and applicable law (including, without limitation, with respect to the liens granted to Agent).

(h)           To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Borrowers, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral.  Each Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section.  Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(i)            For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower hereby grants to Agent, to the extent assignable and to the extent that the same would not conflict with or, under applicable law and the terms of such agreement, result in the invalidity or breach of any agreements (other than any agreement between any Borrower or any other Obligor) or otherwise result in the revocation, infringement, unenforceability, misappropriation or dilution of any rights in any Intellectual Property forming the subject thereof, an irrevocable, non-exclusive license (exercisable upon the occurrence of and during the continuation of an Event of Default) without payment of royalty or other compensation to any Borrower or any other Obligor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by such Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(j)            Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due.  Borrowers and Obligors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys’ fees and expenses.

(k)           Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, (i) Agent and Lenders may, at Agent’s option, and upon the occurrence of an Event of Default, at the direction of the Required Lenders, Agent and Lenders shall, without notice, (A) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (B) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent and Lenders to Borrowers, and (ii) Agent may, at its option, establish such Reserves as Agent determines without limitation or restriction, notwithstanding anything to the contrary provided herein.

SECTION 11.                               JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW.

11.1         Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)           The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b)           Borrowers, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the State of New York and the State and Federal courts located in the Borough of Manhattan, County of New York, State of New York, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or any Obligor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or any Obligor or its or their property).

(c)           Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon such Borrower in any other manner provided under the rules of any such courts.  Within thirty (30) days after such service, such Borrower shall appear in answer to such process, failing which such Borrower shall be deemed in default and judgment may be entered by Agent against such Borrower for the amount of the claim and other relief requested.

(d)           BORROWERS, AGENT AND LENDERS EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  BORROWERS, AGENT AND LENDERS EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)           Agent and Lenders shall not have any liability to any Borrower or any Obligor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.  In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.  Each Borrower:  (i) certifies that neither Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

11.2         Waiver of Notices.  Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein.  No notice to or demand on any Borrower which Agent or any Lender may elect to give shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances.

11.3         Amendments and Waivers.

(a)           Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent’s option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by Borrowers; except, that:

(i)            without the prior written consent of Agent and each Lender, no such amendment, waiver, discharge or termination shall:

(A)          amend, modify or waive any of the provisions of the introductory paragraph of Section 11.3(a) or any of the provisions of this Section 11.3(a)(i);

(B)           reduce any percentage specified in the definition of Required Lenders or amend, modify or waive any provision of the definition of Pro Rata Share;

(C)           release any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof);

(D)          consent to the assignment or transfer by any Borrower or any Obligor of any of their rights and obligations under this Agreement;

(E)           amend, modify or waive any of the provisions of Section 6.4 or Section 10.2(d) hereof or the definitions of Enforcement Action, Priority Event, Specified Default or Standstill Period;

(F)           increase (1) the advance rates set forth in the definition of Borrowing Base, (2) the Revolving Loan Limit, (3) the Maximum Credit or (4) the amount of Revolving Loans, Term Loans or Letter of Credit Accommodations available to Borrowers at any time;

(G)           amend, modify or waive any of the provisions of the definition of Borrowing Base or of any of the defined terms referred to in the definition of Borrowing Base if the effect thereof increases the amount of the Borrowing Base;

(H)          reduce the amount of Excess Availability required in Section 4.2(d) or Section 9.17 hereof;

(I)            reduce the amount of Compliance Excess Availability specified in the definition of Compliance Triggering Event;

(J)            amend, modify, or waive the provisions of Sections 9.17 or 9.18 hereof, or any definition of any term relating to the financial terms used in such Section, if such amendment, modification or waiver makes the covenants contained therein less restrictive; or

(K)          amend, modify or waive any provision of the definitions of Compliance Excess Availability, Excess Availability or Qualified Cash;

(ii)           without the prior written consent of Agent and each Revolving Loan Lender directly affected thereby, no such amendment, waiver, discharge or termination shall:

(A)          amend, modify or waive any of the provisions of this Section 11.3(a)(ii);

(B)           reduce any percentage specified in the definition of Required Revolving Loan Lenders;

(C)           reduce the Revolving Loan Interest Rate or any fees or indemnities related to the Revolving Loans or Letter of Credit Accommodations, amend, modify or waive the provisions of Section 14.1(b) hereof or otherwise extend the time of payment of principal of the Revolving Loans, extend the time of payment of interest or any fees related to the Revolving Loans or reduce the principal amount of any Revolving Loans or Letter of Credit Accommodations; or

(D)          increase the total amount of Revolving Loan Commitments or the Revolving Loan Commitment of any Revolving Loan Lender over the amount thereof then in effect or provided hereunder;

(iii)          without the prior written consent of Agent and all Term Loan Lenders directly affected thereby, no such amendment, waiver, discharge or termination shall:

(A)          amend, modify or waive any of the provisions of this Section 11.3(a)(iii);

(B)           reduce any percentage specified in the definition of Required Term Loan Lenders;

(C)           reduce the Term Loan Interest Rate or any fees or indemnities related to the Term Loan, extend the Term Loan Maturity Date or otherwise extend the time of payment of principal of the Term Loan, extend the time of payment of interest or any fees related to the Term Loan or reduce the principal amount of the Term Loan;

(D)          increase the total amount of Term Loan Commitments or the Term Loan Commitment of any Term Loan Lender over the amount thereof then in effect or provided hereunder; or

(E)           to the extent such amendment, modification or waiver relates to or affects Ableco or any Term Loan Lender, amend modify or waive any of the provisions of Section 14.7(a); and

(iv)          in addition to any consents required pursuant to any other portion of this Section 11.3(a), without the prior written consent of Agent and the Required Term Loan Lenders, no such amendment, waiver, discharge or termination shall:

(A)          amend, modify or waive any of the provisions of this Section 11.3(a)(iv);

(B)           amend, modify or waive any of the provisions of the definitions of Ableco, Approved Fund, Change of Control, Eligible Transferee or Material Adverse Effect;

(C)           amend, modify or waive any of the provisions of Sections 2.3, 9.6, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.21, 10.1(a) (to the extent such amendment, modification or waiver has the effect of waiving any default, or shortening any time period after which an event will be deemed an Event of Default, arising from the breach of any of the Sections references in this clause (C)), 12.8, 12.11(a), 12.11(b) or 14.1 (to the extent such amendment, modification or waiver relates to or affects the Term Loan) hereof; or

(D)          amend, modify or waive any of the provisions of the Bond Debt Side Letter.

(b)           Notwithstanding anything to the contrary contained in Section 11.3(a) above, Agent may, in its discretion and without the consent of the Lenders, amend or otherwise modify the Borrowing Base, the Reserves or any of their respective components which amendments or modifications have the effect of increasing the Borrowing Base, decreasing the Reserves or otherwise increasing the amounts available for borrowing hereunder to the extent that such amendment or modification is made to restore the Borrowing Base, Reserves or other components thereof if the reason for such reduction or increase no longer exists, as determined by Agent.

(c)           Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(d)           Notwithstanding anything to the contrary contained in Section 11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a “Non-Consenting Lender”), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required is obtained, if any, then Congress shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Congress of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Congress or such Eligible Transferee as Congress may specify, the Total Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto.  Congress shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify on date on which such purchase and sale shall occur.  Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Congress, or such Eligible Transferee specified by Congress, shall pay to the Non-Consenting Lender the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any portion of the Early Termination Fee), minus (iii) if such Non-Consenting Lender is a Revolving Loan Lender, the amount of any closing fee received by such Non-Consenting Lender in connection with the Original Loan Agreement and any closing, consent or amendment fee received by such Non-Consenting Lender in connection with this Agreement, multiplied by the fraction, the numerator of which is the number of months remaining, in the then current term of the Revolving Loan Facility and the denominator of which is the total number of months in the then current term of the Revolving Loan Facility.  Such purchase and sale shall be effective on the date of the payment of such amount to the Non-

Consenting Lender and the Total Commitment of the Non-Consenting Lender shall terminate on such date.

(e)           The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Agent of any of its rights hereunder with respect to Reserves, Eligible Credit Card Receivables, Eligible Damaged Goods Vendors Receivables, Eligible Sell-Off Vendors Receivables or Eligible Inventory shall not be deemed an amendment to the advance rates provided for in this Section 11.3.

11.4         Waiver of Counterclaims.  Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.5         Indemnification.  Each Borrower shall indemnify and hold Agent and each Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that no Borrower shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of any Borrower as to any other Indemnitee).  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section.  To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby.  All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.                               THE AGENT

12.1         Appointment, Powers and Immunities.  Each Lender irrevocably designates, appoints and authorizes Congress to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this

Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto.  Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

12.2         Reliance by Agent.  Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent.  As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

12.3         Events of Default.

(a)           Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender, or a Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or Failure of Condition” (each a “Notice of Default or Failure of Condition”).  In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders.  Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of

Lenders.  Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, subject to the limitations set forth in Section 12.8, Agent may, but shall have no obligation to, make Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent reasonably and in good faith believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interest of Lenders.

(b)           Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against any Borrower or any Obligor or any of the Collateral or other property of any Borrower or any Obligor.

12.4         Congress in its Individual Capacity.  With respect to its Total Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Congress in its individual capacity as Lender hereunder.  Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with any Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from any Borrower or any Obligor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

12.5         Indemnification.  Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.  The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

12.6         Non-Reliance on Agent and Other Lenders.  Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other

Financing Agreements.  Agent shall not be required to keep itself informed as to the performance or observance by Borrowers or Obligors of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or any Obligor.  Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or any Obligor which is required to be provided to Lenders or which is deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or any Obligor that may come into the possession of Agent.

12.7         Failure to Act.  Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.8         Additional Revolving Loans.  Agent shall not make any Revolving Loans or provide any Letter of Credit Accommodations to Borrowers on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Revolving Loans and Letter of Credit Accommodations to Borrowers to exceed the Borrowing Base, without the prior consent of all Lenders, provided, that notwithstanding any provision to the contrary, Agent may make any such additional Revolving Loan or Letter of Credit Accommodation so long as:  (a) the total principal amount of such additional Revolving Loans or such additional Letter of Credit Accommodations together with the principal amount of Special Agent Advances made pursuant to Section 12.11, shall not exceed the least of (i) $7,500,000, (ii) sum of (x) the amount which, when added to all other Revolving Loans, Letter of Credit Accommodations and Special Agent Advances, would not cause the principal amount of all outstanding Revolving Loans, Letter of Credit Accommodations and Special Agent Advances to exceed the Borrowing Base and (y) if applicable, an amount equal to any reduction, made with the consent of all Lenders, of the Excess Availability required by Section 9.17, and (iii) the amount which would not cause the total principal amount of all Revolving Loans, Letter of Credit Accommodations and Special Agent Advances to exceed the Revolving Loan Limit, and (b) no such additional Revolving Loans or Letter of Credit Accommodations shall be outstanding more than ninety (90) days after the date such additional Revolving Loan or Letter of Credit Accommodation is made or issued (as the case may be), except as the Required Lenders may otherwise agree.  Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Revolving Loans or Letter of Credit Accommodations.

12.9         Concerning the Collateral and the Related Financing Agreements.  Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements.  Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

12.10       Field Audit, Examination Reports and other Information; Disclaimer by Lenders.  By signing this Agreement, each Lender:

(a)           is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and a monthly or weekly Borrowing Base Certificate, as the case may be, pursuant to Section 7.1(a)(vi), prepared by Agent (each field audit or examination report and monthly or weekly report with respect to the Borrowing Base being referred to herein as a “Report” and collectively, “Reports”);

(b)           expressly agrees and acknowledges that Agent (A) does not make any representation or warranty as to the accuracy of any Report, or (B) shall not be liable for any information contained in any Report;

(c)           expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding any Borrower and any Obligor and will rely significantly upon such Borrower’s and Obligor’s books and records, as well as on representations of such Borrower’s and Obligor’s personnel; and

(d)           agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 14.5 hereof, and not to distribute or use any Report in any other manner.

12.11       Collateral Matters.

(a)           Subject to the limitations in Section 12.8, Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Revolving Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers of the Loans and other Obligations, or (iii) to pay any other amount chargeable to Borrowers or Obligors pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of (A) costs, fees and expenses and (B) payments to any issuer of Letter of Credit Accommodations.  Special Agent Advances shall be repayable on demand and be secured by the Collateral.  Special Agent Advances shall not constitute Revolving Loans but shall otherwise constitute Obligations hereunder.  Agent shall notify Lenders and Borrowers in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance.  Without limitation of its obligations pursuant to Section 6.10, each Lender agrees that it shall make available to Agent, upon Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Agent Advance.  If such funds are not made available to Agent by such Lender, then such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Revolving Loan Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

(b)           Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of all of the Total Commitments of all Lenders and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 14.1 below, or (ii) constituting property being sold or disposed of if the applicable Borrower certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which no Borrower or Obligor owned an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $1,000,000 or (v) if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement, or (vi) if approved, authorized or ratified in writing by all of Lenders.  Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders.  Upon request by Agent at any time, Lenders will promptly confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c)           Without any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section.  Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or any Obligor in respect of) the Collateral retained by such Borrower or such Obligor.

(d)           Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or any Obligor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of

Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

12.12       Agency for Perfection.  Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent, the other Lenders and the Bank Product Providers as secured party.  Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

12.13       Successor Agent.

(a)           Resignation of Current Agent.  Agent may resign as Agent upon thirty (30) days’ notice to Lenders and Borrowers.  If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders.  If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrowers, a successor agent from among Lenders.  Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term “Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.  If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(b)           Upon Termination of Revolving Loan Facility or Purchase of all Revolving Loan Commitments.  In the event that either (i) the Revolving Loan Facility is terminated and all Obligations (other than the Term Loan and any fees, interest or expenses solely related thereto) have been paid in full or otherwise satisfied in accordance with the terms of this Agreement or (ii) the Term Loan Lenders purchase all of the Revolving Loan Commitments in accordance with Section 10.2(d) hereof, Ableco shall immediately succeed (respectively) to the rights, duties and obligations of Agent and Documentation Agent under this

Agreement and then current Agent and Documentation Agent shall be released from all of their respective duties and obligations as Agent and Documentation Agent under this Agreement.

SECTION 13.                               JOINT AND SEVERAL LIABILITY; SURETYSHIP WAIVERS.

13.1         Independent Obligations; Subrogation.  The Obligations of each Borrower hereunder are joint and several.  To the maximum extent permitted by law, each Borrower hereby waives any claim, right or remedy which such Borrower now has or hereafter acquires against any other Borrower that arises hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Agent or any Lender against any Borrower or any Collateral which Agent or any Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise until the Obligations are fully paid and finally discharged.  In addition, each Borrower hereby waives any right to proceed against the other Borrowers, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which any Borrower may now have or hereafter have as against the other Borrowers with respect to the Obligations until the Obligations are fully paid and finally discharged.  Each Borrower also hereby waives any rights of recourse to or with respect to any asset of the other Borrowers until the Obligations are fully paid and finally discharged.

13.2         Authority to Modify Obligations and Security.  Each Borrower acknowledges that any action taken by Agent and/or Lenders in accordance with the terms of this Agreement and applicable law to: (a) renew, extend, accelerate, or otherwise change the time for payment of, or otherwise change any other term or condition of, any document or agreement evidencing or relating to any Obligations as such Obligations relate to the other Borrowers, including, without limitation, to increase or decrease the rate of interest thereon; (b) accept, substitute, waive, defease, increase, release, exchange or otherwise alter any Collateral, in whole or in part, securing the other Borrowers’ Obligations; (c) apply any and all such Collateral and direct the order or manner of sale thereof as Agent and Lenders, in their sole discretion, may determine; (d) deal with the other Borrowers as Agent or any Lender may elect; (e) in Agent’s and Lenders’ sole discretion, settle, release on terms satisfactory to them, or by operation of law or otherwise, compound, compromise, collect or otherwise liquidate any of the other Borrowers’ Obligations and/or any of the Collateral in any manner, and bid and purchase any of the collateral at any sale thereof; (f) apply any and all payments or recoveries from the other Borrowers as Agent or Lenders, in their sole discretion, may determine, whether or not such indebtedness relates to the Obligations; all whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others; and (g) apply any sums realized from Collateral furnished by the other Borrowers upon any of its indebtedness or obligations to Agent or Lenders as they in their sole discretion, may determine, whether or not such indebtedness relates to the Obligations; shall not in any way diminish, release or discharge the liability of any Borrower hereunder (except to the extent that the Obligations are in fact repaid as a result of such action).

13.3         Waiver of Defenses.  Upon an Event of Default by any Borrower in respect of any Obligations, Agent and Lenders may, at their option and without notice to any Borrower, proceed directly against any Borrower to collect and recover the full amount of the liability hereunder, or any portion thereof, and each Borrower waives any right to require Agent or any Lender to: (a) proceed against the other Borrowers or any other person whomsoever; (b) proceed against or exhaust any Collateral given to or held by Agent or any Lender in connection with the Obligations; (c) give notice of the terms, time and place of any public or private sale of any of the Collateral except as otherwise provided herein; or (d) pursue any other remedy in Agent’s or any Lender’s power whatsoever.  A separate action or actions may be brought and prosecuted against any Borrower whether or not action is brought against the other Borrowers and whether the other Borrowers be joined in any such action or actions; and each Borrower waives the benefit of any statute of limitations affecting the liability hereunder or the enforcement hereof, and agrees that any payment of any Obligations or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to the liability hereunder.

13.4         Exercise of Agent’s and Lenders’ Rights.  Each Borrower hereby authorizes and empowers Agent and Lenders in their sole discretion, without any notice or demand to such Borrower whatsoever and without affecting the liability of such Borrower hereunder, to exercise any right or remedy which Agent or any Lender may have available to them against the other Borrowers.

13.5         Additional Waivers.  Each Borrower waives any defense arising by reason of any disability or other defense of the other Borrowers or by reason of the cessation from any cause whatsoever of the liability of the other Borrowers or by reason of any act or omission of Agent or any Lender or others which directly or indirectly results in or aids the discharge or release of the other Borrowers or any Obligations or any Collateral by operation of law or otherwise.  The Obligations shall be enforceable against each Borrower without regard to the validity, regularity or enforceability of any of the Obligations with respect to any of the other Borrowers or any of the documents related thereto or any collateral security documents securing any of the Obligations.  No exercise by Agent or any Lender of, and no omission of Agent or any Lender to exercise, any power or authority recognized herein and no impairment or suspension of any right or remedy of Agent or any Lender against any Borrower or any Collateral shall in any way suspend, discharge, release, exonerate or otherwise affect any of the Obligations or any Collateral furnished by the Borrowers or give to the Borrowers any right of recourse against Agent or any Lender.  Each Borrower specifically agrees that the failure of Agent or any Lender: (a) to perfect any lien on or security interest in any property heretofore or hereafter given any Borrower to secure payment of the Obligations, or to record or file any document relating thereto or (b) to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of any Borrower shall not in any manner whatsoever terminate, diminish, exonerate or otherwise affect the liability of any Borrower hereunder.

13.6         Additional Indebtedness .  Additional Obligations may be created from time to time at the request of any Borrower and without further authorization from or notice to any other Borrower even though the borrowing Borrower’s financial condition may deteriorate since the date hereof.  Each Borrower waives the right, if any, to require Agent or any Lender to disclose to such Borrower any information it may now have or hereafter acquire concerning the other Borrowers’ character, credit, Collateral, financial condition or other matters.  Each Borrower has established adequate means to obtain from the other Borrowers, on a continuing basis, financial and other information pertaining to such Borrower’s business and affairs, and assumes the responsibility for being and keeping informed of the financial and other conditions of the other Borrowers and of all circumstances bearing upon the risk of nonpayment of the Obligations which diligent inquiry would reveal.  Neither Agent nor any Lender need inquire into the powers of any Borrower or the authority of any of their respective officers, directors, partners or agents acting or purporting to act in their behalf, and any Obligations created in reliance upon the purported exercise of such power or authority is hereby guaranteed.  All Obligations of each Borrower to Agent and Lenders heretofore, now or hereafter created shall be deemed to have been granted at each Borrower’s special insistence and request and in consideration of and in reliance upon this Agreement.

13.7         Notices, Demands, Etc.  Except as expressly provided by this Agreement, neither Agent nor any Lender shall be under any obligation whatsoever to make or give to any Borrower, and each Borrower hereby waives diligence, all rights of setoff and counterclaim against Agent or any Lender, all demands, presentments, protests, notices of protests, notices of protests, notices of nonperformance, notices of dishonor, and all other notices of every kind or nature, including notice of the existence, creation or incurring of any new or additional Obligations.

13.8         Revival.  If any payments of money or transfers of property made to Agent or any Lender by any Borrower should for any reason subsequently be declared to be, or in Agent’s counsel’s good faith opinion be determined to be, fraudulent (within the meaning of any state or federal law relating to fraudulent conveyances), preferential or otherwise voidable or recoverable in whole or in part for any reason (hereinafter collectively called “voidable transfers”) under the Bankruptcy Code or any other federal or state law and Agent or any Lender is required to repay or restore, or in Agent’s counsel’s good faith opinion may be so liable to repay or restore, any such voidable transfer, or the amount or any portion thereof, then as to any such voidable transfer or the amount repaid or restored and all reasonable costs and expenses (including reasonable attorneys’ fees) of Agent or any Lender related thereto, such Borrower’s liability hereunder shall automatically be revived, reinstated and restored and shall exist as though such voidable transfer had never been made to Agent or such Lender.

13.9         Understanding of Waivers .  Each Borrower warrants and agrees that the waivers set forth in this Section 13 are made with full knowledge of their significance and consequences.  If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

SECTION 14.                               TERM; MISCELLANEOUS.

14.1         Term.

(a)           Subject to Section 14.1(b) hereof, this Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force until the earlier of (i) the Term Loan Maturity Date or (ii) the date that all Obligations have been fully and finally repaid in accordance with the terms hereof and all Total Commitments of all Lenders hereunder have been terminated.  Borrowers may terminate this Agreement and all other Financing Agreements at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement and all other Financing Agreements at any time on or after the occurrence and during the continuance of an Event of Default.

(b)           The Revolving Loan Facility shall terminate on the Revolving Loan Maturity Date.  Notwithstanding the foregoing, Agent may, at its option (or shall at the direction of any Revolving Loan Lender in writing received by Agent at least sixty (60) days prior to the then current Revolving Loan Maturity Date), terminate the Revolving Loan Facility or Borrowers may terminate the Revolving Loan Facility, in each case, effective on the then current Revolving Loan Maturity Date by giving to the other party at least sixty (60) days prior written notice.  Upon the Revolving Loan Maturity Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations, other than the Term Loan and any interest or fees solely related thereto, and shall furnish cash collateral to Agent (or at Agent’s option, a letter of credit issued for the account of Borrowers and at Borrowers’ expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys’ fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment.  The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred ten percent (110%) of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.  Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Borrowers for such purpose.  Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, New York time.

(c)           No termination of the Revolving Loan Facility, this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or any Obligor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent’s continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid and Lenders have no further obligations hereunder (following which all securing interests, liens and the like shall be released).  Accordingly, each Borrower waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to any Borrower, or to file them with any filing office, unless and until this Agreement and all Total Commitments of all Lenders shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

(d)           If for any reason this Agreement is terminated prior to the first anniversary of the date hereof, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lenders’ lost profits as a result thereof, Borrowers agree to pay an early termination fee upon the effective date of such termination (the “Early Termination Fee”) (i) to Agent, for the ratable benefit of the Revolving Loan Lenders, in an amount equal to one-half of one percent (0.50%) of the Revolving Loan Limit if such termination occurs prior to November 27, 2004 or (ii) to Agent, for the ratable benefit of the Revolving Loan Lenders other than Congress, in an amount equal to one-half of one percent (0.50%) of the Revolving Loan Commitments of all Revolving Loan Lenders other than Congress if such termination occurs on or after November 27, 2004 but prior to the first anniversary of the date hereof; provided, however, if the Revolving Loan Facility is terminated as a result of (x) a debt refinancing or initial public offering in which Arranger or its Affiliates is given the opportunity to participate or (y) the sale of substantially all the assets of Borrowers and Obligors or all the Capital Stock of Parent or NY&Co, then the Early Termination Fee shall be waived.  The Early Termination Fee shall be presumed to be the amount of damages sustained by the Revolving Loan Lenders as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing.  In addition, the Revolving Loan Lenders shall be entitled to the Early Termination Fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and the Lenders do not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to Borrowers, or any of them, or permit the use of cash collateral under the United States Bankruptcy Code.  The Early Termination Fee constitutes part of the Obligations.

14.2         Interpretative Provisions.

(a)           All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b)           All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c)           All references to any Borrower, any Obligor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d)           The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e)           The word “including” when used in this Agreement shall mean “including, without limitation”.

(f)            An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

(g)           All references to the term “good faith” used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned.  Borrowers shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by Borrowers at any time.

(h)           Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrowers most recently received by Agent prior to the date of the Original Loan Agreement.

(i)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(j)            Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k)           The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(l)            This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(m)          This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties.  Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation.

14.3         Notices.  Except as otherwise provided herein, all notices, requests and demands hereunder shall be in writing and deemed to have been given or made:  if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Borrowers:                                                             Lerner New York, Inc.
Lernco, Inc.
450 West 33rd Street
New York, NY 10001
Attention:  Chief Financial Officer
Telephone No.: (212) 884-2110
Telecopy No.: (212) 884-2103

with a copy to:                                                                 Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, NY 10022

Attention:                 Adrian van Schie, Esq. and

Michael T. Edsall, Esq.

Telephone No.: (212) 446-4800

Telecopy No.:  (212) 446-4900

If to Agent:                                                                                  Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036
Attention:  Portfolio Manager
Telephone No.:(212) 545-4280
Telecopy No.: (212) 545-4283

With a copy to:                                                             Mayer, Brown, Rowe & Maw LLP
350 South Grand Avenue, 25th Floor
Los Angeles, CA  90071
Attention:  Marshall C. Stoddard, Esq.
Telephone No.:  (213) 229-9500
Telecopy No.:  (213) 625-0248

and to:                                                                                                           Ableco Finance LLC
299 Park Avenue, Floors 21-23
New York, New York 10171
Attention:  Paul Gordon
Telephone No.:  (212) 909-1417
Telecopy No.:  (212) 909-1421

and to:                                                                                                           Paul, Hastings, Janofsky & Walker LLP
515 South Flower Street, 25th Floor
Los Angeles, California 90071
Attention:  John F. Hilson, Esq.
Telephone No.:  (213) 683-6300
Telecopy No.:  (213) 996-3300

14.4         Partial Invalidity.  If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole,

but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

14.5         Confidentiality.

(a)           Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by any Borrower to Agent or such Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Agent or such Lender is a party, (iii) to any Lender or Participant (or prospective Lender or Participant) or to any Affiliate of any Lender so long as such Lender or Participant (or prospective Lender or Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 14.5, or (iv) to counsel for Agent or any Lender or Participant (or prospective Lender or Participant).

(b)           In the event that Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender, Agent or such Lender will promptly notify Borrowers of such request so that Borrowers may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent’s or such Lender’s expenses, cooperate with Borrowers in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrowers so designate, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

(c)           In no event shall this Section 14.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, any Obligor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a person other than a Borrower, (iii) to require Agent or any Lender to return any materials furnished by any Borrower to Agent or a Lender or prevent Agent or a Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information.  The obligations of Agent and Lenders under this Section 14.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date of the Original Loan Agreement.

14.6         Successors.  This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Bank Product Providers, Borrowers, and their respective successors and assigns, except that no Borrower may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders.  Any such purported assignment without such express prior written consent shall be void.  No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 14.7 below.  The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

14.7         Assignments; Participations.

(a)           Each Lender may, with the prior written consent of Agent, assign all or, if less than all, a portion equal to at least $10,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees or Approved Funds (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, such transfer or assignment will not be effective until:  (i) it is recorded by Agent on the Register; and (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000.  Anything contained in this Section 14.7 hereof to the contrary notwithstanding, the consent of Borrowers or Agent shall not be required, the minimum assignment amount shall not be applicable, an Assignment and Acceptance shall not be required to be delivered to, accepted by or recorded by Agent on the Register in order to be effective, valid, binding and enforceable and payments of the processing fee shall not be required if (x) such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of a Lender or (y) such assignment is made by a Term Loan Lender with regard to all or any portion of its Term Loan Commitment; provided, however, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned until such time as written notice of such assignment shall have been delivered by the assigning Lender or the assignee to Agent.  The foregoing notwithstanding, unless the Term Loan Lenders exercise their rights under Section 10.2(d) or the Revolving Loan Facility has been terminated, Congress agrees that it shall hold not less than 33 1/3% of the Revolving Loan Commitments and Congress and The CIT Group/Business Credit, Inc. agree that they shall hold, collectively, not less than 66 2/3% of the Revolving Loan Commitments.

(b)           Agent, acting for this purpose only as agent of Borrowers, shall maintain a register of the names and addresses of Lenders, their Total Commitments and the principal amount of their Loans (the “Register”); provided, that, in the case of an assignment or delegation covered by Section 14.7(a) hereof, which is not reflected in the Register, the assigning Lender shall maintain a comparable register (the “Lender Register”) on behalf of Borrowers.  Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance.  The entries in the Register and Lender Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register or Lender Register as a Lender hereunder for all purposes of this Agreement.  The Register and Lender Register shall be available for inspection by Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c)           If required under Section 14.7, upon such execution, delivery, acceptance and recording, and otherwise from and after the effective date specified in each Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

(d)           By execution and delivery to each other of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any Obligor or any of their respective Subsidiaries or the performance or observance by any Borrower or any Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender.  Agent and Lenders may furnish any information concerning any Borrower or any Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.

(e)           Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Total Commitment and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender’s obligations under this Agreement (including, without limitation, its Total Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements, (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by Borrowers or any Obligor hereunder (including any amounts payable under Sections 3.3 or 6.4(d)) shall be determined as if such Lender had not sold such participation.

(f)            Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank.  Borrower hereby acknowledges that the Lenders and their Affiliates may sell or securitize the Loans (a ”Securitization”) through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody’s, Standard & Poor’s or one or more other rating agencies (the “Rating Agencies”).  Borrowers shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Financing Agreements, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose material additional costs on the Borrowers and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Borrowers under the Financing Agreements or change or affect in a manner adverse to the Borrowers the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the “Securitization Parties”) for any losses, claims, damages or liabilities (the ”Liabilities”) to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Financing Agreement or in any writing delivered by or on behalf of any Borrower, Guarantor or Obligor to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

(g)           Borrowers shall assist Agent or any Lender permitted to sell assignments or participations under this Section 14.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants.  Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and their affairs provided, prepared or reviewed by Borrowers that are contained in any selling materials and all other information provided by it and included in such materials.

(h)           A Registered Term Loan (and the Registered Term Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register or any comparable Register that is maintained by the assigning Lender (and each Registered Term Note shall expressly so provide).  Any assignment or sale of all or part of such Registered Term Loan (and the Registered Term Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, or any comparable Register that is maintained by the assigning Lender, together with the surrender of the Registered Term Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Term Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Term Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).  Prior to the registration of assignment or sale of any Registered Term Loan (and the Registered Term Note, if any evidencing the same), Agent and Borrowers shall treat the Person in whose name such Registered Term Loan (and the Registered Term Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.  In the case of an assignment by a Lender that is not reflected in Agent’s Register, the assigning Lender shall maintain a comparable register on behalf of Agent.  In the event that any Term Loan Lender sells participations in a Registered Term Loan, such Term Loan Lender shall maintain a register on which it enters the name of all participants in such Registered Term Loan (the “Participant Register”).  A Registered Term Loan (and the Registered Term Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Term Note shall expressly so provide).  Any participation of such Registered Term Loan (and the Registered Term Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

14.8         Entire Agreement.  This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.  In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

14.9         Counterparts, Etc.  This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements.  Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

IN WITNESS WHEREOF, Documentation Agent, Agent, the Lenders and Borrowers have caused this Agreement to be duly executed as of the day and year first above written.

BORROWERS

LERNER NEW YORK, INC.		LERNCO, INC.

By:	/s/ Richard P. Crystal	By:	/s/ Ronald W. Ristau

Title:	President and CEO	Title:	Chief Operating Officer

AGENT		DOCUMENTATION AGENT

CONGRESS FINANCIAL CORPORATION, as Agent		THE CIT GROUP/BUSINESS CREDIT, INC., as Documentation Agent

By:	/s/ Vicky L. Balmont	By:	/s/ Manuel R. Borges

Title:	Executive Vice President	Title:	Vice President

LENDERS

CONGRESS FINANCIAL CORPORATION		ABLECO FINANCE LLC

By:	/s/ Vicky L. Balmont	By:	/s/

Title:	Executive Vice President	Title:	Senior Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Manuel R. Borges

Title:	Vice President

LASALLE RETAIL FINANCE, a division of LaSalle Business Credit, Inc., as agent for Standard Federal Bank, National Association

By:	/s/

Title:	Senior Vice President

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EXHIBIT A-1

Form of Revolving Loan Lender

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of                           , 200   is made between                                                  (the “Assignor”) and                                          (the “Assignee”).  Initially capitalized terms used herein without definitions shall have the meanings given in the Loan Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Wachovia Bank, National Association, as arranger, Congress Financial Corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the Persons which are parties thereto as lenders (in such capacity, “Agent”), The CIT Group/Business Credit, Inc., as documentation agent (in such capacity, “Documentation Agent”), and the Persons which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and, with regard to Revolving Loan Lenders only, provide other financial accommodations to Lerner New York, Inc. (“Lerner”) and Lernco, Inc. (“Lernco” and together with Lerner, “Borrowers” and individually each a “Borrower”) as set forth in that certain Amended and Restated Loan and Security Agreement, dated March 16, 2004, by and among Borrowers, Agent, Documentation Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, as provided under the Loan Agreement, Assignor committed to making Revolving Loans (the “Committed Revolving Loans”) to Borrowers in an aggregate amount not to exceed                              Dollars ($                  ) (the “Commitment”);

WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $                             (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

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1.             Assignment and Acceptance.

(a)           Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Revolving Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be                (    %).

(b)           With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount.  Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.  It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.1, 6.4, 6.8 and 6.9 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c)           After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Commitment will be                          Dollars ($              ).

(d)           After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Commitment will be                          Dollars ($              ) (as such amount may be further reduced by any other assignment by Assignor on or after the date hereof).

2.             Payments.

(a)           As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to                          Dollars ($              ), representing Assignee’s Pro Rata Share of the amount owed by Borrowers with respect to the Committed Revolving Loans assigned hereunder.

(b)           Assignee shall pay to Agent the processing fee in the amount specified in Section 14.7(a) of the Loan Agreement.

3.             Reallocation of Payments.  Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Revolving Loans and outstanding Letter of Credit Accommodations shall be for the account of Assignor.  Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee.  Each of Assignor and Assignee

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agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4.             Independent Credit Decision.  Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers and their Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5.             Effective Date; Notices.

(a)           As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be                               , 200   (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

(i)            this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii)           the consent of Agent as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii)          written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Borrowers and Agent;

(iv)          Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

(v)           the processing fee referred to in Section 2(b) hereof shall have been paid to Agent.

(b)           Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Borrowers and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6.             Agent.

(a)           Assignee hereby appoints and authorizes Congress Financial Corporation in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.

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(b)           [Assignee shall assume no duties or obligations held by Assignor in its capacity as [Agent] [Documentation Agent] under the Loan Agreement.]

7.             Withholding Tax.  Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrowers prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8.             Representations and Warranties.

(a)           Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b)           Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto.  Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, or the performance or observance by Borrowers or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

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(c)           Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (v) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles.

9.             Further Assurances.  Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10.           Miscellaneous.

(a)           Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto.  No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(b)           All payments made hereunder shall be made without any set-off or counterclaim.

(c)           Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d)           This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)           THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.  Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York County, New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.  Each party to this Assignment and Acceptance hereby irrevocably

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waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f)            ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

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SCHEDULE 1

NOTICE OF ASSIGNMENT AND ACCEPTANCE

                              , 20

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036
Attn.: Portfolio Manager

Ladies and Gentlemen:

Wachovia Bank, National Association, as arranger, Congress Financial Corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the Persons which are parties thereto as lenders (in such capacity, “Agent”), The CIT Group/Business Credit, Inc., as documentation agent (in such capacity, “Documentation Agent”), and the Persons which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and, with regard to Revolving Loan Lenders only, provide other financial accommodations, to Lerner New York, Inc. (“Lerner”) and Lernco, Inc., (“Lernco” and together with Lerner, “Borrowers” and individually each a “Borrower”) as set forth in that certain Amended and Restated Loan and Security Agreement, dated March 16, 2004, by and among Borrowers, Agent, Documentation Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

We hereby give you notice of, and request your consent to, the assignment by                                                      (the “Assignor”) to                                                        (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to                  (    %) of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”).  We understand that the Assignor’s Commitment shall be reduced by                      Dollars ($                  ), as the same may be further reduced by other assignments on or after the date hereof.

Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

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The following administrative details apply to Assignee:

(A)	Notice address:

Assignee name:
Address:
Attention:
Telephone:
Telecopier:

(B)	Payment instructions:

Account No.:
At:
Reference:
Attention:

You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

CONGRESS FINANCIAL CORPORATION,
as Agent

By:
Title:

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EXHIBIT A-2

Form of Term Loan Lender

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of                           , 200   is made between                                                  (the “Assignor”) and                                          (the “Assignee”).  Initially capitalized terms used herein without definitions shall have the meanings given in the Loan Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Wachovia Bank, National Association, as arranger, Congress Financial Corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the Persons which are parties thereto as lenders (in such capacity, “Agent”), The CIT Group/Business Credit, Inc., as documentation agent (in such capacity, “Documentation Agent”), and the Persons which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and, with regard to Revolving Loan Lenders only, provide other financial accommodations to Lerner New York, Inc. (“Lerner”) and Lernco, Inc. (“Lernco” and together with Lerner, “Borrowers” and individually each a “Borrower”) as set forth in that certain Amended and Restated Loan and Security Agreement, dated March 16, 2004, by and among Borrowers, Agent, Documentation Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, as provided under the Loan Agreement, Assignor has made a Term Loan to Borrowers (the “Commitment”);

WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $                             (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

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1.             Assignment and Acceptance.

(a)           Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Commitment of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be                (    %).

(b)           With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount.  Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.  It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.3, 6.4, 6.8 and 6.9 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c)           After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Commitment will be                          Dollars ($              ).

2.             Payments.  As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to                          Dollars ($              ), representing Assignee’s Pro Rata Share of the amount owed by Borrowers with respect to the Commitment assigned hereunder.

3.             Reallocation of Payments.  Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment shall be for the account of Assignor.  Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee.  Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4.             Independent Credit Decision.  Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers and their Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

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5.             Effective Date.  As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be                               , 200   (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

(a)           this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(b)           Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

6.             Agent.  Assignee hereby appoints and authorizes Congress Financial Corporation in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.

7.             Withholding Tax.  Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrowers prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8.             Representations and Warranties.

(a)           Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and

A-2-3

other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b)           Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto.  Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, or the performance or observance by Borrowers or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

(c)           Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (v) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles.

9.             Further Assurances.  Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10.           Miscellaneous.

(a)           Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto.  No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(b)           All payments made hereunder shall be made without any set-off or counterclaim.

A-2-4

(c)           Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d)           This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)           THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.  Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York County, New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.  Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f)            ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

A-2-5

EXHIBIT B

Form of Borrowing Base Certificate

See attached.

EXHIBIT C

Form of

COMPLIANCE CERTIFICATE

To:      Congress Financial Corporation, as Agent
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

Each of the undersigned hereby certifies to you pursuant to Section 9.6 of the Loan Agreement (as defined below) as follows:

1.             He/She is the duly elected Chief Financial Officer of the Borrower (as defined below) with respect to which such person has executed this document.  Capitalized terms used herein without definition shall have the meanings given to such terms in that certain Amended and Restated Loan and Security Agreement, dated March 16, 2004 (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”), by and among Wachovia Bank National Association, as arranger, Congress Financial Corporation as agent for the Persons party thereto as lenders (in such capacity, “Agent”), The CIT Group/Business Credit, Inc., as documentation agent, the Persons party thereto as lenders (collectively, “Lenders”) and Lerner New York, Inc. (“Lerner”) and Lernco, Inc., (“Lernco” and together with Lerner, “Borrowers” and individually, each a “Borrower”).

2.             He/She has reviewed the terms of the Loan Agreement, and has made, or has caused to be made under his/her supervision, a review in reasonable detail of the transactions and the financial condition of Borrowers and their Subsidiaries, during the immediately preceding fiscal month.

3.             The review described in Section 2 above did not disclose the existence during or at the end of such fiscal month, and he/she has no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto.  Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrowers or any Obligor has taken, is taking, or proposes to take with respect to such condition or event.

4.             He/She further certifies that, based on the review described in Section 2 above, no Borrower or Obligor has at any time during or at the end of such fiscal month, except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

(a)           Changed its corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements.

(b)           Changed the location of its chief executive office, changed its jurisdiction of incorporation, changed its type of organization or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement), or established any new asset locations.

(c)           Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any vendor or trade supplier to any Borrower or any Obligor during or at the end of such period materially adversely changed the terms upon which it supplies goods to such Borrower or such Obligor.

(d)           Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements.

(e)           Received any notice of, or obtained knowledge of any of the following not previously disclosed to Agent:  (i) the occurrence of any event involving the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by any Borrower or any Obligor in any material respect or (B) the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials in violation of applicable Environmental Laws in a material respect or (D) any other environmental, health or safety matter, which has a material adverse effect on any Borrower or any Obligor or its business, operations or assets or any properties at which such Borrower or such Obligor transported, stored or disposed of any Hazardous Materials.

(f)            Become aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of Indebtedness for money borrowed by any Borrower or any Obligor.

5.             Attached hereto as Schedule III are the calculations used in determining, as of the end of such fiscal month whether Borrowers are in compliance with the covenants set forth in Section 9.17 and Section 9.18 of the Loan Agreement for such fiscal month.

The foregoing certifications are made and delivered this day of                       , 20    .

Very truly yours,

LERNER NEW YORK, INC.

By:

Title: Chief Financial Officer

LERNCO, INC.

By:

Title: Chief Financial Officer

EXHIBIT I

Information Certificates

See attached.

INFORMATION CERTIFICATE

OF

LERNER NEW YORK, INC.

Dated:  March      , 2004

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

In order to assist you in the evaluation of the financing you are considering of Lerner New York, Inc. (the “Company”), to expedite the preparation of required documentation, and to induce you to provide financing to the Company, we represent and warrant to you the following information about the Company, its organizational structure and other matters of interest to you:

1.                                       The Company has been formed by filing the following document with the Secretary of State of the State of Delaware:

☒                                    Certificate/Articles of Incorporation

☐                                    Certificate/Articles of Organization

☐                                    Other [specify]

The date of formation of the Company by the filing of the document specified above with the Secretary of State was March 1, 1985.

2.                                       The Company was not formed by filing a document with any Secretary of State.  The Company is organized as a [specify type of organization, (e.g., general partnership, sole proprietorship, etc.)]                                                       .  The Company’s governing document is a [name legal document, if one exists, (e.g., partnership agreement, etc.)     Not applicable

3.                                       The full and exact name of the Company as set forth in the document specified in Item 1 or 2, or (if no document is specified in Item 1 or 2) the full and exact legal name used in the Company’s business, is:

Lerner New York, Inc.

4.                                       The Company uses and owns the following trade name(s) in the operation of its business (e.g. billing, advertising, etc.; note: do not include names which are product names only):

Lerner New York
New York & Company
Lerner Stores

[Check one of the boxes below.]

☐                                    We have attached a blank sample of every invoice that uses a tradename.

☒                                    We do not use any tradename other than the tradenames listed in Item 4 on any invoices.

5.                                       The Company maintains offices, leases or owns real estate, has employees, pays taxes, or otherwise conducts business in the following States (including the State of its organization):

See Schedule 5 attached hereto.

6.                                       The Company has filed the necessary documents with the Secretary of State to qualify as a foreign corporation in the following States:

See Schedule 6 attached hereto.

7.                                       The Company’s authority to do business has been revoked or suspended, or the Company is otherwise not in good standing in the following States:

Kansas Secretary of State / Annual Report filed.

Illinois Secretary of State / Annual Report filed.

8.                                       The Company and its subsidiaries have all licenses and permits necessary for the operation of the business of the Company, as such business is being operated as of the date hereof.

9.                                       In conducting its business activities, the Company is subject to regulation by federal, state or local agencies or authorities (e.g., FDA, EPA, state or municipal liquor licensing agencies, federal or state carrier commissions, etc.) as follows:

Not applicable

10.                                 The Company has never been involved in a bankruptcy or reorganization except: [explain]

None since the Parent’s purchase of the Company in 1985.  We have no knowledge of a bankruptcy or reorganization of the Company prior to that time.

11.                                 Between the date the Company was formed and now, the Company has used other names as set forth below:

Period of Time	Prior Name

From 3/1/85 to 4/12/85	Milton Acquisition Corp.
From 4/12/85 to 9/13/90	Lerner Stores, Inc.
From to

12.                                 Between the date the Company was formed and now, the Company has made or entered into mergers or acquisitions with other companies as set forth below:

None other than mergers and reorganizations of internal companies in the ordinary course of business

13.                                 The chief executive office of the Company is located at the street address set forth below, which is in New York County, in the State of New York:

450 West 33rd Street
New York, NY 10001

2

14.                                 The books and records of the Company pertaining to accounts, contract rights, inventory, etc. are located at the following street address:

450 West 33rd Street	Three Limited Parkway
New York, NY 10001	Columbus, OH 43216

15.                                 In addition to the chief executive office, the Company has inventory, equipment or other assets located at the addresses set forth below.  In each case, we have noted whether the location is owned, leased or operated by third parties and the names and addresses of any mortgagee, lessor or third party operator:

Street Address with County	Company’s Interest (e.g., owner, lessee or bailee)	Name and Address of Third Party with Interest in Location (e.g., mortgagee, lessor or warehouseman)

See Schedule 15 attached hereto (does not include certain space of de minimus value a few stores may lease during busy seasons to store a small amount of surplus inventory).

16.                                 In the course of its business, the Company’s inventory and/or other assets are handled by the following customs brokers and/or freight forwarders:

Name	Address	Type of Service/Assets Handled

See Schedule 16 attached
hereto.

17.                                 The places of business or other locations of any assets used by the Company during the last four (4) months other than those listed above are as follows:

None.

18.                                 The Company is affiliated with, or has ownership in, the following entities (including subsidiaries):

Name of Entity	Chief Executive Office	Jurisdiction of Incorporation	Ownership Percentage or Relationship
NY & Co. Group, Inc.	450 West 33rd Street New York, NY 10001	Delaware	Ultimate Parent / 100%
Lerner New York Holding, Inc.	450 West 33rd Street New York, NY 10001	Delaware	Parent / 100%
Lernco, Inc.	1105 North Market Street Wilmington, DE 19899	Delaware	Subsidiary of Parent / 100%
Nevada Receivable Factoring, Inc.	3800 Howard Hughes Parkway, 7th Floor Las Vegas, Nevada	Nevada	Subsidiary of Parent / 100%
Associated Lerner Shops of	450 West 33rd Street	New York	Subsidiary / 100%

3

Name of Entity	Chief Executive Office	Jurisdiction of Incorporation	Ownership Percentage or Relationship
America, Inc.	New York, NY 10001
Lerner New York GC, LLC	10 West Broad Street, Suite 2100 Columbus, Ohio 43215	Ohio	Subsidiary / 100%

19.                                 The Federal Employer Identification Number of the Company is 13-3262137

20.                                 Under the Company’s charter documents, and under the laws of the State in which the Company is organized, the shareholders, members or other equity holders do not have to consent in order for the Company to borrow money, incur debt or obligations, pledge or mortgage the property of the Company, grant a security interest in the property of the Company or guaranty the debt of obligations of another person or entity.

☒ True	☐	Incorrect [explain]:

The power to take the foregoing actions is vested exclusively in the Board of Directors.

21.                                 The officers of the Company (or people performing similar functions) and their respective titles are as follows:

Title	Name
See Schedule 21 attached hereto.

The following people will have signatory powers as to all your of transactions with the Company:

The Officers authorized in the Company’s Board of Director resolutions.

22.                                 With respect to the officers noted above, such officers are affiliated with and hold a 5% or more beneficial ownership in the following corporations (indicate name and address of affiliated companies, type of operations, ownership percentage or other relationship):

None.

4

23.                                 The Company is governed by the Board of Directors.  The members of such governing body of the Company are:

See Schedule 23 attached hereto.

24.                                 The name of the stockholders, members, partners or other equity holders of the Company and their equity holdings are as follows (if equity interests are widely held indicate only equity owners with 10% or more of the equity interests):

Name	No. of Shares or Units	Ownership Percentage

Lerner New York Holding, Inc.	100 Common Shares	100%

25.                                 There are no judgments or litigation pending by or against the Company, its subsidiaries and/or affiliates or any of its officers/principals, except as follows:

See Schedule 25 attached hereto

26.                                 At the present time, there are no delinquent taxes due (including, but not limited to, all payroll taxes, personal property taxes, real estate taxes or income taxes) except as follows:

None.

27.                                 The Company’s assets are owned and held free and clear of any security interests, liens or attachments, except as follows:

Lienholder	Assets Pledged	Amount of Debt Secured

See Schedule 27 attached hereto.

28.                                 The Company has not guaranteed and is not otherwise liable for the obligations of others, except as follows:

No liabilities subject to Letters of Credit that are issued and may be viewed as guarantees.  This information has been previously provided.

5

29.                                 The Company does not own or license any trademarks, patents, copyrights or other intellectual property, except as follows (indicate type of intellectual property and whether owned or licensed, registration number, date of registration, and, if licensed, the name and address of the licensor):

Type of Intellectual Property	Registration Number and Date of Registration	Owned or Licensed	Name and Address of Licensor

None.

30.                                 The Company owns or uses the following materials (e.g., software, film footage, scripts, etc.) that are subject to registration with the United States Copyright Office, though at present copyright registrations have not been filed with respect to such materials:

None.

31.                                 The Company does not have any deposit or investment accounts with any bank, savings and loan or other financial institution, except as follows, for the purposes and of the types indicated:

Bank Name and Branch Address	Contact Person and Phone Number	Account No.	Purpose/Type

See Schedule 31 attached hereto.

32.                                 The Company has no processing arrangements for credit card payments or payments made by check (e.g. Telecheck) except as follows:

Bank Name and Branch Address	Contact Person and Phone Number		Account No.
Chase	Christine Sloboth	954-845-4875	452013000990a
ADS	Mareuj Paule	614-729-5124	N/A
AMEX	Paul Gibbs	877-692-6373 X6173	N/A
Discover	Dawn Miller	800-347-0258 X4564	6011006443000014
SOLUTRAN	Ravon Rasmussen	763-519-7239	NA
Telecheck	Kim McCreven	203-234-8276	Lerner New York 6675
Check Plus	Steve O’Hara	800-276-0696	146
SVS	Michelle Brown	502-326-4637	N/A

33.                                 The Company owns or has registered to it the following motor vehicles, the original title certificates for which shall be delivered to Lender prior to closing:   None.

34.                                 With regard to any pension or profit sharing plan:

See Schedule 34.

35.                                 The Company’s fiscal year ends on the Saturday closest to January 31.  The results for fiscal year 2003 represent the fifty-two week period ending January 31, 2003. The results for fiscal year 2001 and fiscal year 2002 represent the fifty-two week period ending February 2, 2002 and

6

February 1, 2003 respectively.  Results for the fiscal years 2000 and 1999 represent the fifty-three week and fifty-two week periods ended February 2, 2001 and January 29, 2000.

36.                                 Certified Public Accountants for the Company is the firm of:

Name:	Ernst & Young
Address:	5 Times Square New York, NY 10036-6530
Telephone:	(212) 773-1181
Facsimile:	(212) 773-1275
E-Mail:	jeff.chin@ey.com
Partner Handling Relationship:	Jeff Chin
Were statements uncertified for any fiscal year?	Statements for year end 2002 (11/8/02-2/1/03) were certified

37.                                 The Company’s counsel with respect to the proposed loan transaction is the firm of:

Name:	Kirkland & Ellis
Address:	Citigroup Center 153 East 53rd Street New York, NY 10022
Telephone:	(212) 446-4800
Facsimile:	(212) 446-4900
E-Mail:	Adrian_van_schie@ny.kirkland.com
Partner Handling Relationship:	Adrian van Schie

38.                                 The Company’s counsel with respect to matters other than the proposed loan transaction, if different, is the firm of:

Name:	Same as above
Address:
Telephone:
Facsimile:
E-Mail:
Partner Handling Relationship:

7

We agree to give you prompt written notice of any change or amendment with respect to any of the foregoing information.  Until you receive such notice, you will be entitled to rely in all respects on the foregoing information.

Very truly yours,

LERNER NEW YORK, INC.

By:	/s/ Ronald W. Ristau
Title: Chief Operating Officer

By:	/s/ Robert Madore
Title: EVP-CFO

8

SCHEDULE 5

Alabama

Arizona

Arkansas

California

Colorado

Connecticut

Delaware

District of Columbia

Florida

Georgia

Idaho

Illinois

Indiana

Iowa

Kansas

Kentucky

Louisiana

Maine

Maryland

Massachusetts

Michigan

Minnesota

Mississippi

Missouri

Nebraska

Nevada

New Hampshire

New Jersey

New Mexico

New York

North Carolina

Ohio

Oklahoma

Oregon

Pennsylvania

Rhode Island

South Carolina

South Dakota

Tennessee

Texas

Utah

Vermont

Virginia

Washington

West Virginia

Wisconsin

Wyoming

SCHEDULE 6

Alabama

Arizona

Arkansas

California

Colorado

Connecticut

Delaware

District of Columbia

Florida

Georgia

Idaho

Illinois

Indiana

Iowa

Kansas

Kentucky

Louisiana

Maine

Maryland

Massachusetts

Michigan

Minnesota

Mississippi

Missouri

Nebraska

Nevada

New Hampshire

New Jersey

New Mexico

New York

North Carolina

Ohio

Oklahoma

Oregon

Pennsylvania

Rhode Island

South Carolina

South Dakota

Tennessee

Texas

Utah

Vermont

Virginia

Washington

West Virginia

Wisconsin

Wyoming

SCHEDULE 15

1.                                       450 West 33rd Street
New York, NY 10001

2.                                       Three Limited Parkway
Columbus, OH 43216

3.                                       466-472 53rd Street, Brooklyn, NY (owned property)

4.                                       See attached lease summaries for store listings.

5.                                       Sublease Agreement, dated December 1, 2002 between Wilmington Trust Sp Services, Inc. and Lernco, Inc.

6.                                       Premises described in First Amendment dated October 31, 2003 to the Lease Agreement, dated as of January 1, 2003, between Nevada Receivable Factoring, Inc. and Smith & Francis. (144 sq. ft. - term of 24 months - expires on December 31, 2004)

7.                                       Premises described in First Amendment dated October 31, 2003 to the Lease Agreement, dated January 1, 2003, between Lerner New York Holding, Inc. and Smith & Francis (144 sq. ft. - term of 24 months - expires on December 31, 2004).

8.                                       Premises described in First Amendment dated October 31, 2003 to the Lease Agreement, dated May 1, 2001, between Lerner New York Holding, Inc. and Smith & Francis (192 sq. ft. - term of 30 years - expires on April 30, 2031).

Store List with Lease Status (Schedule 15.4)

As of February 28, 2004

Str#	Store Name	Mall Address	Store Address	City	State	Zip Code	Phone1	Phone2	Lease Expiration	Occupancy Status
1	BROAD STREET	733 BROAD STREET		NEWARK	NJ	07102	973-642-5554	(973) 622-5354	1/31/2009	Lease
2	BROADWAY MALL	BROADWAY MALL	202 BROADWAY MALL	HICKSVILLE	NY	11801	516-938-7320	(516) 938-7321	1/31/2015	Lease
5	PERIMETER MALL	1302 PERIMETER MALL	4400 ASHFORD DUNWOODY RD NE	ATLANTA	GA	30346	770-394-0660	(770) 804-0490	1/31/2005	Lease
7	NASSAU STREET	83 NASSAU STREET		NEW YORK	NY	10038	212-964-2864	(999) 999-9999	3/30/2005	Lease
10	EASTGATE MALL	EASTGATE MALL	4601-712 EASTGATE BLVD.	CINCINNATI	OH	45245	513-752-8999	(513) 752-9391	1/31/2005	Lease
11	MYRTLE AVE.	5723 MYRTLE AVE		RIDGEWOOD	NY	11385	718-456-9335	(718) 456-9485	1/31/2005	Lease
12	CROSS COUNTY	CROSS COUNTY CENTER	15-17 MALL WALK	YONKERS	NY	10704	914-963-8932	(914) 963-8733	1/31/2008	Lease
13	HANES MALL	HANES MALL	3320 SILAS CREEK PKW ST 5500	WINSTON SALEM	NC	27103	910-760-1545	(336) 760-3004	1/31/2012	Lease
14	FOX RIVER		301 WISCONSIN AVE.	GRAND CHUTE	WI	54913	920-993-9148	-	1/30/2014	Lease
15	OAKRIDGE		925 BLOSSOM HILL RD SUITE 1480 SP#V-12-V14	SAN JOSE	CA	95123-1294	408-281-1697	-	1/31/2014	Lease
16	5TH AVE (BKLYN)	5308 FIFTH AVENUE		BROOKLYN	NY	11220	718-492-9292	(718) 492-9292	6/30/2006	Lease
18	BERGEN MALL	328 BERGEN MALL		PARAMUS	NJ	07652	201-845-3460	(201) 845-5231	1/31/2006	Lease
20	BROADWAY	BROADWAY	4261 BROADWAY	NEW YORK	NY	10033	212-927-3624	(212) 923-8425	1/31/2013	Lease
22	GREAT SOUTH BAY	GREAT SOUTH BAY SHOP CTR	835 W MONTAUK HIGHWAY	BABYLON	NY	11704	631-661-4350	(631) 661-8215	MTM	Lease
23	GREEN ACRES	GREEN ACRES MALL	1072 GREEN ACRES MALL	VALLEY STREAM	NY	11581	631-561-6360	(516) 561-6362	1/31/2013	Lease
24	HAWTHORNE CENTER	HAWTHORN MALL	413 HAWTHORN CENTER SP#12	VERNON HILLS	IL	60061	847-549-0181	(847) 549-0182	6/30/2005	Lease
25	WHITE MARSH	WHITE MARSH MALL	8200 PERRY HALL BLVD.	BALTIMORE	MD	21236	410-931-7188	(410) 931-7189	MTM	Lease
26	GWINNETT PL.	2100 PLEASANT HILL ROAD		DULUTH	GA	30136	770-476-7625	(770) 476-2104	1/31/2008	Lease
27	MENLO PARK	MENLO PARK	408 MENLO PARK	EDISON	NJ	08837	732-603-7211	(732) 603-8249	1/31/2007	Lease
28	HOUSTON GALLERIA		5135 WEST ALABAMA SPACE 5210A	Houston	TX	77056	713-840-8176	-	1/31/2014	Lease
29	SMITH HAVEN	SMITH HAVEN MALL	3271 MIDDLE COUNTRY ROAD	LAKE GROVE	NY	11755	631-724-9220	(516) 724-9283	6/30/2009	Lease
31	KINGS PLAZA	5335 KINGS PLAZA		BROOKLYN	NY	11234	718-338-7373	(718) 338-1641	1/31/2006	Lease
32	HONEY CREEK MALL	HONEY CREEK MALL	3501 DIXIE BEE HWY	TERRE HAUTE	IN	47802	812-235-4350	(812) 235-6587	1/31/2005	Lease
33	CROSSGATES	120 WASH. AVE EXT SP#D-209		ALBANY	NY	12203	518-456-0665	(518) 456-1126	1/31/2007	Lease
34	NORTH STAR MALL	SUITE 860, NORTH STAR MALL	7400 SAN PEDRO	SAN ANTONIO	TX	78216	210-340-5377	(210) 340-0079	1/31/2005	Lease
37	WEST OAKS	WEST OAKS MALL	209 WEST OAKS MALL	HOUSTON	TX	77082	281-531-1517	(281) 531-7150	MTM	Lease
46	WILLOW BROOK	WILLOW BROOK MALL	1644 WILLOW BROOK MALL	HOUSTON	TX	77070	281-890-3018	(281) 890-5381	1/31/2005	Lease
48	MALL OF GEORGIA	3333 BUFORD MALL SP# 2010		BUFORD	GA	30518	678-482-4903	-	1/31/2008	Lease
49	HUDSON MALL	RT 440 - SPACE 31-33		JERSEY CITY	NJ	07304	201-915-0812	(201) 915-0923	1/31/2005	Lease
50	GALLERY AT MKT. EAST	THE GALLERY	9TH & MARKET ST	PHILADEPHIA	PA	19107	215-627-2550	(215) 627-2557	1/31/2010	Lease
52	CROSSROADS MALL	CROSSROADS MALL SPACE A-6	4522 FREDERICKSBURG RD.	SAN ANTONIO	TX	78201	210-736-9578	(210) 736-9460	MTM	Lease
55	MONDAWMIN	MONDAWMIN MALL	1200 MONDAWMIN MALL SP#2028	BALTIMORE	MD	21215	410-523-1636	(410) 225-7745	MTM	Lease
57	EASTPOINT	EASTPOINT MALL	7801 EASTERN AVENUE	BALTIMORE	MD	21224	410-288-0540	(410) 288-1911	1/31/2005	Lease
58	CRYSTAL RUN	1 GALLERIA DR SPACE A-105		MIDDLETOWN	NY	10940	845-692-8884	(914) 692-8851	4/30/2007	Lease
59	COLLIN CREEK MALL	COLLINS GREEK - SPACE 2083		PLANO	TX	75075	972-423-1448	(972) 422-1433	1/31/2010	Lease
60	PARKCHESTER		1453 METROPOLITAN AVE SP# C-7	Bronx	NY	10462	718-904-9282	-	1/31/2014	Lease
61	JEFFERSON VALLEY	650 LEE BLVD SPACE D12		YORKTOWN	NY	10598	914-245-3442	(914) 245-3182	MTM	Lease
62	HYLAN COMMONS		430 NEW DORP LANE	Staten Island	NY	10306	718-668-0214	-	1/31/2014	Lease
65	PARK CITY CENTER	PARK CITY CENTER	775 PARK CITY CENTER	LANCASTER	PA	17601	717-299-0233	(717) 299-1338	1/31/2006	Lease
67	EVERGREEN	EVERGREEN MALL SPACE #J21	9536 S. EVERGREEN PLAZA	EVERGREEN PARK	IL	60642	708-422-4411	(708) 422-7848	1/31/2007	Lease
68	VILLA LINDA	VILLA LINDA	4250 CERRILOS RD. #1094	SANTE FE	NM	87505	505-471-8268	(505) 438-0648	12/31/2005	Lease
69	KING OF PRUSSIA	KING OF PRUSSIA MALL	160 N GULPH ROAD, Suite 1093	KING OF PRUSSIA	PA	19406	610-354-0560	(610) 354-0572	1/31/2009	Lease
70	DWNTN UNION CITY	3701 BERGENLINE AVENUE		UNION CITY	NJ	07087	201-867-0364	(201) 867-8440	6/30/2004	Lease
75	STATEN ISLAND MALL	109 STATEN ISLAND MALL	2655 RICHMOND AVE	STATEN ISLAND	NY	10314	718-698-8060	(718) 983-5531	1/31/2010	Lease
78	CHARLESTON TOWN CENTER	1085 CHARLESTON TOWN CENTER		CHARLESTON	WV	25389	304-344-8540	(304) 344-0364	1/31/2005	Lease
79	WOODBRIDGE	WOODBRIDGE CENTER	188 WOODBRIDGE CENTER DR	WOODBRIDGE	NJ	07095	732-636-5430	(732) 636-5431	1/31/2010	Lease
81	MARLEY STATION	MARLEY STATION SP-E 205	7900 GOVERNOR RITCHIE HWY.	GLEN BURNIE	MD	21061	410-761-8205	(410) 761-8403	1/31/2005	Lease
84	TRUMBULL PARK	5065 MAIN STREET SPACE 2108		TRUMBULL	CT	06611	203-374-9599	(203) 374-2079	MTM	Lease
85	86TH STREET	515-521 86TH STREET		BROOKLYN	NY	11209	718-680-2252	(718) 680-2255	2/28/2006	Lease
86	WILTON MALL	WILTON MALL	3065 RT 50	SARATOGA	NY	12866	518-587-6847	(518) 587-7974	1/31/2006	Lease
89	GOLF MILL	GOLF MILL CENTER	270 GOLF MILL CENTER	NILES	IL	60714	847-827-9393	(847) 827-4123	1/31/2005	Lease
91	ARBOR PLACE	6700 DOUGLAS BLVD SP # 1120		DOUGLASVILLE	GA	30135	770-489-0358	-	1/31/2005	Lease
92	VISALIA MALL	VISALIA MALL, SP. 605	2053 S. MOONEY BLVD	VISALIA	CA	93277	559-732-7557	(559) 732-1080	1/31/2008	Lease
94	WIREGRASS MALL	WIREGRASS COMMONS MALL 86		DOTHAN	AL	36303	334-794-3626	(334) 794-3672	MTM	Lease
95	ST LOUIS GALLERIA	2420 ST LOUIS GALLERIA		RICHMOND HTS	MO	63117	314-721-3707	(314) 721-2944	3/15/2004	Lease
96	WILLOW GROVE	WILLOW GROVE PARK	2500 MORELAND RD. SP# 3000	WILLOW GROVE	PA	19090	215-657-3870	(215) 657-1584	1/31/2008	Lease
97	SQUARE ONE MALL	SQUARE ONE	1277 BROADWAY	SAUGUS	MA	01906	781-233-3304	(781) 233-1792	1/31/2007	Lease

9

Str#	Store Name	Mall Address	Store Address	City	State	Zip Code	Phone1	Phone2	Lease Expiration	Occupancy Status
100	BARTON CREEK	BARTON CREEK SPACE D-6	2901 CAPITOL OF TEXAS HWY	AUSTIN	TX	78746	512-327-1227	(512) 327-2433	1/31/2008	Lease
106	RIVEROAKS	RIVER OAKS MALL	RIVER OAKS CENTER RD. SP 49A	CALUMET CITY	IL	60409	708-862-5580	(708) 862-5584	1/31/2009	Lease
107	SOUTH PARK	SOUTH PARK	2310 SOUTHWEST MILITARY DR.	SAN ANTONIO	TX	78224	210-922-9508	(210) 922-1945	1/31/2008	Lease
112	THE AVENUES	THE AVENUES SPACE # 164	10300 SOUTHSIDE BLVD	JACKSONVILLE	FL	32256	904-363-1471	(904) 363-1157	1/31/2006	Lease
114	PYRAMID MALL	PYRAMID MALL	40 CATHERWOOD RD	ITHACA	NY	14850	607-257-6160	(607) 257-6142	MTM	Lease
116	CENTURY PLAZA	CENTURY PLAZA	212 CENTURY PLAZA	BIRMINGHAM	AL	35210	205-591-8859	(205) 591-3687	1/31/2005	Lease
117	UPPER DARBY	UPPER DARBY	73 SOUTH 69TH STREET	UPPER DARBY	PA	19082	610-352-6293	(610) 352-1728	6/30/2010	Lease
118	MADISON SQUARE	MADISON SQUARE MALL	5901 - 108 UNIVERSITY DR	HUNTSVILLE	AL	35805	256-830-0410	(256) 837-4991	1/31/2005	Lease
119	LAKESIDE CENTER	LAKESIDE SHOPPING CTR	LAKESIDE SHOPPING CENTER	METAIRIE	LA	70002	504-834-4506	(504) 832-4023	1/31/2014	Lease
122	TRI COUNTY	TRICOUNTY CENTER	11700 PRINCETON PIKE	CINCINNATI	OH	45246	513-671-4881	(513) 671-4882	2/28/2011	Lease
131	SILVER CITY	GALLERIA MALL	2 GALLERIA MALL DR	TAUNTON	MA	02718	508-823-7274	(508) 823-8364	2/28/2007	Lease
132	OAKVIEW	OAKVIEW MALL SUITE 1075	3001 SOUTH 144TH STREET	OMAHA	NE	68144	402-697-0951	(402) 397-1120	MTM	Lease
136	DEARBROOK	DEERBROOK	20231 HWY. 59, SUITE 1268	HUMBLE	TX	77338	281-446-7551	(281) 446-7894	1/31/2005	Lease
137	GREENVILLE MALL	GREENVILLE MALL SPACE 29	1651 HWY 1 SOUTH	GREENVILLE	MS	38701	662-332-0070	(601) 332-0074	MTM	Lease
139	CHARLESTOWNE	CHARLESTOWNE MALL SP F 107	3102 E. MAINE STREET	ST CHARLES	IL	60174	630-377-6911	(630) 377-6094	1/31/2007	Lease
140	MEMORIAL CITY	MEMORIAL CITY	700 MEMORIAL CITY SHOPPING C	HOUSTON	TX	77024	713-461-8079	(713) 461-1021	1/31/2014	Lease
141	NESHAMINY	320 NESHAMINY MALL		BENSALEM	PA	19020	215-364-8326	(215) 364-9529	1/31/2009	Lease
143	ACADIANA MALL	ACADIANA MALL	5725 JOHNSTON ST, #2088	LAFAYETTE	LA	70503	337-984-8172	(318) 984-1199	1/31/2006	Lease
144	OAKDALE MALL	OAKDALE MALL	HARRY L DR & REYNOLDS RD	JOHNSON CITY	NY	13790	607-798-1957	(607) 798-8061	MTM	Lease
145	POUGHKEEPSIE MALL	POUGHKEEPSIE GALLERIA	790 SOUTH ROAD SP# A211	POUGHKEEPSIE	NY	12601	845-297-5058	(914) 297-8524	1/31/2010	Lease
147	MALL OF THE MAINLAND	MALL OF THE MAINLAND	10000 EMMETT S. LOWRY EXPY.	TEXAS CITY	TX	77591	409-986-5763	(409) 986-7285	1/31/2005	Lease
149	SOUTH TOWNE MALL	10450 S. STATE STREET #1112		SANDY	UT	84070	801-576-1187	(801) 576-2586	9/30/2004	Lease
152	WESTLAND CENTER	WESTLAND CENTER	3500 W WARREN, 141 SW CTR RD	WESTLAND	MI	48185	734-525-8380	(734) 525-0145	1/31/2011	Lease
157	BONITA LAKES	BONITA LAKES MALL	1400 BONITA LAKES CIRCLE	MERIDIAN	MS	39301	601-485-9262	(601) 485-8220	1/31/2008	Lease
160	MARKET PLACE	MARKET PLACE SHOPPING CENTER	2000 NORTH NEIL STREET	CHAMPAIGN	IL	61820	217-351-6101	(217) 351-7074	5/31/2007	Lease
163	CORAL SQUARE	CORAL SQUARE	9175 W ATLANTIC BLVD	CORAL SPRINGS	FL	33071	954-755-4570	(954) 753-7195	1/31/2006	Lease
164	NORTHSHORE SHOPPING CTR	NORTHSHORE MALL	RTS 114 & 128	PEBODY	MA	01960	978-531-4850	(978) 532-8411	1/31/2005	Lease
165	LAKESHORE	LAKESHORE MALL	901 US HWY 27 N	SEBRING	FL	33870	863-471-0865	(941) 471-0608	1/31/2005	Lease
169	WARWICK MALL	WARWICK MALL	400 BALD HILL RD	WARWICK	RI	02886	401-739-2313	(401) 739-8154	10/31/2005	Lease
172	MAINE MALL	MAINE MALL	211 MAINE MALL	SO. PORTLAND	ME	04106	207-774-1771	(207) 774-0472	8/31/2006	Lease
173	EASTVIEW	EASTVIEW MALL SPACE #156	7979 VICTOR PITTSFORD RD	VICTOR	NY	14564	585-425-9940	(716) 425-9941	1/31/2013	Lease
174	ROOSEVELT FIELD	ROOSEVELT FIELD SHOPPING CTR		GARDEN CITY	NY	11530	516-248-8205	(516) 248-8299	1/31/2007	Lease
175	CHELTENHAM	CHELTENHAM SQUARE	2343 CHELTENHAM AVE	PHILADELPHIA	PA	19150	215-887-3282	(215) 887-5142	1/31/2006	Lease
176	GLENDALE GALLERIA	GLENDALE GALLERIA	1174 GLENDALE GALLERIA	GLENDALE	CA	91210	818-246-9869	(818) 246-9920	1/31/2006	Lease
177	WHEATON PLAZA	WHEATON PLAZA	11160 VIERS MILL ROAD	SILVER SPRING	MD	20902	301-933-6487	(301) 949-9276	2/28/2005	Lease
178	MONMOUTH MALL	MONMOUTH SHOPPING CENTER		EATONTOWN	NJ	07724	732-542-3670	(732) 542-9198	8/31/2006	Lease
183	DADELAND CENTER	DADELAND MALL	7427 N KENDALL DRIVE SP#7219	MIAMI	FL	33156	305-666-3475	(305) 661-8938	1/31/2008	Lease
186	TOWER PLACE	TOWER PLACE MALL SP 101	441 VINE ST	CINCINNATI	OH	45200	513-333-0146	(513) 333-0147	1/31/2007	Lease
188	EDGEWATER PLAZA	EDGEWATER PLAZA	2600 BEACH BLVD	BILOXI	MS	39531	228-388-5831	(228) 385-1026	1/31/2008	Lease
189	FRIENDLY CENTER	FRIENDLY CENTER	3100 KATHLEEN AVE	GREENSBORO	NC	27408	336-854-3980	(336) 854-4191	3/31/2007	Lease
191	EDISON MALL	EDISON MALL SHOPPING CTR	4125 CLEVELAND AVE Sp# 129	FT. MYERS	FL	33901	239-936-4740	(941) 275-9803	1/31/2007	Lease
192	TYRONE SQUARE	TYRONE SQUARE	6746 Tyrone Square	ST. PETERSBURG	FL	33710	727-384-2032	(727) 347-1798	1/31/2012	Lease
193	WEST SHORE PLAZA	NORTH SHORE PLAZA	216 WEST SHORE BLVD	TAMPA	FL	33609	813-287-2251	(813) 287-8075	1/31/2005	Lease
194	REGENCY SQUARE	95 REGENCY SQUARE	9501 ARLINGTON EXPRESSWAY	JACKSONVILLE	FL	32225	904-721-2088	(904) 725-1610	MTM	Lease
195	BEL AIR MALL	BELAIR MALL	3277 BEL AIR MALL SP#G14	MOBILE	AL	36606	251-476-5190	(334) 473-4801	1/31/2010	Lease
200	EASTLAND MALL	EASTLAND MALL	5455 CENTRAL AVENUE	CHARLOTTE	NC	28212	704-536-2707	(704) 563-7075	1/31/2008	Lease
201	FORD CITY CENTER	FORD CITY SHOPPING CTR	7601 S CICERO ROAD	CHICAGO	IL	60652	773-581-4114	(773) 581-4883	1/31/2011	Lease
204	EXTON SQUARE MALL	EXTON SQUARE MALL	176 EXTON SQUARE SP# 176	EXTON	PA	19341	610-594-9501	(610) 594-9519	1/31/2009	Lease
209	HAMILTON CENTER.	HAMILTON SQUARE MALL	100 W BLACKHORSE PIKE SP#251	MAYS LANDING	NJ	08330	609-484-9160	(609) 484-9161	1/31/2009	Lease
210	NORTHGATE MALL	NORTHGATE MALL SP 164	9501 COLERAIN AVENUE	CINCINNATI	OH	45251	513-741-1480	-1	MTM	Lease
211	BROOKWOOD MALL	BROOKWOOD MALL	768 BROOKWOOD VILLAGE MALL	BIRMINGHAM	AL	35209	205-870-5169	(205) 870-4275	1/31/2012	Lease
212	ASHEVILLE	ASHEVILLE MALL SHOPPING CTR.	3 SOUTH TUNNEL ROAD	ASHEVILLE	NC	28805	828-298-3528	(828) 298-2216	1/31/2005	Lease
213	CROSSROADS MALL	CROSSROADS MALL	6650 WEST WESTNEDGE AVE	PORTAGE	MI	49002	616-324-3645	(616) 324-3622	1/31/2007	Lease
215	SOUTHERN PARK	SOUTHERN PARK SHOPPING CTR	7401 MARKET STREET	YOUNGSTOWN	OH	44512	330-726-9487	(330) 726-1115	1/31/2005	Lease
223	SOUTHGATE PLAZA	SOUTHGATE PLAZA	1014 UNION RD	SENECA	NY	14224	716-674-6687	(716) 674-8608	8/31/2004	Lease
224	COLONIE MALL	COLONIE MALL	131 COLONIE CENTER SP 337	ALBANY	NY	12205	518-437-0027	(518) 437-0561	1/31/2010	Lease
226	ARROWHEAD MALL	ARROWHEAD MALL SPACE 1208		GLENDALE	AZ	85308	623-486-7836	(602) 486-7849	1/31/2006	Lease

10

Str#	Store Name	Mall Address	Store Address	City	State	Zip Code	Phone1	Phone2	Lease Expiration	Occupancy Status
227	LAGUNA HILLS	24155 LUGUNA HILLS	SPACE# 1710	LAGUNA HILLS	CA	92653	949-855-9581	(949) 855-9584	1/31/2006	Lease
233	EASTWOOD MALL	EASTWOOD MALL, UNIT 546	5555 YOUNGSTOWN-WARREN RD.	NILES	OH	44446	330-544-1185	(330) 544-1183	8/31/2007	Lease
236	FOUR SEASONS	FOUR SEASON MALL	110 FOUR SEASONS MALL	GREENSBORO	NC	27407	336-294-5434	(336) 299-2024	1/31/2005	Lease
237	GALLERIA @SUNSET	1300 SUNSET BLVD #137		HENDERSON	NV	89014	702-898-9880	(702) 898-9957	1/31/2011	Lease
238	EASTRIDGE	EASTRIDGE MALL	130 EASTRIDGE MALL	GASTONIA	NC	28053	704-865-2654	(704) 865-2236	6/30/2004	Lease
241	BRANDON TOWN CTR	BRANDON TOWN CENTER	SPACE 407	BRANDON	FL	33511	813-654-9577	(813) 654-2650	2/14/2007	Lease
242	SPRINGFIELD MALL	6760 SPRINGFIELD MALL	327 S SALINA STREET	SPRINGFIELD	VA	22150	703-313-0464	(703) 313-0467	1/31/2008	Lease
243	TURTLE CREEK MALL	TURTLE CREEK MALL SPACE 243	1000 TURTLECREEK DRIVE	HATTIESBURG	MS	39402	601-264-2404	(601) 264-2746	1/31/2007	Lease
246	MARKET PLACE	MARKET PLACE MALL	2066 MARKETPLACE MALL	ROCHESTER	NY	14623	585-424-4438	(716) 424-4496	1/31/2008	Lease
247	HARLEM-IRVING	HARLEM-IRVING PLAZA -	4190E NORTH HARLEM AVENUE	CHICAGO	IL	60634	773-625-3986	(773) 625-9684	1/31/2007	Lease
252	NORTHTOWN MALL	NORTHTOWN MALL	200 NORTHTON DRIVE SP# D-12	BLAINE	MN	55434	763-785-0859	(612) 785-1187	1/31/2007	Lease
253	INDEPENDENCE	2060 INDEPENDENCE CENTER		INDEPENDENCE	MO	64057	816-795-0444	(816) 795-0058	1/31/2006	Lease
256	NORTHLAKE MALL	1401 NORTHLAKE MALL		ATLANTA	GA	30345	770-493-1970	(770) 493-3580	1/31/2006	Lease
257	STONERIDGE MALL	STONERIDGE MALL	2329 STONERIDGE MALL SP#-212	PLEASATON	CA	94588	925-225-0395	-	1/31/2011	Lease
258	HUDSON VALLEY MALL	HUDSON VALLEY MALL	1300 ULSTER AVE	KINGSTON	NY	12401	845-336-4352	(914) 336-5224	5/31/2004	Lease
260	FAIRVIEW PARK	WESTGATE MALL	3071 WESTGATE MALL	FAIRVIEW PARK	OH	44126	440-331-9490	(440) 331-9146	1/31/2005	Lease
262	NEWPORT CENTRE	30-148 MALL DRIVE WEST		JERSEY CITY	NJ	07302	201-792-2433	(201) 792-7891	1/31/2008	Lease
263	LEHIGH VALLEY MALL	LEHIGH VALLEY MALL	153 LEHIGH VALLEY MALL	WHITEHALL	PA	18052	610-264-5266	(610) 264-5402	1/31/2005	Lease
268	NORTHPOINT MALL	NORTH POINT MALL	11350 HAYNES BRGE RD SP2040	ALPHARETTA	GA	30202	770-475-2047	(770) 475-4738	1/31/2006	Lease
269	MALL @ WELLINGTON	MALL @ WELLINGTON	2237 US HIGHWAY 441 SP# 207	WELLINGTON	FL	33414	561-333-1451	-	1/31/2012	Lease
270	LINCOLN MALL	149 LINCOLN MALL		MATTESON	IL	60443	708-481-6705	(708) 481-7211	MTM	Lease
272	SHOPPINGTOWN	SHOPPINGTOWN MALL	3649 ERIE BLVD EAST	SYRACUSE	NY	13214	315-446-3620	(315) 446-8852	1/31/2007	Lease
278	PARMATOWN	PARMATOWN SHOPPING CENTER	7987 WEST RIDGEWOOD DR	PARMA	OH	44129	440-886-1858	(440) 886-5296	1/31/2006	Lease
281	CONNECTICUT POST	1201 BOSTON ROAD		MILFORD	CT	06460	203-876-8044	(203) 876-7865	1/31/2006	Lease
283	WOODFIELD	WOODFIELD MALL F-112		SCHAUMBURG	IL	60173	847-330-0552	(847) 330-0558	1/31/2005	Lease
284	HULEN MALL	26 HULEN MALL	4800 HULEN STREET	FT. WORTH	TX	76132	817-294-1860	(817) 294-7047	1/31/2006	Lease
287	WASHINGTON SQUARE	WASHINGTON SQUARE	316 WASHINGTON SQ	INDIANAPOLIS	IN	46229	317-899-4444	(317) 899-1674	1/31/2005	Lease
288	MILLCREEK	MILL CREEK MALL	480 MILLCREEK MALL	ERIE	PA	16509	814-864-2240	(814) 864-9161	1/31/2006	Lease
290	MONROEVILLE	128 MONROEVILLE MALL		MONROEVILLE	PA	15146	412-372-4695	(412) 856-0150	MTM	Lease
292	DAYTON MALL	DAYTON MALL SUITE 256	2700 MIAMISBURG CENTERVILLE	DAYTON	OH	45459	937-433-9950	(937) 433-9579	1/31/2005	Lease
296	THE MALL @ JOHNSTON	MALL AT JOHNSON CITY	2011 NORTH ROAN ST. SP#D2A	JOHNSON CITY	TN	37601	423-282-4912	(423) 282-0703	1/31/2011	Lease
297	GRAND CENTRAL	BOX 6030	260 GRAND CENTRAL MALL	VIENNA	WV	26101	304-485-2382	(304) 485-7064	11/30/2006	Lease
299	RIVERGATE	RIVERGATE MALL	1000 TWO-MILE PWY A-7	GOODLETTSVILLE	TN	37072	615-859-3677	(615) 859-7354	1/31/2007	Lease
300	WARD PARKWAY	WARD PARKWAY MALL SP2025	8600 WARD PARKWAY	KANSAS CITY	MO	64114	816-363-4289	(816) 363-4495	MTM	Lease
308	SOUTH HILLS	260 SOUTH HILLS VILLAGE		PITTSBURGH	PA	15241	412-833-3411	(412) 833-3390	1/31/2008	Lease
313	MONTGOMERY	1104 MONTGOMERY MALL	7101 DEMOCRACY BLVD.	BETHESDA	MD	20817	301-469-7118	(301) 469-4813	1/31/2008	Lease
316	WILLOWBROOK	WILLOWBROOK MALL	1828 WILLOWBROOK MALL RT 46	WAYNE	NJ	07470	973-785-1695	(973) 785-1694	1/31/2010	Lease
317	MILITARY CIRCLE	MILITARY CIRCLE SHOP CTR.	MILITARY HWY & VA BEACH BLVD	NORFOLK	VA	23502	757-461-9263	(757) 461-1061	6/30/2005	Lease
319	BERKSHIRE	BERKSHIRE MALL	1665 STATE HILL ROAD	WYOMISSING	PA	19610	610-372-7950	(610) 376-6160	1/31/2006	Lease
321	MERIDEN	470 LEWIS STREET, SPACE 1020		MERIDEN	CT	06450	203-235-1539	(203) 237-9308	1/31/2006	Lease
322	GREECE RIDGE	GREECE RIDGE CENTER	462 GREECE RIDGE CENTER DR	ROCHESTER	NY	14626	585-225-7334	(716) 225-2201	1/31/2007	Lease
323	COLUMBIA MALL	COLUMBIA MALL SP#2015	10300 LITTLE PATUXENT PKWY	COLUMBIA	MD	21044	410-730-5939	(410) 992-1724	1/31/2012	Lease
324	SUNRISE MALL	320 SUNRISE HIGHWAY		MASSAPEQUA	NY	11758	516-795-3113	(516) 795-3003	1/31/2014	Lease
326	LIVINGSTON MALL	LIVINGSTON MALL	38 LIVINGSTON MALL	LIVINGSTON	NJ	07039	973-994-3956	(973) 994-7002	1/31/2011	Lease
328	COLISEUM MALL	COLISEUM MALL	1800 W MERCURY BLVD	HAMPTON	VA	23666	757-827-6515	(757) 827-0166	1/31/2006	Lease
330	ALMEDA MALL	ALEMEDA MALL	242 ALEMEDA MALL	HOUSTON	TX	77075	713-944-1064	(713) 944-4054	1/31/2010	Lease
331	NORTHWEST	NORTHWEST MALL	438 NORTHWEST MALL	HOUSTON	TX	77092	713-686-4101	(713) 626-7552	1/31/2005	Lease
333	MONTGOMERY MALL	MONTGOMERY MALL	2945 E SOUTH BLVD	MONTGOMERY	AL	36116	334-288-8014	(334) 288-3270	1/31/2008	Lease
334	EASTERN HILLS	EASTERN HILLS MALL	4545 TRANSIT RD	WILLIAMSVILLE	NY	14221	716-631-2721	(716) 631-0664	1/31/2008	Lease
337	HOLLY HILL	HOLLY HILL MALL	122 HOLLY HILL MALL	BURLINGTON	NC	27215	336-584-9668	(336) 584-6240	3/31/2004	Lease
338	SOUTH DEKALB	10 SOUTH DEKALB MALL		DECATUR	GA	30034	404-243-0131	(404) 243-0049	1/31/2005	Lease
339	NORTHEAST MALL	SPACE 2114 NORTH EAST MALL	1101 MELBOURNE ROAD	HURST	TX	76053	817-284-3661	(817) 284-4288	6/30/2006	Lease
340	OGLETHORPE MALL	56 OGLETHORPE MALL	7804 ABERCORN HWY	SAVANNAH	GA	31406	912-354-9542	(912) 352-2013	1/31/2007	Lease
341	TALLAHASSEE	TALLAHASSEE MALL	2415-260 N MONROE STREET	TALLAHASSEE	FL	32303	850-385-4091	(850) 385-7721	1/31/2009	Lease
344	CORDOVA MALL	CORDOVA MALL SHOPPING CENTER	5100 N 9TH AVE	PENSACOLA	FL	32504	850-477-5707	(850) 477-0948	MTM	Lease
345	ECHELON MALL	1179 ECHELON MALL		VOORHEES	NJ	08043	856-772-3855	(609) 772-5837	1/31/2005	Lease
346	WESTLAND MALL	WESTLAND MALL	1685 W 49TH ST SP# 1112	HIALEAH	FL	33012	305-823-1391	(305) 557-3203	1/31/2009	Lease

11

Str#	Store Name	Mall Address	Store Address	City	State	Zip Code	Phone1	Phone2	Lease Expiration	Occupancy Status
349	WOLFCHASE	WOLFCHASE, SUITE 179	2760 NORTH GERMANTOWN PKWY	MEMPHIS	TN	38133	901-384-6070	(901) 384-9054	2/28/2009	Lease
350	IRVING MALL	IRVING MALL	3722 IRVING MALL	IRVING	TX	75062	972-252-4744	(972) 570-7578	8/31/2006	Lease
352	SOUTHLAND	SOUTHLAND MALL	5953 W PARK AVE	HOUMA	LA	70364	985-876-4001	(504) 876-2014	1/31/2008	Lease
353	MALL @ ROBINSON	THE MALL AT ROBINSON	1590 ROBINSON CENTER DRIVE	PITTSBURGH	PA	15205	412-494-6995	-	1/31/2012	Lease
356	PARKDALE MALL	6155 EAST FREEWAY	SPACE #696	BEAUMONT	TX	77706	409-898-3926	(409) 898-1501	1/31/2010	Lease
358	NORTHWOODS	NORTHWOODS MALL UNIT E10	2150 NORTHWOODS BLVD	CHARLESTON	SC	29406	843-797-2730	(843) 553-2232	1/31/2009	Lease
362	CUMBERLAND	CUMBERLAND MALL	1437 CUMBERLAND MALL	ATLANTA	GA	30339	770-432-2874	(770) 432-7688	1/31/2005	Lease
363	LAKE FOREST	PLAZA IN LAKE FOREST	5700 READ BLVD, BOX 131	NEW ORLEANS	LA	70127	504-241-7464	(504) 241-3903	MTM	Lease
364	CROSS CREEK	CROSS CREEK MALL	211 CROSS CREEK MALL	FAYETTEVILLE	NC	28303	910-867-2404	(910) 867-4406	6/30/2007	Lease
366	ORLANDO SQUARE	ORLANDO FASHION SQUARE	3287 E COLONIAL DRIVE	ORLANDO	FL	32803	407-896-2421	(407) 895-3827	MTM	Lease
367	UNIVERSITY SQUARE	UNIVERSITY MALL	2156 FOWLER AVE SP# B-15	TAMPA	FL	33612	813-971-8121	(813) 977-8175	MTM	Lease
368	ALTAMONTE	ALTMONTE MALL	451 ALTAMONTE DRIVE SUITE #1245	ALTAMONTE SPRINGS	FL	32701	407-331-0890	(407) 331-0890	1/31/2014	Lease
369	VOLUSIA MALL	316 VOLUSIA MALL	1700 INTERNATIONAL SPEEDWAY	DAYTONA BEACH	FL	32114	386-258-1844	(904) 258-5815	1/31/2007	Lease
372	ANTELOPE MALL	ANTELOPE MALL	1233 W AVE PLACE	PALMDALE	CA	93551	661-265-9242	(805) 265-9527	1/31/2008	Lease
373	CAROUSEL	CAROUSEL CENTER	9713 CAROUSEL CENTER	SYRACUSE	NY	13290	315-466-4602	(315) 466-4603	MTM	Lease
375	VALDOSTA MALL	1000-1018 VALDOSTA MALL	SPACE 1000	VALDOSTA	GA	31601	912-242-6269	(912) 242-6370	MTM	Lease
376	MORGANTOWN MALL	MORGANTOWN MALL	9233 MALL RD.	MORGANTOWN	WV	26505	304-983-6660	(304) 983-6663	1/31/2006	Lease
380	PARKWAY PLAZA	PARKWAY PLAZA	659 PARKWAY PLAZA	EL CAJON	CA	92020	619-593-7474	(619) 593-7478	1/31/2011	Lease
383	THE COLONY	THE COLONY	714 EAST GREENVILLE BLVD	GREENVILLE	NC	27858	252-355-9265	(252) 355-9268	1/31/2008	Lease
385	NEW RIVER VALLEY	NEW RIVER VALLEY MALL	782 NEW RIVER RD., SP 806	CHRISTIANSBRG	VA	24073	540-382-7627	(540) 322-2526	MTM	Lease
388	APACHE MALL	305 APACHE MALL		ROCHESTER	MN	55902	507-281-1440	(507) 281-1376	MTM	Lease
390	BRUNSWICK SQUARE	755 NJ STATE HWY 18		EAST BRUNSWICK	NJ	08816	732-238-9555	(732) 238-1918	1/31/2005	Lease
392	NANUET MALL	NANUET MALL	102 NANUET MALL	NANUET	NY	10954	845-623-7848	(914) 623-7978	5/31/2004	Lease
393	MAIN PLACE	2800 N MAIN ST SPACE 603		SANTA ANA	CA	92701	714-835-5345	(714) 835-5239	1/31/2005	Lease
394	SPRINGFIELD MALL	1200 BALTIMORE PIKE		SPRINGFIELD	PA	19064	610-544-8996	(610) 544-4578	5/31/2010	Lease
398	RESTORATION	1360 FULTON STREET		BROOKLYN	NY	11216	718-789-1389	(718) 789-3797	MTM	Lease
399	DEPTFORD MALL	1750 DEPTFORD CENTER ROAD		DEPTFORD	NJ	08096	856-848-3353	(609) 848-0674	1/31/2006	Lease
400	WESTMINSTER	TOWN MALL OF WESTMINSTER	400 N. CENTER ST.	WESTMINSTER	MD	21157	410-848-1932	(410) 848-2502	3/31/2004	Lease
401	CITRUS PARK	8112 CITRUS PARK		TAMPA	FL	33625	813-926-6523	(813) 926-6934	3/31/2006	Lease
407	COOL SPRINGS	COOL SPRINGS GALLERIA	1800 GALLERIA BLVD SP 1170	FRANKLIN	TN	37067	615-771-7511	(615) 771-7513	1/31/2007	Lease
408	PARK MALL CENTER	PARK MALL SHOPPING CENTER		TUCSON	AZ	85711	520-790-9155	(602) 748-0977	1/31/2005	Lease
412	NORTHTOWN MALL	NORTH TOWN MALL	4750 NORTH DIVISION	SPOKANE	WA	99207	509-487-1413	(509) 487-2738	10/31/2009	Lease
413	FASHION MALL	FASHION MALL SPACE # 1234	321 N UNIVERSITY DR	PLANTATION	FL	33324	954-474-0800	(954) 474-0804	1/31/2005	Lease
414	MONTCLAIR	MONTCLAIR PLAZA	2138 MONTCLAIR PLAZA LANE	MONTCLAIR	CA	91763	909-626-0614	(909) 626-3410	1/31/2007	Lease
415	COTTONWOOD	4835 S. HIGHLAND DR.		SALT LAKE CITY	UT	84117	801-278-3842	(801) 277-6457	1/31/2007	Lease
417	TUCSON MALL	TUCSON MALL		TUCSON	AZ	85705	520-888-7597	(530) 887-8937	MTM	Lease
422	ASHTABULA MALL	ASHTABULA MALL, UNIT 435	3315 NORTH RIDGE EAST	ASHTABULA	OH	44004	440-998-1900	(440) 998-1753	10/31/2004	Lease
433	VIRGINIA CENTER COMMONS	VIRGINIA CENTER COMMONS	10101 BROOK RD., SP. 740	GLEN ALLEN	VA	23060	804-264-3279	(804) 264-5318	1/31/2007	Lease
434	BROADWAY SQUARE	BROADWAY SQUARE	BROADWAY SQUARE MALL, 4601 S	TYLER	TX	75703	903-581-1845	(903) 581-6681	MTM	Lease
435	STONEWOOD CENTER	STONEWOOD CENTER	441 STONEWOOD ST	DOWNEY	CA	90241	562-923-3467	(562) 923-2698	1/31/2005	Lease
436	VAN AKEN	VAN AKEN MALL	20233 VAN AKEN BLVD	SHAKER HEIGHTS	OH	44122	216-295-9400	(216) 295-9403	MTM	Lease
439	AUBURN MALL	AUBURN MALL	385 SOUTH BRIDGE STREET	AUBURN	MA	01501	508-832-9517	(508) 832-7279	1/31/2009	Lease
440	CIELO VISTA	SPACE R-08A CIELO VISTA MALL	8401 GATEWAY WEST	EL PASO	TX	79925	915-779-0116	(915) 775-0150	1/31/2008	Lease
442	EASTON TOWN CENTER	EASTON TOWN CENTER	4074 NEW BOND STREET SP332	COLUMBUS	OH	43219	614-342-3851	-	1/31/2012	Lease
444	PARADISE VALLEY MALL	PARADISE VALLEY MALL	4550-246 EAST CACTUS RD.	PHOENIX	AZ	85032	602-996-6140	(602) 953-0843	1/31/2006	Lease
445	THE WOODLANDS	THE WOODLANDS SPACE 1200	1201 LAKE WOODLANDS	THE WOODLANDS	TX	77380	281-364-8227	(281) 364-1571	1/31/2007	Lease
447	CARY VILLAGE	CARY TOWN CENTER	1105 SUITE 200 WALNUT STREET	CARY	NC	27511	919-380-9104	(919) 380-9546	MTM	Lease
449	GREENWOOD MALL	GREENWOOD MALL	2625 SCOTTSVILLE ROAD	BOWLING GREEN	KY	42104	270-745-7204	(502) 745-7207	1/31/2005	Lease
451	CHICO	CHICO MALL SPACE C 317		CHICO	CA	95928	530-894-1970	(530) 894-1610	MTM	Lease
454	MANHATTAN VILLAGE	MANHATTAN VILLAGE MALL		MANHATTAN BEACH	CA	90266	310-545-4385	(310) 545-8038	1/31/2005	Lease
455	MALL OF LOUISIANA	MALL OF LOUISIANA	6401 BLUEBONNET BVD, SP#2180	BATON ROUGE	LA	70809	225-757-8762	(225) 757-8647	1/31/2010	Lease
456	BELDEN VILLAGE	SPACE C-16	4140 BELDEN VILLAGE MALL	CANTON	OH	44718	330-966-4966	(330) 966-8788	3/31/2004	Lease
459	LLOYD CENTER	LLOYD CENTER	951 LLOYD CENTER	PORTLAND	OR	97232	503-282-6338	(503) 282-6073	1/31/2007	Lease
460	VALLEY VISTA	VALLEY VISTA	2000 SOUTH EXPRESSWAY 83	HARLINGEN	TX	78552	956-421-2390	(956) 421-3553	1/31/2007	Lease
464	DEL AMO CENTER	#341 DEL AMO CENTER		TORRANCE	CA	90503	310-371-7061	(310) 370-2268	1/31/2006	Lease
465	SOUTHLAND CENTER	SOUTHLAND MALL	23000 EUREKA	TAYLOR	MI	48180	734-287-3388	(734) 287-4633	1/31/2011	Lease
466	SERRAMONTE	64 SERRAMONTE BLVD.		DALY CITY	CA	94015	650-992-2690	(650) 992-3873	1/31/2007	Lease

12

Str#	Store Name	Mall Address	Store Address	City	State	Zip Code	Phone1	Phone2	Lease Expiration	Occupancy Status
468	WINROCK CENTER	WINROCK CENTER	60 WINROCK CENTER	ALBUQUERQUE	NM	87110	505-883-5923	(505) 883-4012	1/31/2005	Lease
469	MISSION VALLEY	MISSION VALLEY CENTER	311 MISSION CENTER RD	SAN DIEGO	CA	92108	619-297-4391	(619) 297-3637	1/31/2005	Lease
471	BASSETT CENTER	BASSETT CENTER	6101 GATEWAY WEST SP#B-7	EL PASO	TX	79925	915-772-7518	(915) 775-0324	1/31/2008	Lease
472	CHULA VISTA	CHULA VISTA SHOPPING CENTER	555 BROADWAY SPACE #1050	CHULA VISTA	CA	92010	619-420-1802	(619) 420-1822	MTM	Lease
476	VALLEY HILLS	244 VALLEY HILLS MALL	SPACE 180	HICKORY	NC	28602	828-345-1022	(828) 345-0122	5/31/2007	Lease
478	TOWSON TOWN CENTER	TOWSONTOWN MALL	825 DULANEY VALLEY RD SP 232	TOWSON	MD	21204	410-337-0564	(410) 337-0250	1/31/2008	Lease
480	SOUTHLAND CENTER	SOUTHLAND CTR	262 SOUTHLAND MALL	HAYWARD	CA	94545	510-782-5071	(510) 782-5816	1/31/2014	Lease
492	SOUTHDALE	SOUTHDALE MALL	2975 SOUTHDALE CENTER	EDINA	MN	55435	952-924-0909	(952) 924-0942	1/31/2011	Lease
493	NATICK MALL	NATICK MALL	1245 WORCESTER RD SP# 2064	NATICK	MA	01760	508-653-5520	(508) 653-4743	1/31/2007	Lease
494	THE BOULEVARD	THE BOULEVARD MALL	3510 S MARYLAND PARKWAY	LAS VEGAS	NV	89109	702-734-8291	(702) 735-3604	1/31/2005	Lease
497	METRO CENTER	METRO CENTER		PHOENIX	AZ	85051	602-943-9086	(602) 371-0129	1/31/2005	Lease
500	FRESNO FASHION FAIR	FRESNO FASHION FAIRE	615 E. SHAW AVE	FRESNO	CA	93710	559-226-8933	(559) 226-8934	6/30/2005	Lease
501	EASTRIDGE	EASTRIDGE CENER	380 EASTRIDGE MALL	SAN JOSE	CA	95122	408-274-3535	(408) 274-3558	1/31/2005	Lease
502	LOS CERRITOS	434 LOS CERRITOS MALL		CERRITOS	CA	90703	562-860-9819	(562) 865-2970	1/31/2006	Lease
503	SUNRISE MALL	SUNRISE MALL	5929 SUNRISE MALL	CITRUS HEIGHTS	CA	95610	916-961-4571	(916) 726-7970	4/30/2010	Lease
504	NORTHRIDGE SHOPPING CTR	NORTHRIDGE SHOPPING CENTER	566 NORTHRIDGE	SALINAS	CA	93906	831-449-1393	(831) 449-0227	1/31/2006	Lease
506	CHANDLER FASHION CTR	CHANDLER FASHION CTR	3111 W CHANDLER BLVD SP1136	CHANDLER	AZ	85224	480-792-6555	-	1/31/2012	Lease
507	PLAZA AT WEST COVINA	496 FASHION PLAZA		WEST COVINA	CA	91790	626-338-7444	(626) 338-1769	MTM	Lease
508	FOX HILLS	167 FOX HILLS MALL		CULVER CITY	CA	90230	310-398-5855	(310) 398-9972	1/31/2009	Lease
509	TYLER MALL	GALLERIA AT TYLER SPACE G 22		RIVERSIDE	CA	92503	909-689-2310	(909) 689-3516	MTM	Lease
515	LAKESIDE MALL	LAKESIDE MALL	14600 LAKE CIRCLE	STERLING HTS	MI	48313	586-247-9180	(586) 247-2230	1/31/2012	Lease
516	METRO CENTER	METROCENTER	1169 METROCENTER	JACKSON	MS	39209	601-354-3649	(601) 354-4523	1/31/2006	Lease
518	LAKELINE	LAKELINE SPACE G-10	11200 LAKESTOP BLVD.	CEDAR PARK	TX	78613	512-257-1910	(512) 257-1903	1/31/2008	Lease
521	AURORA MALL	14200 E. ALAMEDA AVE		AURORA	CO	80012	303-344-0193	(303) 344-0389	MTM	Lease
522	CORONADO CENTER	CORONADO CENTER, STE 269	6600 MENAUL BLVD., NE	ALBUQUERQUE	NM	87110	505-883-7740	(505) 888-4360	1/31/2005	Lease
524	FRANKLIN PARK	FRANLKIN PARK MALL	108 FRANKLIN PARK MALL	TOLEDO	OH	43623	419-475-8008	(419) 475-5590	1/31/2006	Lease
531	SOUTHWEST CENTER	SOUTHWEST CENTER	SOUTHWEST CENTER SUITE #1005	DALLAS	TX	75237	972-296-5610	(972) 296-3666	1/31/2005	Lease
535	LA PLAZA MALL	LA PLAZA SHOPPING MALL H-5	2200 S. 10TH STREET	MC ALLEN	TX	78503-5479	956-687-4161	(956) 687-2140	1/31/2009	Lease
536	RIDGMAR MALL	RIDGEMAR MALL	1968 GREEN OAKS ROAD	FT WORTH	TX	76116	817-738-3442	(817) 738-3841	1/31/2011	Lease
538	SOONER MALL	SOONER MALL	3235 W. MAIN STREET	NORMAN	OK	73072	405-360-1922	(405) 329-7416	1/31/2007	Lease
540	HICKORY HOLLOW	HICKORY HOLLOW MALL	5252 HICKORY HOLLOW PKWY SP# 1089	ANTIOCH	TN	37013	615-731-3253	(615) 731-0941	MTM	Lease
541	SOUTHLAKE	1916 SOUTHLAKE MALL		MERRILLVILLE	IN	46410	219-738-2305	(219) 736-1503	1/31/2005	Lease
542	FOX VALLEY	2038 FOX VALLEY CTR		AURORA	IL	60504	630-898-0440	(630) 898-0242	1/31/2011	Lease
544	METRO NORTH MALL	161 METRO NORTH MALL	400 N W BARRY ROAD	KANSAS CITY	MO	64155	816-436-9483	(816) 436-4679	MTM	Lease
546	CHESTERFIELD	73 CHESTERFIELD MALL		CHESTERFIELD	MO	63017	636-532-3468	(314) 532-8495	1/31/2007	Lease
547	ORLAND SQUARE	636 ORLAND SQUARE MALL		ORLAND PARK	IL	60462	708-349-2088	(708) 349-1293	1/31/2011	Lease
550	UNIVERSITY PARK	UNIVERSITY PARK	6501 GRAPE ROAD SUITE 280	MISHAWAKA	IN	46545	574-277-0267	(219) 277-3655	1/31/2005	Lease
551	PALISADES	2810 PALISADES CRT DR		WEST NYACK	NY	10994	845-348-0039	(914) 348-0095	3/31/2008	Lease
556	FLORENCE MALL	FLORENCE MALL	2000 FLORENCE MALL	FLORENCE	KY	41042	859-525-6786	(606) 525-6756	5/31/2012	Lease
557	GREAT NORTHERN	GREAT NORTHERN MALL	BOX 56,362 GR. NORTHERN BLVD	NO. OLMSTED	OH	44070	440-779-8164	(440) 779-4318	MTM	Lease
559	WESTMORELAND	WESTMORELAND MALL	ROUTE 30 EAST SPACE 261	GREENSBURG	PA	15601	724-836-7293	(412) 837-5450	1/31/2014	Lease
561	MACON MALL	214 MACON MALL	3661 EISENHOWER PWY	MACON	GA	31212	912-477-8674	(912) 474-4595	1/31/2010	Lease
562	WESTGATE MALL	200 WESTGATE MALL	205 W. BLACKSTOCK ROAD	SPARTANBURG	SC	29301	864-574-1210	(864) 574-7149	1/31/2009	Lease
563	ALBANY MALL	2601 DAWSON RD	SPACE C6	ALBANY	GA	31707	912-435-7526	(912) 434-1447	5/31/2010	Lease
564	SOUTHLAKE	2431 SOUTHLAKE MALL	GA 54 & I-75 SOUTH	MORROW	GA	30260	770-961-4692	(770) 961-5318	1/31/2007	Lease
565	EASTDALE MALL	EASTDALE MALL	1014 EASTDALE MALL	MONTGOMERY	AL	36117	334-277-8472	(334) 271-6136	1/31/2005	Lease
566	HAMMOND SQUARE	HAMMOND SQUARE BOX 212	2000 SW RAILROAD AVE	HAMMOND	LA	70403	985-345-5008	(504) 542-7007	1/31/2006	Lease
567	MALL OF AMERICA	MALL OF AMERICA	S 144 SOUTH BLVD	BLOOMINGTON	MN	55425	952-858-8815	(952) 858-9117	1/31/2011	Lease
568	REGENCY SQUARE	REGENCY SQUARE MALL	301 COX CREEK PKWY	FLORENCE	AL	35630	256-766-4055	(256) 766-3134	1/31/2006	Lease
570	ANDERSON MALL	D-6 ANDERSON MALL	3131 N. MAIN STREET	ANDERSON	SC	29621	864-225-3227	(864) 224-4979	1/31/2005	Lease
575	COUNTRYSIDE MALL	COUNTRYSIDE MALL, SUITE 1047	27001 US 19 N	CLEARWATER	FL	34621	727-796-1266	(727) 791-0516	3/31/2006	Lease
579	COASTLAND MALL	COASTLAND MALL	2048 TAMIAMI TRAIL	NAPLES	FL	34102	239-261-8666	(941) 261-6925	6/30/2007	Lease
581	OCEAN COUNTY	OCEAN COUNTY	1201 HOOPER AVE SP#543	TOMS RIVER	NJ	08753	732-349-7500	(732) 349-6759	1/31/2005	Lease
582	SEMINOLE TOWN CENTER	SEMINOLE TOWNE CENTER	160 TOWN CENTER BLVD,SP B-05	SANFORD	FL	32771	407-322-4112	(407) 322-4113	1/31/2008	Lease
583	QUAKERBRIDGE MALL	QUAKERBRIDGE MALL	265 QUAKERBRIDGE MALL	LAWRENCEVILLE	NJ	08648	609-799-5653	(609) 799-5653	1/31/2009	Lease
584	TUTTLE CROSSING	TUTTLE CROSSING SP154	5043 TUTTLE CROSSING BLVD	DUBLIN	OH	43017	614-799-1349	(614) 799-8372	7/23/2007	Lease
585	ROCKAWAY TOWN CENTER	ROCKAWAY TOWN CENTER	31 ROCKAWAY TOWN CENTER	ROCKAWAY TWNSP	NJ	07866	973-366-5787	(973) 366-5890	1/31/2005	Lease

13

Str#	Store Name	Mall Address	Store Address	City	State	Zip Code	Phone1	Phone2	Lease Expiration	Occupancy Status
590	MERCED MALL	MERCED MALL	264 MERCED MALL	MERCED	CA	95348	209-723-7668	(209) 723-8134	1/31/2005	Lease
592	CHERRY HILL	CHERRY HILL	10001 CHERRY HILL	CHERRY HILL	NJ	08002	856-665-3310	(609) 665-5986	1/31/2005	Lease
595	GREENBRIER	GREENBRIER MALL SUITE 2230	1401 GREENBRIER PWY	CHESAPEAKE	VA	23320	757-420-9693	(757) 420-7593	1/31/2005	Lease
596	LAUREL CENTER	LAUREL CENTER	14894 BLATIMORE AVENUE	LAUREL	MD	20707	301-490-0660	(301) 490-3895	MTM	Lease
597	HOLYOKE MALL	50 HOLYOKE ST SPACE F381		HOLYOKE	MA	01040	413-536-4157	(413) 536-6739	MTM	Lease
598	OAK PARK	OAK PARK MALL	OAK PARK MALL SPACE 105	OAK PARK	KS	66214	913-888-6609	(913) 888-3188	1/31/2013	Lease
600	MEDIA CITY	201 E. MAGNOLIA AVE		BURBANK	CA	91502	818-559-7396	(818) 559-7498	1/31/2013	Lease
601	CHESTERFIELD MALL	CHESTERFIELD MALL	11500 MIDLOTHIAN TURNPIKE	RICHMOND	VA	23235	804-379-3211	(804) 379-3568	1/31/2011	Lease
604	PENN SQUARE	PENN SQUARE	SPACE #1015, NW HWY. & PENNS	OKLAHOMA CITY	OK	73118	405-843-7526	(405) 843-7531	1/31/2005	Lease
617	WEST COUNTY MALL	WEST COUNTY MALL	64 WEST COUNTY CENTER SP1250	DES PERES	MO	63131	314-966-3923	(314) 966-6295	1/31/2013	Lease
620	MESILLA VALLEY MALL	1530 MESILLA VALLEY MALL	700 S. TELSHORE, SP 1012	LAS CRUCES	NM	88001	505-522-8120	(505) 522-4795	1/31/2007	Lease
624	OAKWOOD CENTER	OAKWOOD MALL SPACE 69	197-69 WESTBANK EXPRESSWAY	GRETNA	LA	70053	504-362-1721	(504) 367-5441	6/30/2006	Lease
628	SUN VALLEY	SUN VALLEY	248 SUN VALLEY	CONCORD	CA	94520	925-680-7566	(925) 680-0371	11/30/2010	Lease
630	AUGUSTA MALL	2001 AUGUSTA MALL	3450 WRIGHTSBORO ROAD	AUGUSTA	GA	30909	706-736-4636	(706) 738-9668	1/31/2009	Lease
631	INDEPENDENCE	INDEPENDENCE MALL	3500 OLEANDER DRIVE	WILMINGTON	NC	28403	910-799-7774	(910) 799-7381	1/31/2008	Lease
634	MAGNOLIA MALL	34 MAGNOLIA MALL	2701 W. DAVID MCLEOD BLVD	FLORENCE	SC	29501	843-667-4575	(843) 667-4415	9/30/2005	Lease
637	GRANITE RUN	GRANITE RUN MALL	1067 W. BALTIMORE PIKE SP130	MEDIA	PA	19063	610-565-1345	(610) 565-1481	1/31/2009	Lease
640	HAYWOOD MALL	HAYWOOD MALL	HAYWOOD MALL BOX 311	GREENVILLE	SC	29607	864-288-0693	(864) 297-6579	1/31/2014	Lease
641	UNIVERSITY	138 UNIVERSITY MALL	1701 MCFARLAND BLVD	TUSCALOOSA	AL	35404	205-556-4476	(205) 556-4239	1/31/2006	Lease
642	JESSAMINE	SUMTER MALL	1057-10 BROAD STREET	SUMTER	SC	29150	803-775-8262	(803) 775-4272	1/31/2005	Lease
643	SHANNON MALL	SHANNON MALL	BOX 369	UNION CITY	GA	30291	770-964-4410	(770) 969-9160	1/31/2005	Lease
645	GEORGIA SQUARE	GEORGIA SQUARE	3700 ATLANTA HIGHWAY SP 129	ATHENS	GA	30606	706-549-1672	(706) 549-8474	1/31/2007	Lease
646	BRASS MILLS	BRASS MILLS	495 UNION STREET SP 1052	WATERBURY	CT	06721	203-574-5472	-	1/31/2010	Lease
647	WASHINGTON COMMONS	WASHINGTON COMMONS	WASHINGTON COMMONS C1310	GREEN BAY	WI	54301	920-432-5661	(920) 432-9153	MTM	Lease
648	CRABTREE VALLEY MALL	CRABTREE VALLEY MALL	4325 GLENWOOD AVE SP U-234	RALEIGH	NC	27612	919-782-7002	(919) 782-0344	1/31/2008	Lease
649	NORTHPARK	NORTHPARK MALL SPACE B3 & B5	101 RANGELINE ROAD	JOPLIN	MO	64801	417-782-0763	(417) 782-5362	1/31/2006	Lease
650	CLEARVIEW	101 CLEARVIEW CIRCLE		BUTLER	PA	16001	724-283-8789	(724) 283-6983	MTM	Lease
651	ST. CLAIR SQUARE	113 ST. CLAIR SQUARE		FAIRVIEW HTS	IL	62208	618-632-3829	(618) 632-3829	1/31/2009	Lease
652	ALTON SQUARE	ALTON SQUARE MALL	123 ALTON ROAD	ALTON	IL	62002	618-465-9468	(618) 465-8301	1/31/2005	Lease
653	BENSONHURST	8603 21ST AVE		BROOKLYN	NY	11204	718-996-0734	-	12/31/2008	Lease
654	UNIONTOWN MALL	UNIONTOWN MALL, SPACE 1420	1368 W. MAIN ST.	UNIONTOWN	PA	15401	724-439-8929	(724) 439-8936	3/31/2004	Lease
655	THE EMPIRE	710 EMPIRE MALL	4001 W 41 STREET	SIOUX FALLS	SD	57116	605-361-1822	(605) 361-9557	1/31/2005	Lease
656	LOUIS JOLIET	1132 LOUIS JOLIET MALL	3340 MALL LOOP DRIVE	JOLIET	IL	60435	815-439-1194	(815) 439-1324	1/31/2005	Lease
660	STEINWAY STREET	30-37 STEINWAY ST. SPACE #30		ASTORIA	NY	11103	718-204-0117	(718) 204-0152	8/31/2007	Lease
661	CASTLETON SQUARE	CASTLETON SQUARE	6020 E 82ND ST	INDIANAPOLIS	IN	46250	317-842-4819	(317) 842-0341	1/31/2006	Lease
662	MALL @ STONE CREST	MALL @ STORE CREST	8000 MALL PARKWAY SP1560	LITHONIA	GA	30038	678-526-2529	-	1/31/2012	Lease
664	SOUTH PARK	SOUTH PARK MALL	4500 16TH STREET	MOLINE	IL	61265	309-762-8833	(309) 762-9867	MTM	Lease
665	ROSEDALE CENTER	ROSEDALE CENTER	501 ROSEDALE CENTER	ROSEVILLE	MN	55113	651-636-5438	(651) 636-0756	1/31/2011	Lease
675	FIESTA MALL	2014 FIESTA MALL		MESA	AZ	85202	480-834-8403	(602) 890-8201	1/31/2007	Lease
677	FAIRFIELD COMMONS	2727 FAIRFIELD COMMONS	SPACE W113	BEAVERCREEK	OH	45431	937-320-9290	(937) 320-9261	1/31/2009	Lease
680	LAYTON HILLS	1400 N. HILLFIELD RD. #2056		LAYTON HILLS	UT	84041	801-544-9274	(801) 544-7103	1/31/2005	Lease
682	BROWARD MALL	BROWARD MALL	8000 W BROWARD BLVD SP 723	PLANTATION	FL	33388	954-472-2110	(954) 472-8341	3/31/2004	Lease
684	GOVERNOR’S SQUARE	GOVERNOR’S SQUARE #2102	1500 APALACHEE PARKWAY	TALLAHASSEE	FL	32301	850-878-7650	(850) 878-4718	1/31/2006	Lease
686	OXFORD VALLEY	2300 E. LINCOLN HWY	SPACE #E3/E2A	LANGHORNE	PA	19047	215-741-0684	(215) 741-0684	1/31/2011	Lease
690	SOUTH COUNTY	316 SOUTH COUNTY CTR		ST. LOUIS	MO	63129	314-894-1452	(314) 892-6925	MTM	Lease
692	RANDHURST CENTER	RANDHURST SHOPPING CTR	999 ELMHURST ROAD	MT PROSPECT	IL	60056	847-255-5577	(847) 255-5970	1/31/2006	Lease
693	NORTH. RIVERSIDE PARK	NO RIVERSIDE PARK CTR	7501 WEST CERMAK ROAD	NO. RIVERSIDE	IL	60546	708-447-8585	(708) 447-6202	MTM	Lease
694	YORKTOWN CENTER	237 YORKTOWN SHOPPING CENTER		LOMBARD	IL	60148	630-629-6070	(630) 629-1130	MTM	Lease
697	THE MEADOWS	4300 MEADOW LANE		LAS VEGAS	NV	89107	702-878-9517	(702) 878-4321	MTM	Lease
698	ARDEN FAIR	ARDEN FAIR	1204 ARDEN WAY	SACRAMENTO	CA	95815	916-929-0804	(916) 929-2157	1/31/2006	Lease
700	PLYMOUTH MALL	1090 PLYMOUTH MALL	500 GERMANTOWN PIKE	PLYMOUTH MTG	PA	19462	610-825-5003	(610) 825-5281	1/31/2005	Lease
701	PLAZA CAMINO	PLAZA CAMINO, SPACE 122	2525 EL CAMINO REAL	CARLSBAD	CA	92008	760-730-0364	(760) 730-0367	1/31/2006	Lease
707	CUTLER RIDGE	CUTLER RIDGE MALL SPACE 1183	20505 S DIXIE HWY	MIAMI	FL	33189	305-252-1292	(305) 252-1257	MTM	Lease
708	WESTMINSTER	WESTMINSSTER MALL	2016 WESTMINISTER MALL	WESTMINSTER	CA	92683	714-894-1162	(714) 893-4380	9/30/2013	Lease
713	CENTURY III	382 CENTURY III MALL	3075 CLAIRTON RD.	WEST MIFFLIN	PA	15123	412-653-7745	(412) 653-3232	1/31/2007	Lease
714	SIERRA VISTA	SIERRA VISTA, SP. #105	1050 SHAW AVE	CLOVIS	CA	93612	559-297-4436	(559) 297-4592	1/31/2006	Lease
716	CROSSROADS	77 CROSSROADS MALL		MT. HOPE	WV	25880	304-253-9700	(304) 253-0998	6/30/2004	Lease

14

Str#	Store Name	Mall Address	Store Address	City	State	Zip Code	Phone1	Phone2	Lease Expiration	Occupancy Status
718	GREAT LAKES	GREAT LAKES MALL	7850 MENTOR AVE	MENTOR	OH	44060	440-255-1372	(440) 255-6897	10/31/2008	Lease
719	RICHMOND TOWN SQUARE	RICHMOND TOWN SQUARE	591 RICHMOND RD	RICHMOND HEIGHTS	OH	44143	216-473-1258	(440) 473-0529	1/31/2010	Lease
721	HUNTINGTON	SPACE 560	HUNTINGTON MALL	BARBOURSVILLE	WV	25504	304-733-0439	(304) 733-2636	8/31/2006	Lease
722	WEST TOWN	WEST TOWN MALL	7600 KINGSTON PIKE	KNOXVILLE	TN	37919	865-690-6525	(423) 690-5675	1/31/2008	Lease
726	GREENSPOINT	GREESNPOINT MALL	40 GREENSPOINT MALL	HOUSTON	TX	77060	281-875-0247	(281) 872-0172	3/31/2004	Lease
727	SHARPSTOWN	SHARPSTOWN	716 SHARPSTOWN CENTER, 7500	HOUSTON	TX	77036	713-776-3134	(713) 776-9735	1/31/2007	Lease
731	DEL NORTE	206 MALL DEL NORTE	5300 SAN DARIO #206	LAREDO	TX	78041	956-722-1633	(956) 722-1633	1/31/2009	Lease
733	CORTANA MALL	CORTANA MALL	9487 CORTANA PLACE	BATON ROUGE	LA	70815	225-926-4233	(225) 926-6816	1/31/2006	Lease
735	INGRAM PARK	INGRAM PARK	6301 NW LOOP 410	SAN ANTONIO	TX	78238	210-681-6750	(210) 681-5391	1/31/2006	Lease
739	SUNRISE MALL	SUNRISE MALL	2370 N. EXPRESSWAY SUITE1038	BROWNSVILLE	TX	78521	956-541-7179	(956) 542-4229	1/31/2005	Lease
741	HIGHLAND MALL	HIGHLAND MALL	6001 AIRPORT BLVD.	AUSTIN	TX	78752	512-453-6047	(512) 453-8394	1/31/2006	Lease
744	SECURITY SQUARE	SECURITY SQUARE MALL	6901 SECURITY SQ BLVD. SP241	BALTIMORE	MD	21207	410-994-6680	(410) 944-6689	1/31/2005	Lease
745	SIKES CENTER	SIKES CENTER	3111 MIDWESTERN PARKWAY, 119	WICHITA FALLS	TX	76308	940-692-8681	(940) 692-8566	1/31/2008	Lease
746	TYSONS CORNER	TYSONS CTR	7963L TYSON’S CTR SP#G8L	MCLEAN	VA	22102	703-893-9887	(703) 893-8621	1/31/2010	Lease
748	RIVER RIDGE MALL	RIVER RIDGE MALL, F-260	3405 CANDLERS MOUNTAIN RD.	LYNCHBURG	VA	24502	434-237-1616	(804) 237-4050	1/31/2007	Lease
751	NEWBURGH MALL	NEWBURGH MALL	1401 ROUTE 300 SUITE 111	NEWBURGH	NY	12550	845-564-7740	(914) 564-8269	MTM	Lease
752	FASHION SQAURE MALL	CHARLOTTESVILLE FASHION SQ	1532 RIO ROAD	CHARLOTTESVILLE	VA	22901	434-973-7019	(804) 973-5273	12/31/2005	Lease
753	GALLERIA	GALLERIA	100 MAIN STREET #305	WHITE PLAINS	NY	10601	914-761-6986	(914) 761-6588	1/31/2011	Lease
756	BALDWIN HILLS	3650 MARTIN LUTHER KING BLD	BALDWIN HILLS SPACE #109-111	LOS ANGELES	CA	90008	323-290-0276	(323) 290-0279	1/31/2007	Lease
757	NORTHLAND	21500 NW HWY, STE BC-2		SOUTHFIELD	MI	48075	248-443-5520	(248) 443-1575	MTM	Lease
758	SUNLAND	SPACE D8, 9 SUNLAND MALL	750 SUNLAND PARK DRIVE	EL PASO	TX	79912	915-833-7634	(915) 833-7636	MTM	Lease
760	SOUTHPARK	SOUTHPARK MALL, SPACE #F17	170 SOUTHPARK DRIVE	COLONIAL HEIGHTS	VA	23834	804-526-5557	(804) 526-5631	1/31/2005	Lease
762	ROLLING OAKS	ROLLING OAKS	6909 NORTH LOOP 1604 E.	SAN ANTONIO	TX	78247	210-651-9468	(210) 651-5781	1/31/2007	Lease
763	THE SHOPS	THE SHOPS MALL SUITE 170		PHOENIX	AZ	85004	602-252-1250	(602) 252-1270	MTM	Lease
769	ANNAPOLIS MALL	ANNAPOLIS MALL	177 ANNAPOLIS MALL	ANNAPOLIS	MD	21401	410-266-6127	(410) 224-8849	1/31/2011	Lease
770	MONTGOMERY	MONTGOMERY MALL	292 MONTGOMERY MALL	NORTH WALES	PA	19454	215-362-8125	(215) 362-7535	1/31/2006	Lease
771	STROUD MALL	ROUTE 611, SPACE 614		STROUDSBURG	PA	18360	570-420-9810	(717) 420-9813	1/31/2005	Lease
773	MALL ST MATTHEWS	MALL @ ST MATTHEWS	5000 SHELBYVILLE ROAD	LOUISVILLE	KY	40207	502-894-9103	(502) 894-9352	1/31/2008	Lease
775	REGENCY SQUARE	REGENCY SQUARE	1414 PARHAM RD.	RICHMOND	VA	23229	804-741-3316	(804) 741-4320	MTM	Lease
776	OAK HOLLOW	OAK HOLLOW MALL SPACE 13-90	921 EASTCHESTER DR STE 1400	HIGH POINT	NC	27265	336-886-2544	(336) 886-2559	1/31/2008	Lease
778	SOUTH SHORE	SOUTHSHORE MALL	1701 SUNRISE HIGHWAY	BAYSHORE	NY	11706	631-666-6290	(516) 666-6645	1/31/2011	Lease
779	LYNNHAVEN MALL	LYNNHAVEN MALL SUITE 1196	701 LYNNHAVEN PWY	VIRGINIA BEACH	VA	23452	757-486-6337	(757) 486-1455	1/31/2005	Lease
780	SANGERTOWN SQUARE	SANGERTOWN SQUARE	COMMERCIAL DR	NEW HARTFORD	NY	13413	315-797-1081	(315) 797-0843	1/31/2008	Lease
782	HICKORY RIDGE	HICKORY RIDGE MALL	6093 HICKORY RIDGE MALL	MEMPHIS	TN	38115	901-362-9789	(901) 362-9664	1/31/2005	Lease
783	CITADEL MALL	456 CITADEL MALL	2070 SAM RITTENBERG BLVD	CHARLESTON	SC	29407	843-571-7499	(843) 766-6846	1/31/2005	Lease
793	LAS AGUILAS MALL	LAS AGUILAS MALL	455 SOUTH BIBB ST.	EAGLE PASS	TX	78852	830-773-4499	(830) 757-6528	MTM	Lease
795	BATTLEFIELD	BATTLEFIELD P-09	P-09, 2825 S. GLENSTONE	SPRINGFIELD	MO	65804	417-887-7866	(417) 887-7325	1/31/2005	Lease
802	MERLE HAY	MERLE HAY MALL SUITE 1207		DES MOINES	IA	50310	515-276-0902	(515) 276-6899	1/31/2006	Lease
806	OAKLAND MALL	OAKLAND MALL	630 W 14 MILE RD	TROY	MI	48083	248-588-3545	(248) 588-7256	1/31/2009	Lease
808	HARRISBURG EAST	HARRISBURG EAST, SPACE 1A	RTE. 83 AND PAXTON ST.	HARRISBURG	PA	17111	717-564-9277	(717) 564-9283	1/31/2006	Lease
809	VALENCIA TOWN CENTER	VALENCIA TOWN CTR SPACE 1113		VALENCIA	CA	91355	661-287-4539	(616) 287-4542	1/31/2005	Lease
811	TRIANGLE TOWN CENTER	TRIANGLE TOWN CENTER SP#1042	5959 TRIANGLE TOWN BLVD	RALEIGH	NC	27616	919-792-2088	919-792-2089	1/31/2013	Lease
815	BROOKFIELD SQUARE	BROOKFIELD SQUARE MALL	95 NORTH MOORLAND ROAD	BROOKFIELD	WI	53005	262-782-0988	(414) 782-0521	MTM	Lease
817	UNIVERSITY	UNIVERSITY MALL SPACE B 7	1237 E MAIN STREET	CARBONDALE	IL	62901	618-529-3032	(618) 457-7269	MTM	Lease
819	WEST VALLEY MALL	WEST VALLEY MALL, SP 819	3200 NAGLEE RD.	TRACY	CA	95376	209-839-9546	(209) 839-9546	1/31/2008	Lease
821	SPRING HILL	1532 SPRING HILL MALL SP1180		WEST DUNDEE	IL	60118	847-428-2032	(847) 428-2431	1/31/2005	Lease
823	GLENBROOK	GLENBROOK SQUARE	4201 COLDWATER RD	FORT WAYNE	IN	46805	260-482-1692	(219) 471-8906	8/31/2004	Lease
825	WEST PARK MALL	WEST PARK MALL	3049 ROUTE K	CAPE GIRARDEAU	MO	63701	573-651-3710	(573) 651-0767	MTM	Lease
826	STRATFORD SQUARE	718 STRATFORD SQUARE		BLOOMINGDALE	IL	60108	630-351-9568	(630) 351-8014	1/31/2005	Lease
827	EASTLAND MALL	365 EASTLAND MALL	800 N GREEN RIVER RD	EVANSVILLE	IN	47735	812-473-1916	(812) 476-0883	1/31/2007	Lease
828	FAIRLANE TOWN CENTER	FAIRLANE TOWN CENTER	18900 MICHIGAN AVE SP# G-307	DEARBORN	MI	48125	313-271-7443	(313) 271-7903	1/31/2011	Lease
829	GREENWOOD PARK MALL	GREENWOOD PARK MALL	GREENWOOD PARK MALL, D-3-B	GREENWOOD	IN	46142	317-881-4811	(317) 881-1276	1/31/2005	Lease
830	CHICAGO RIDGE MALL	CHICAGO RIDGE	170 CHICAGO RIDGE SP204	CHICAGO RIDGE	IL	60415	708-424-1194	(708) 424-2364	3/31/2008	Lease
833	VALLEY VIEW	VALLEY VIEW CENTER	1056 VALLEY VIEW CENTER	DALLAS	TX	75240	972-386-8585	(972) 934-2071	9/30/2004	Lease
834	QUAIL SPRINGS	QUAIL SPRINGS	2501 WEST MEMORIAL	OKLAHOMA CITY	OK	73134	405-751-6622	(405) 755-1726	1/31/2007	Lease
845	MACOMB MALL	MACOMB MALL	32357 GRATIOT AVE	ROSEVILLE	MI	48066	586-294-2231	(586) 294-3541	1/31/2009	Lease
846	MIAMI INTERNATIONAL	MIAMI INTERNATIONAL	MIAMI INTERNATIONAL MALL RM 938	MIAMI	FL	33172	305-594-0974	(305) 594-5847	1/31/2013	Lease

15

Str#	Store Name	Mall Address	Store Address	City	State	Zip Code	Phone1	Phone2	Lease Expiration	Occupancy Status
848	AVENTURA MALL	AVENTURA MALL	19501 BISCAYNE BLVD	MIAMI	FL	33180	305-937-1028	(305) 935-3861	4/30/2004	Lease
852	PLAZA BONITA	SPACE 1140	3131 PLAZA BONITA ROAD	NATIONAL CITY	CA	92050	619-479-1533	(619) 479-9318	1/31/2005	Lease
854	MIDWAY MALL	MIDWAY MALL	MIDWAY MALL SPACE B 1-4, 48	SHERMAN	TX	75090	903-892-8190	(903) 870-0379	MTM	Lease
857	SOUTH PLAINS	SOUTH PLAINS SPACE G-3	SPACE G-3, 6002 SLIDE RD.	LUBBOCK	TX	79414	806-793-1024	(806) 793-2854	1/31/2007	Lease
858	PASADENA TOWN SQUARE	PASADENA TOWN SQUARE	337 PASADENA TOWN SQ	PASADENA	TX	77506	713-473-4783	(713) 473-0207	1/31/2005	Lease
859	WOODLAND	WOODLAND HILLS MALL	278 WOODLAND HILLS MALL	TULSA	OK	74133	918-250-0377	(918) 250-0680	3/31/2011	Lease
860	POST OAK	POST OAK MALL	STE 2020, 1500 HARVEY BLVD	COLLEGE STATION	TX	77840	979-764-0755	(409) 764-1819	1/31/2006	Lease
867	GATEWAY MALL	WESTFIELD SHOPPING TOWN	39 GATEWAY MALL	LINCOLN	NE	68505	402-464-3376	(402) 464-3704	1/31/2005	Lease
868	MORENO VALLEY	MORENO VALLEY MALL		MORENO VALLEY	CA	92553	909-653-5399	(909) 653-8149	1/31/2008	Lease
870	PARK PLAZA	PARK PLAZA SPACE 2006	6000 W. MARKHAM	LITTLE ROCK	AR	72205	501-663-9240	(501) 663-9701	MTM	Lease
871	CAROLINA PLACE	CAROLINA PLACE MALL	11025 CAROLINA PLACE PWY	PINEVILLE	NC	28134	704-542-7019	(704) 542-7399	1/31/2013	Lease
872	BOISE TOWN CENTER	350 N. MILWAUKEE #2306		BOISE	ID	83704	208-375-5219	(208) 375-5224	1/31/2010	Lease
877	TOWER CITY CENTER	TOWER CITY	230 HURON NW, SPACE 7262	CLEVELAND	OH	44113	216-621-1442	(216) 621-6484	1/31/2005	Lease
878	ST. CHARLES TOWN CENTER	P O BOX 6068	11110 MALL CIRCLE, STE 1046	WALDORF	MD	20603	301-705-8090	(301) 705-8094	1/31/2006	Lease
879	PEMBROKE LAKES MALL	PEMBROKE LAKES MALL	11805 PEMBROKE LAKES MALL SPACE 158	PEMBROKE PINES	FL	33026	954-436-8140	(954) 436-7956	1/31/2005	Lease
882	PEACHTREE MALL	SPACE 15	3507 MANCHESTER EXPRESSWAY	COLUMBUS	GA	31909	706-596-1555	(706) 596-1562	1/31/2006	Lease
884	TOWN & COUNTRY	TOWN AND COUNTRY	3856-58 EAST BROAD ST	COLUMBUS	OH	43213	614-236-4111	(614) 236-4208	1/31/2006	Lease
885	FREEHOLD RACEWAY	FREEHOLD RACEWAY	3710 RT 9, SPACE E-120	FREEHOLD	NJ	07728	732-303-8008	(732) 303-8004	1/31/2010	Lease
886	CENTRE AT SALISBURY	CENTRE AT SALISBURY SP D-117	2300 NORTH SALISBURY RD	SALISBURY	MD	21801	410-543-9394	(410) 543-9397	1/31/2006	Lease
888	LANDMARK CENTER	LANDMARK MALL	5801 DUKE STREET SP D-210	ALEXANDRIA	VA	22304	703-256-4640	(703) 256-4813	MTM	Lease
890	CAMBRIDGESIDE GALLERIA	CAMBRIDGESIDE GAL	100 CAMBRIDGESIDE PL SP#5302	CAMBRIDGESIDE	MA	02141	617-252-6870	(617) 252-6871	1/31/2011	Lease
892	CRANBROOK VILLAGE	CRANBROOK VILLAGE	900 W EISENHOWER	ANN ARBOR	MI	48103	734-662-2477	(734) 662-0450	1/31/2006	Lease
895	KENDALL TOWN & COUNTRY	KENDALL TOWN & COUNTRY	8505 MILLS DRIVE, SPACE 111	MIAMI	FL	33183	305-598-6688	(305) 598-0746	1/31/2005	Lease
897	FAYETTE MALL	FAYETTE MALL	3401 NICHOLASVILLE ROAD	LEXINGTON	KY	40503	859-271-2992	(606) 271-2578	1/31/2013	Lease
899	MIDWAY MALL	MIDWAY MALL	3207 MIDWAY MALL, SPACE G-12	ELYRIA	OH	44035	440-324-5242	(440) 324-5254	MTM	Lease
900	SUMMIT PLACE MALL	SUMMIT PLACE MALL	329 NORTH TELEGRAPH	WATERFORD	MI	48328	248-683-1177	(248) 683-4137	MTM	Lease
901	YORK GALLERIA	YORK GALLERIA, SPACE 160	2899 WHITEFORD ROAD	YORK	PA	17402	717-757-9609	(717) 751-0105	1/31/2006	Lease
902	EMERALD SQUARE	EMERALD SQUARE	999 SO WASHINGTON ST	NO ATTLEBORO	MA	02760	508-643-0600	(508) 643-0595	1/31/2011	Lease
903	NORTHWEST PLAZA	435 NORTHWEST PLAZA	SPACE 432	ST. ANN	MO	63074	314-298-0005	(314) 298-0241	1/31/2005	Lease
908	ILLINOIS CENTER	ILLINOIS CENTER SPACE 242	3000 WEST DEYOUNG STREET	MARION	IL	62959	618-997-7700	(618) 997-7703	1/31/2007	Lease
909	CIRCLE CENTRE	CIRCLE CENTER MALL	49 W MARYLAND ST	INDIANAPOLIS	IN	46204	317-262-8757	(317) 262-8760	1/31/2008	Lease
911	LIMA	ELIDA MALL	2400 ELIDA MALL	LIMA	OH	45805	419-331-6168	(419) 331-6568	MTM	Lease
912	RIVERTOWN CROSSINGS	4700 WILSON SPACE #2208		GRANDVILLE	MI	49418	616-538-4088	(616) 538-4889	1/31/2010	Lease
913	GARDEN STATE	GARDEN STATE PLAZA	ROUTE 17 & 4	PARAMUS	NJ	07652	201-843-3993	(201) 843-4539	1/31/2011	Lease
914	GENESSEE VALLEY	GENESEE VALLEY	3395 SOUTH LINDEN ROAD	FLINT	MI	48507	810-732-3151	(810) 732-3766	4/30/2008	Lease
915	COLUMBUS CITY CENTER	COLUMBUS CITY CENTER	288 COLUMBUS CITY CENTER DR	COLUMBUS	OH	43215	614-224-8613	(614) 224-2073	4/30/2006	Lease
916	VISTA RIDGE	VISTA RIDGE	VISTA RIDGE MALL SPACE 1436	LEWISVILLE	TX	75067	972-315-3010	(972) 315-2191	1/31/2012	Lease
917	STATE STREET	25 N. STATE STREET		CHICAGO	IL	60602	312-629-3100	(312) 629-3101	1/31/2012	Lease
918	COLUMBIA MALL	COLUMBIA MALL SP DU-824	7201 TWO-NOTCH ROAD	COLUMBIA	SC	29223	803-699-0919	(803) 699-0921	1/31/2006	Lease
923	OAKBROOK MALL	OAKBROOK CENTER	OAKBROOK CENTER SP 564	OAKBROOK	IL	60521	630-571-0165	(630) 571-4925	8/31/2006	Lease
924	INDEPENDENCE MALL	INDEPENDENCE MALL	101 INDEPENDENCE MALL WAY	KINGSTON	MA	02364	781-582-2350	(781) 582-2351	1/31/2005	Lease
928	NORTHPARK MALL	NORTHPARK MALL SUITE 258	1200 E COUNTY LINE RD	JACKSON	MS	39157	601-956-8356	(601) 956-8607	1/31/2011	Lease
929	NORTH COUNTY FAIR	NORTH COUNTY FAIR	200 E VIA RANCHO PKWY SP 51	ESCONDIDO	CA	92025	760-489-7005	(760) 489-7033	1/31/2007	Lease
930	THE ESPLANADE	THE ESPLANADE	THE ESPLANADE CENTER STE 1104	KENNER	LA	70065	504-469-3378	(504) 467-1839	MTM	Lease
931	COLUMBIA MALL	COLUMBIA MALL	2300 BERNADETTE DR.	COLUMBIA	MO	65203	573-445-8806	(573) 445-7537	1/31/2005	Lease
932	FLORIDA MALL	FLORIDA MALL SP# 156	8001 S ORANGE BLOSSOM TRAIL	ORLANDO	FL	32809	407-859-9962	(407) 857-5898	1/31/2012	Lease
934	PECANLAND	PECANLAND MALL SPACE 1404	4700 MILHAVEN RD	MONROE	LA	71203	318-387-3821	(318) 325-4913	12/31/2006	Lease
935	RIVERCHASE GALLERIA	RIVERCHASE GALLERIA	2000 - 182 RIVERCHASE GALLER	BIRMINGHAM	AL	35244	205-985-0352	(205) 985-0353	1/31/2007	Lease
936	MONTEBELLO TOWN CENTER	SPACE CU9	MONTEBELLO TOWN CTR.	MONTEBELLO	CA	90640	323-724-0166	(323) 724-8108	1/31/2007	Lease
938	OWINGS MILLS	OWINGS MILLS T.C.	10300 MILL RUN CIRCLE STE 11	OWINGS MILLS	MD	21117	410-363-3332	(410) 363-7521	1/31/2007	Lease
941	ROSS PARK	1000 ROSS PARK MALL		PITTSBURGH	PA	15237	412-369-4446	(412) 369-0178	1/31/2008	Lease
943	PHEASANT LANE MALL	PHEASANT LANE MALL	310 DANIEL WEBSTER HWY	NASHUA	NH	03060	603-891-0822	(603) 891-0822	MTM	Lease
945	DANBURY FAIR MALL	DANBURY FAIR MALL	7 BACKUS AVE SP# G-108	DANBURY	CT	06810	203-798-8019	(203) 798-9569	1/31/2005	Lease
947	McKINLEY MALL	MCKINLEY MALL	BOX 730 OR 732	BLASDELL	NY	14219	716-827-8320	(716) 824-9584	MTM	Lease
949	TWELVE OAKS	TWELVE OAKS	27296 NOVI ROAD SP#204	NOVI	MI	48377	248-596-0715	(248) 596-0717	1/31/2011	Lease
951	WALDEN GALLERIA	WALDEN GALLERIA	1 WALDEN AVE	BUFFALO	NY	14225	716-683-8622	(716) 683-8735	1/31/2010	Lease
952	CHESAPEAKE	4200 PORTSMOUTH BLVD		CHESAPEAKE	VA	23321	757-488-0214	(757) 488-0560	1/31/2006	Lease

16

Str#	Store Name	Mall Address	Store Address	City	State	Zip Code	Phone1	Phone2	Lease Expiration	Occupancy Status
955	TWN CENTER AT COBB	TOWN CTR SPD-26 STE255	400 ERNEST W. BARRETT PWY	KENNESAW	GA	30144	770-427-6949	(770) 419-0354	1/31/2005	Lease
960	BARNES CROSSING MALL	BARNES CROSSING MALL	ROUTE 1, BOX 310	TUPELO	MS	38801	662-844-4398	(601) 844-4498	1/31/2008	Lease
961	BUCKLAND HILLS	194 BUCKLAND HILLS DRIVE	SPACE # 2030 - NEW YORK & CO	MANCHESTER	CT	06040	860-644-3750	(860) 644-4337	1/31/2013	Lease
962	INLET SQUARE	INLET SQUARE SPACE 9A		MURRELLS INLET	SC	29576	843-651-3620	(843) 651-7599	1/31/2006	Lease
963	FLATIRON CROSSING	1 WEST FLAT IRON CROSSING	SPACE#1196	BROOMFIELD	CO	80021	303-465-1950	-	1/31/2011	Lease
964	LINCOLNWOOD	LINCOLNWOOD	3401 TOUHY SP# D-11	LINCOLNWOOD	IL	60645	847-674-2221	(847) 614-2275	1/31/2011	Lease
965	CASCADE MALL	CASCADE MALL	350 CASCADE NALL DR	BURLINGTON	WA	98233	360-757-1777	(360) 757-2820	1/31/2005	Lease
966	COLUMBIANA CTR	COLUMBIANA CRT SPACE 1222	100 CLUMBIANA DRIVE	COLUMBIA	SC	29212	803-732-0532	(803) 732-0958	1/31/2007	Lease
967	SOUTHRIDGE MALL	SOUTHRIDGE MALL	SOUTHRIDGE MALL SPACE 1720	GREENDALE	WI	53129	414-423-8950	(414) 423-8952	1/31/2013	Lease
968	MOORESTOWN MALL	MOORESTOWN MALL SP1040	400 RTE 38 & LENOLA RD	MOORESTOWN	NJ	08057	856-231-1100	(609) 231-9287	5/31/2006	Lease
969	SAVANNAH MALL	SAVANNAH MALL SPACE 1506	14045 ABERCORN EXT	SAVANNAH	GA	31419	912-927-6181	(912) 927-6379	MTM	Lease

17

Open Lerner Stores on Master Leases (Schedule 15.5)

As of February 28, 2004

Billing for Lease	Store #	Guarantor		Lease #	Center	State	Expires	Developer
LER	969			969	Savannah - 1726	GA	01/31/2003	Jones Lang Lasalle Americas, Inc.
LER	375			375	Valdosta 1107	GA	01/31/2003	Colonial
LER	290			290	Monroeville - 673	PA	01/31/2004	Turnberry
LER	693			693	North Riverside Park - 874	IL	01/31/2004	Feil
LER	854			854	Midway - 1268	TX	01/31/2004	Simon Property Group
LER	434			434	Broadway Sq-131	TX	01/31/2004	Simon Property Group
LER	472			472	Chula Vista - 198	CA	01/31/2004	General Growth
LER	521			521	Aurora - 1420	CO	01/31/2004	Simon Property Group
LER	544			544	Metro North - 648	MO	01/31/2004	Dreiseszun
LER	690			690	South County - 960	MO	01/31/2004	Westfield
LER	825			825	West Park - 1166	MO	01/31/2004	Westfield
LER	682			682	Broward - 137	FL	03/31/2004	Mills Corporation
LER	258			258	Hudson Valley - 1952	NY	05/31/2004	Pyramid
LER	779			779	Lynnhaven - 579	VA	01/31/2005	General Growth
LER	590			590	Merced - 635	CA	01/31/2005	Codding
LER	81	LIMITED BRANDS		81	Marley Station - 614	MD	01/31/2005	Taubman
LER	165	LIMITED BRANDS		165	Lakeshore - 1931	FL	01/31/2005	CBL
LER	454	LIMITED BRANDS		454	Manhattan Village - 1929	CA	01/31/2005	Madison Marquette
LER	655	LIMITED BRANDS		655	Empire - 1042	SD	01/31/2005	Macerich
LER	362	LIMITED BRANDS		362	Cumberland - 260	GA	01/31/2005	General Growth
LER	449	LIMITED BRANDS		449	Greenwood - 1526	KY	01/31/2005	General Growth
LER	809	LIMITED BRANDS		809	Valencia Town - 1964	CA	01/31/2005	Urban
LER	945			945	Danbury Fair - 264	CT	01/31/2005	Wilmorite
LER	68			68	Villa Linda - 1123	NM	12/31/2005	General Growth
EXP	735			735	Ingram Park - 492	TX	01/31/2006	Simon Property Group
LTD	952	LIMITED BRANDS		952	Chesapeake Sq - 1773	VA	01/31/2006	Simon Property Group
LER	376			376	Morgantown - 1725	WV	01/31/2006	Glimcher
LER	268	LIMITED BRANDS		268	North Point - 1998	GA	01/31/2006	General Growth
LER	649	LIMITED BRANDS		649	Northpark - 1400	MO	01/31/2006	General Growth
LER	339			339	North East - 720	TX	06/30/2006	Simon Property Group
LTD	186			186	Tower Place at the Carew Tower -1805	OH	01/31/2007	Trammel Crow Faison
LER	247			247	Harlem Irving - 456	IL	01/31/2007	Harlem-Irving
LER	727	LIMITED BRANDS		727	Sharpstown - 935	TX	01/31/2007	Jones Lang LaSalle Americas, Inc.
LER	966	LIMITED BRANDS		966	Columbiana Centra - 1730	SC	01/31/2007	General Growth
LER	131			131	Silver City Galleria - 1886	MA	02/28/2007	General Growth
LER	160	LIMITED BRANDS		160	Market Place - 610	IL	05/31/2007	General Growth
LTD	773	LIMITED BRANDS		773	Mall St. Matthews - 1581	KY	01/31/2008	Rouse
LTD	868			868	Moreno Valley Mall at Towngate - 1883	CA	01/31/2008	General Growth
LER	107			107	South Park - 963	TX	01/31/2008	General Growth
LER	731	LIMITED BRANDS		731	Mall Del Norte - 593	TX	01/31/2009	General Growth
LER	412	LIMITED BRANDS		412	Northtown - 1912	WA	10/31/2009	J. P. Realty
EXP	628	LIMITED BRANDS	(1)	628	Sunvalley - 1018	CA	11/30/2010	Taubman
LER	547			547	Orland Square - 762	IL	01/31/2011	Simon Property Group
LER	567			567	Mall of America - 1939	MN	01/31/2011	Simon Property Group
LER	778			778	South Shore - 965	NY	01/31/2011	Westfield
LER	122			122	Tri-County - 1079	OH	02/28/2011	Jones Lang LaSalle Americas, Inc.

Total Leases:
	46

NOTES:

(1)  Pursuant to a separate agreement between Taubman and Limited, store 628 (Sunvalley) may be guaranteed by Limited.  Lerner was advised by Limited that we are under no obligation to obtain a release of the guarantee from Taubman.

18

SCHEDULE 16

1. Custom Brokers

a) Carmichael International Services, Inc.

LOS ANGELES CORPORATE OFFICE:

533 Glendale Blvd.

Los Angeles, CA 90026-5097

Phone: 213.353.0800 Fax: 213.250.0710

NEW YORK OFFICE

1975 Linden Blvd

Elmont, NY 11003

Phone: 516.285.6200 Fax: 516.285.1976

SEATTLE OFFICE

911 Western Ave. Ste.410

Seattle, WA 98104

Phone: 206.441.0600 Fax: 206.441.0141

MIAMI OFFICE

2802 N.W. 79th Ave.

Miami, FL 33122

Phone: 305.593.0449 Fax: 305.593.5331

b) Exel Global Logistics

COLUMBUS OFFICE

2144A John Glenn Avenue

Columbus, OH 43217

Phone:  614-409-4500  Fax:  614-409-2701

CHICAGO OFICE

90 Division Street, Suite 105

Bensenville

Illinois 60106

Phone:  630-616-6800  Fax:  630-595-2239

2. Freight Forwarders - OCEAN CARRIERS

a) Maersk Line

Elizabeth Hassert

Strategic Account Manager

Maersk, Inc.

2021 Spring Road Suite 500 Oak Brook, IL 60523-1859

PH: 630-645-3622

FX: 630-645-3667

b) Mitsui

Thomas M. Kelly

Vice President, Midwest

Mitsui OSK Lines (America), Inc.

188 Undustrial Drive

Suite 300

Elmhurst, IL 60126

PH: 630-592-7301

FX: 630-592-7402

c) P&O Nedlloyd

Chris Dombalis

Senior Vice President

Sales and Marketing, North America

P&O Nedlloyd Limited

One Meadowlands Plaza

East Rutherford, NJ 07073

PH: 201-896-6769

FX 201-896-6371

d) APL

Tom Egold

Account Executive

APL Liner

8332 Forward Pass Road,

Indianapolis, IN 46217

PH: 317-887-6456

FX: 317-887-6457

e) NYK Lines

Gary Garback

NYK Line (North America) Inc.

377 East Butterfield Road

Fifth Floor

Lombard, IL 60148

PH: 630-435-7803

FX: 630-435-3100

f) APL-Logistics (ocean consolidator)

Tony Zasimovich

Vice President, North America Sales and Customer Service

APL-Logistics

1111 Broadway

Oakland, CA 94607

PH:  510-272-8843

FX:  510-272-2462

3. Freight Forwarders - AIRFREIGHT FORWARDERS

a) Morrison Express

Doug Haring

Vice President

USA Sales and marketing

Morrison Express Corp (USA)

2000 Hughes Way

El Segundo, CA 90245

PH:  310-322-8999 ext 230

FX: 310-322-6688

b) AGI Logistics

James Minutello

AGI Logistics Corporation

168-18 South Conduit Avenue

Jamaica, NY 11434

USA PH:: 718-656-5500

FX: 718-656-1166

c) CTSI

Jun Heramia

CTSI Logistics Inc.

600 Sylvan Avenue, Fourth Floor

Englewood Cliffs, NJ 07632

PH:  201-399-8888

FX:  201-399-8800

d) BAX Global

Brady Borycki

BAX Global

11101 Metro Airport Center Drive Ste. 108

Romulus, MI 48174

PH: 734-229-3349

FX: 734-955-2010

f

e) STAR Trans International Ltd

Anthony Chan

Star Airfreight Co. Ltd

149-35  177th Street

Jamaica, New York 11434

PH: 718-656 5360

FX: 718-656 2597

f) Menlo Worldwide Logistics

David Chiccitt

Global Account Manager

Menlo Worldwide Logistics

314B Moon Clinton Road

Moon Township, PA 15108

PH:  412-262-4928

FX:  412-262-4633

g) EGL – United States

Eagle Global Logistics

Attn: Ron Scott

6700 Port Road

Groveport, Ohio 43125

PH: 614-489-5177

FX: 614-489-5171

h) FedEX Corporation

942 South Shady Grove Road

Memphis, TN 38120

PH: 901-369-3600

SCHEDULE 21

Officers

1.                                       NY & Co. Group, Inc.

Richard P. Crystal - Chief Executive Officer

Ronald W. Ristau - Chief Operating Officer and Secretary

Bodil Arlander - Assistant Secretary

2.                                       Lerner New York Holding, Inc.

Richard P. Crystal - Chief Executive Officer

Ronald W. Ristau - Chief Operating Officer and Secretary

Robert Madore - Chief Financial Officer

3.                                       Lerner New York, Inc.

Richard P. Crystal - President and Chief Executive Officer

Ronald W. Ristau - Chief Operating Officer and Secretary

Sandra Brooslin - Executive Vice President - Human Resources

John DeWolf - Executive Vice President - Real Estate

Steve Ellis - Executive Vice President – Planning & Allocation and Assistant Secretary

Kevin Finnegan - Executive Vice President - National Sales Leader

Matthew Gluckson - Executive Vice President - Sourcing and Production

Robert Luzzi - Executive Vice President, Creative Director

Robert Madore - Executive Vice President - Chief Financial Officer

Steven Newman - Executive Vice President, General Merchandise Manager

Charlotte Neuville - Executive Vice President - Design

William Voit - Executive Vice President - Chief Information Officer

4.                                       Nevada Receivable Factoring, Inc.

Richard P. Crystal - President and Chief Executive Officer

Ronald W. Ristau - Secretary

John N. Brewer - Assistant Secretary

Jackie Smith - Treasurer

5.                                       Lerner New York GC, LLC

Ronald W. Ristau - President

Bruce Mosier - Vice President

Robert Madore - Treasurer

Kevin Katchmar - Secretary

6.                                       Associated Lerner Stores of America, Inc.

Richard P. Crystal - President and Chief Executive Officer

Ronald W. Ristau - Secretary

7.                                       Lernco, Inc.

Ronald W. Ristau - President

Robert Madore - Vice President

Chris Consi - Treasurer

Sean Breiner - Assistant Secretary

William Bechstein - Secretary

SCHEDULE 23

Members of the Board of Directors

1.                                       NY & Co. Group, Inc.

Richard P. Crystal

Ronald W. Ristau

Bodil M. Arlander

Philip M. Carpenter III

John D. Howard

M. Katherine Dwyer

David H. Edwab

Arthur E. Reiner

2.                                       Lerner New York Holding, Inc.

Richard P. Crystal

Ronald W. Ristau

John D. Howard

Bodil Arlander

Philip M. Carpenter III

M. Katherine Dwyer

David H. Edwab

Arthur E. Reiner

3.                                       Lerner New York, Inc.

Richard P. Crystal

Ronald W. Ristau

John D. Howard

Bodil Arlander

Philip M. Carpenter III

M. Katherine Dwyer

David H. Edwab

Arthur E. Reiner

4.                                       Nevada Receivable Factoring, Inc.

Ronald W. Ristau

Philip M. Carpenter III

Chris Consi

Robert Madore

John Brewer

Jackie Smith

Charles H. Buckingham

5.                                       Lerner New York GC, LLC

None.

6.                                       Associated Lerner Stores of America, Inc.

Richard P. Crystal

Ronald W. Ristau

John D. Howard

Bodil Arlander

Philip M. Carpenter III

M. Katherine Dwyer

David H. Edwab

Arthur E. Reiner

7.                                       Lernco, Inc.

Ronald W. Ristau

Philip M. Carpenter III

Chris Consi

Robert Madore

Fredrick Alexander

William Bechstein

Sean Breiner

SCHEDULE 25

Litigation

Nantong Angang Garments Co. Ltd. v. Hellman International Forwarders Ltd. v. Silking Development Ltd. and Lerner Stores, Inc.  Lerner is a third party defendant in a case brought in Hong Kong.  The vendor (“FOB”) has agreed to hold Lerner harmless and defend the litigation.

Cyndi Miller (County Court of Lee County, Mississippi).  Miller, a former Store Manager, filed this matter alleging defamation in connection with her termination.  Her deposition was taken on October 15, 2002.  Plaintiff’s counsel has made a settlement demand of $50,000.  If settlement negotiations aren’t successful, discovery will continue and we anticipate filing a Motion for Summary Judgment.

Citizens Against Unfair Treatment v. The Limited Stores, Inc., Lerner New York, Victoria’s Secret Stores, Bath & Body Works, Inc., Structure, Inc., et al. (Southern District of California).  Plaintiff has filed a Private Attorney General Action alleging that the Brands’ manner of providing vacation pay (PTO) benefits violates California law.  The suit against Express Men’s has been brought as a class action.  The Complaints were served on September 18, 2002.  We moved to Federal Court based on ERISA-preemption on October 18, 2001.  The Plaintiff group has also filed suit against Lane Bryant and Abercrombie & Fitch.  Pursuant to court rules, we have filed Notices of Related Cases.  Parties mediated the case on July 16, 2002 and reached agreement on settlement terms pending finalization of settlement documents and Court approval.

Potomac Electric Power Co. v. Lerner.  Superior Court of the District of Columbia Civil Action.  Default judgments in the amounts of $47,000 and $38,000 for electricity that was obtained improperly.

Nordlinger v. Lerner.   US Dist Ct for District of Columbia 02-CV-00543.  Action for repairs of building previously leased by Lerner.  The lease has expired, and the store has been vacant for many years.  The claim is for $2.5 million.

Crossroads Plaza Assoc. v. Limited Stores et al. including Lerner.  Suit filed but voluntarily stayed while the parties discuss settlement.

Claim filed by Carole Oberloh based on wrongful termination in State of Washington.

In the general course of business, Lerner New York is subject to litigation due to in-store incidents regarding associates (workman’s compensation) and/or customers and property damage which the Company incurs under general liability.  The Company’s maximum Liability is $250,000 per individual claim, with the Company’s insurance carrier covering any amounts remaining.

Lerner New York’s FY2003 reserve for claims reported and not reported but incurred under the statute of limitations was in the amount of $4.9M.

See attached list of pending litigation.

SCHEDULE 27

1.                                       See attached.

INFORMATION CERTIFICATE

OF

LERNCO, INC.

Dated:  March     , 2004

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York  10036

In order to assist you in the evaluation of the financing you are considering of Lernco, Inc. (the “Company”), to expedite the preparation of required documentation, and to induce you to provide financing to the Company, we represent and warrant to you the following information about the Company, its organizational structure and other matters of interest to you:

1.                                       The Company has been formed by filing the following document with the Secretary of State of the State of Delaware:

☒	Certificate/Articles of Incorporation
☐	Certificate/Articles of Organization
☐	Other [specify]

The date of formation of the Company by the filing of the document specified above with the Secretary of State was May 2, 1985.

2.                                       The Company was not formed by filing a document with any Secretary of State.  The Company is organized as a [specify type of organization, (e.g., general partnership, sole proprietorship, etc.)]                                                                    .  The Company’s governing document is a [name legal document, if one exists, (e.g., partnership agreement, etc.) Not applicable

3.                                       The full and exact name of the Company as set forth in the document specified in Item 1 or 2, or (if no document is specified in Item 1 or 2) the full and exact legal name used in the Company’s business, is:

Lernco, Inc.

4.                                       The Company uses and owns the following trade name(s) in the operation of its business (e.g. billing, advertising, etc.; note: do not include names which are product names only):

None.

[Check one of the boxes below.]

☐	We have attached a blank sample of every invoice that uses a tradename.
☒	We do not use any tradename on any invoices.

1

5.                                       The Company maintains offices, leases or owns real estate, has employees, pays taxes, or otherwise conducts business in the following States (including the State of its organization):

Delaware

6.                                       The Company has filed the necessary documents with the Secretary of State to qualify as a foreign corporation in the following States:

None.

7.                                       The Company’s authority to do business has been revoked or suspended, or the Company is otherwise not in good standing in the following States:

Not applicable.

8.                                       The Company and its subsidiaries have all licenses and permits necessary for the operation of the business of the Company, as such business is being operated as of the date hereof.

9.                                       In conducting its business activities, the Company is subject to regulation by federal, state or local agencies or authorities (e.g., FDA, EPA, state or municipal liquor licensing agencies, federal or state carrier commissions, etc.) as follows:

Not applicable

10.                                 The Company has never been involved in a bankruptcy or reorganization except: [explain]

None since the Parent’s purchase of the Company in 2002.  We have no knowledge of a bankruptcy or reorganization of the Company prior to that time.

11.                                 Between the date the Company was formed and now, the Company has used other names as set forth below:

Not applicable.

Period of Time	Prior Name

12.                                 Between the date the Company was formed and now, the Company has made or entered into mergers or acquisitions with other companies as set forth below:

None other than mergers and reorganizations of internal companies in the ordinary course of business.

13.                                 The chief executive office of the Company is located at the street address set forth below, which is in New York County, in the State of New York:

1105 North Market Street, Suite 1056
Wilmington, DE 19801

2

14.                                 The books and records of the Company pertaining to accounts, contract rights, inventory, etc. are located at the following street address:

1105 North Market Street, Suite 1056
Wilmington, DE 19801

15.                                 In addition to the chief executive office, the Company has inventory, equipment or other assets located at the addresses set forth below.  In each case, we have noted whether the location is owned, leased or operated by third parties and the names and addresses of any mortgagee, lessor or third party operator:

None.

Street Address with County	Company’s Interest (e.g., owner, lessee or bailee)	Name and Address of Third Party with Interest in Location (e.g., mortgagee, lessor or warehouseman)

16.                                 In the course of its business, the Company’s inventory and/or other assets are handled by the following customs brokers and/or freight forwarders:

None.

Name	Address	Type of Service/Assets Handled

17.                                 The places of business or other locations of any assets used by the Company during the last four (4) months other than those listed above are as follows:

None.

18.                                 The Company is affiliated with, or has ownership in, the following entities (including subsidiaries):

Name of Entity	Chief Executive Office	Jurisdiction of Incorporation	Ownership Percentage or Relationship
NY & Co. Group, Inc.	450 West 33rd Street New York, NY 10001	Delaware	Ultimate Parent / 100%
Lerner New York Holding, Inc.	450 West 33rd Street New York, NY 10001	Delaware	Parent / 100%

3

Name of Entity	Chief Executive Office	Jurisdiction of Incorporation	Ownership Percentage or Relationship
Lerner New York, Inc.	450 West 33rd Street New York, NY 10001	Delaware	Subsidiary of Parent / 100%
Nevada Receivable Factoring, Inc.	3800 Howard Hughes Parkway, 7th Floor Las Vegas, Nevada	Nevada	Subsidiary of Parent / 100%
Associated Lerner Shops of America, Inc.	450 West 33rd Street New York, NY 10001	New York	Subsidiary / 100%
Lerner New York GC, LLC	10 West Broad Street, Suite 2100 Columbus, Ohio 43215	Ohio	Subsidiary / 100%

19.                                 The Federal Employer Identification Number of the Company is 51-0284787

20.                                 Under the Company’s charter documents, and under the laws of the State in which the Company is organized, the shareholders, members or other equity holders do not have to consent in order for the Company to borrow money, incur debt or obligations, pledge or mortgage the property of the Company, grant a security interest in the property of the Company or guaranty the debt of obligations of another person or entity.

☒ True	☐	Incorrect [explain]:

The power to take the foregoing actions is vested exclusively in the Board of Directors.

21.                                 The officers of the Company (or people performing similar functions) and their respective titles are as follows:

Title	Name
See Schedule 21 attached hereto.

The following people will have signatory powers as to all your of transactions with the Company:

The Officers authorized in the Company’s Board of Director resolutions.

4

22.                                 With respect to the officers noted above, such officers are affiliated with and hold a 5% or more beneficial ownership in the following corporations (indicate name and address of affiliated companies, type of operations, ownership percentage or other relationship):

None.

23.                                 The Company is governed by the Board of Directors.  The members of such governing body of the Company are:

See Schedule 23 attached hereto.

24.                                 The name of the stockholders, members, partners or other equity holders of the Company and their equity holdings are as follows (if equity interests are widely held indicate only equity owners with 10% or more of the equity interests):

Name	No. of Shares or Units	Ownership Percentage
Lerner New York Holding, Inc.	100 Common Shares	100%

25.                                 There are no judgments or litigation pending by or against the Company, its subsidiaries and/or affiliates or any of its officers/principals, except as follows:

26.                                 At the present time, there are no delinquent taxes due (including, but not limited to, all payroll taxes, personal property taxes, real estate taxes or income taxes) except as follows:

None.

27.                                 The Company’s assets are owned and held free and clear of any security interests, liens or attachments, except as follows:

None.

Lienholder	Assets Pledged	Amount of Debt Secured

5

28.                                 The Company has not guaranteed and is not otherwise liable for the obligations of others, except as follows:

Not applicable.

29.                                 The Company does not own or license any trademarks, patents, copyrights or other intellectual property, except as follows: (indicate type of intellectual property and whether owned or licensed, registration number, date of registration, and, if licensed, the name and address of the licensor):

Type of Intellectual Property	Registration Number and Date of Registration	Owned or Licensed	Name and Address of Licensor
See Schedule 29 attached hereto.

30.                                 The Company owns or uses the following materials (e.g., software, film footage, scripts, etc.) that are subject to registration with the United States Copyright Office, though at present copyright registrations have not been filed with respect to such materials:

None

31.                                 The Company does not have any deposit or investment accounts with any bank, savings and loan or other financial institution, except as follows, for the purposes and of the types indicated:

Bank Name and Branch Address	Contact Person and Phone Number	Account No.	Purpose/Type
Wilmington Trust	Ann Marie Savina (302) 652-2378	2368-3733	Checking
Wilmington Trust	Ann Marie Savina (302) 652-2378	22518	Customary Account

32.                                 The Company has no processing arrangements for credit card payments or payments made by check (e.g. Telecheck) except as follows:

None.

Processor Name and Address	Contact Person and Phone Number	Account No.

33.                                 The Company owns or has registered to it the following motor vehicles, the original title certificates for which shall be delivered to Lender prior to closing:

None

6

34.                                 With regard to any pension or profit sharing plan:

None.

35.                                 The Company’s fiscal year ends on the Saturday closest to January 31.  The results for fiscal year 2003 represent the fifty-two week period ending January 31, 2003. The results for fiscal year 2001 and fiscal year 2002 represent the fifty-two week period ending February 2, 2002 and February 1, 2003 respectively.  Results for the fiscal years 2000 and 1999 represent the fifty-three week and fifty-two week periods ended February 2, 2001 and January 29, 2000.

Certified Public Accountants for the Company is the firm of:

Name:	Ernst & Young
Address:	5 Times Square New York, NY 10036-6530
Telephone:	(212) 773-1181
Facsimile:	(212) 773-1275
E-Mail:	jeff.chin@ey.com
Partner Handling Relationship:	Jeff Chin
Were statements uncertified for any fiscal year?	Statements for year end 2002 (11/8/02- 2/1/03) were certified

36.                                 The Company’s counsel with respect to the proposed loan transaction is the firm of:

Name:	Kirkland & Ellis
Address:	Citigroup Center 153 East 53rd Street New York, NY 10022
Telephone:	(212) 446-4800
Facsimile:	(212) 446-4900
E-Mail:	Adrian_van_schie@ny.kirkland.com
Partner Handling Relationship:	Adrian van Schie

37.                                 The Company’s counsel with respect to matters other than the proposed loan transaction, if different, is the firm of:

Name:	Same as above
Address:
Telephone:
Facsimile:
E-Mail:
Partner Handling Relationship:

7

We agree to give you prompt written notice of any change or amendment with respect to any of the foregoing information.  Until you receive such notice, you will be entitled to rely in all respects on the foregoing information.

Very truly yours,

LERNCO, INC.

By:	/s/ Ronald W. Ristau
Title:

By:	/s/ Robert Madore
Title:

8

xxxxx

SCHEDULE 21

Officers

Ronald W. Ristau - President

Robert Madore - Vice President

Chris Consi - Treasurer

Sean Breiner - Assistant Secretary

William Bechstein - Secretary

1

SCHEDULE 23

Members of the Board of Directors

Ronald W. Ristau

Philip M. Carpenter III

Chris Consi

Robert Madore

Fredrick Alexander

William Bechstein

Sean Breiner

1

SCHEDULE 29

Intellectual Property

(1)                            See attached list of trademarks.

(2)                            Domain Names:

•              Domain names currently registered by Lernco, Inc.:

Trademark LERNER

lny.com

lernco.com

lernerstores.com

lernercatalogue.com

lernerny.com

lernerny.biz

learnersny.com

lernersnewyork.com

lernernewyork.com

lernernewyork.info

lernernewyork.biz

newyorklerner.com

lernerny.us

lernernewyork.tv

Trademark NEW YORK & COMPANY

nyandco.com

nyandcompanyextras.com

nyandcompanyextras.net

nyandcompanymen.com

nyandcompanymen.net

nyandcompanykids.com

nyandcompanykids.net

nyandcompanyhome.com

nyandcompanyhome.net

ny-and-company.com

nyandcompany.com

nyandcompany.net

nyjeans.com

newyorkandcompany.com

newyorkandcompany.biz

newyorkandcompany.us

nyandcompany.us

newyorkandco.net

1

•                  Domain names currently registered by The Limited Inc. (Will be updated to Lernco, Inc.)

Trademark LERNER

lernernewyork.us

(3)                            Copyrights:

•                  Copyright registration number VAU506749 dated October 3, 2000 for Lernco’s New York & Company Skyline design.

(4)                            License Agreements

•                  The right of the Company and its Subsidiaries to use and enjoy licensed software and related copyrights is subject to the terms and conditions of such licenses.

•                  Certain Intellectual Property will be made available to the Company and its Subsidiaries from and after the Closing subject to the terms of the Services Agreement.

•                  Trademark Protection Agreement, dated February 4, 2001, between Lernco, Inc. and Lerner New York, Inc.

•                  Trademark Protection Agreement, dated April 1, 1995, between Lernco, Inc. and Lerner New York, Inc.

•                  Trademark License Agreement, dated August 20, 1993, between Lernco, Inc. and various other Affiliates of The Limited, as amended.

•                  Amendment No. 3 to Related Company Agreement, dated June 6, 1990, between Lernco, Inc. and Lerner New York, Inc.

•                  Related Company Agreement, dated December 31, 1989, between Lernmark, Inc. and Lerner Direct, Inc.

•                  License Agreement, dated December 31, 1989, between Lernco, Inc. and Lernmark, Inc.

•                  Concession Agreement, dated February 19, 1988, between Lerner Stores, Inc. and AWI Associates, Inc.

•                  Related Company Agreement, dated June 6, 1985, between Lernco, Inc. and Brylane, Inc.

•                  Related Company Agreement, dated June 6, 1985, between Lernco, Inc. and Lerner Stores, Inc.

•                  Bonjour International, Ltd. Agreement with Intermark Development Group, Inc. – Domestic License Agreement (Lerner).

2

•                  Sublicense Agreement, dated as of February 3, 2002, between Lerner New York, Inc. and Lerner New York GC, LLC.

•                  Sublicense Agreement dated February 19, 1988 between Lerner Stores, Inc. and AWI Associates, Inc.

•                  Related Company Agreement dated August 1, 1986 between Limited Stores, Inc. and Lerner Stores, Inc.

•                  Electronic Media Trademark License Agreement dated August 20, 1993 between Lanco, Inc.; Lernco, Inc.; Limited Stores, Inc.; Lane Bryant, Inc.; Brylane Direct Holding, Inc.; and Brylane L.P.

•                  Amendment to Trademark License Agreement dated July 9, 2001 between Lanco, Inc.; Lernco, Inc.; Limited Stores, Inc.; Lane Bryant, Inc.; Brylane Direct Holding, Inc.; and Brylane L.P.

3

TM Rights (Grouped by country)

Report Date:  3/10/04

Country:	Andorra
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

6006	LERNER NEW YORK	3, 14, 18, 25, 35, 39	Lernco, Inc.	7,236	7/ 4/97	6,876	7/ 4/97		No
8292	NY & CO AND DESIGN	3, 25, 35, 39	Lernco, Inc.	14,355	3/24/00	14,355	4/ 6/00		No

Country:	Argentina
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4321	LERNER NEW YORK	25	Lernco, Inc.	1,923,128	6/ 6/94	1,683,033	8/25/98		No
4322	LERNER NEW YORK	42	Lernco, Inc.	1,923,129	6/ 6/94	1,683,036	8/25/98		No
7966	NY & CO AND DESIGN	3	Lernco, Inc.	2,275,341	3/21/00				No
7967	NY & CO AND DESIGN	25	Lernco, Inc.	2,275,342	3/21/00				No
7968	NY & CO AND DESIGN	42	Lernco, Inc.	2,275,343	3/21/00				No

Country:	Aruba
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4637	LERNER NEW YORK	25, 42	Lernco, Inc.	94,062,322	6/23/94	16,816	7/11/94		No
7948	NY & CO AND DESIGN	3, 25, 42	Lernco, Inc.	IM-2000/0316.18	3/16/00	20,455	4/11/00		No

Country:	Australia
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2295	LERNER	25	Lernco, Inc.	443,663	4/11/86	B443,663	7/ 4/90		No
2296	LERNER	42	Lernco, Inc.	443,665	4/11/86	B443,665	7/ 4/90		No
7931	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	826,6727	3/ 7/00	A826,672	4/ 5/01		No

Country:	Austria
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4444	LERNER NEW YORK	25, 39, 42	Lernco, Inc.	AM 3638/94	7/21/94	155,919	12/22/94		No
8288	NY & CO AND DESIGN	3, 25, 39, 42	Lernco, Inc.	AM 1734/2000	3/13/00	189,173	6/15/00		No

Country:	Bahamas
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

5036	LERNER	38	Lernco, Inc.	16,594	7/15/94	16,594	12/ 7/95		No
4549	LERNER NEW YORK	38	Lernco, Inc.	16,594	7/15/94	16,594	12/ 7/95		No

1

8616	NY & CO AND DESIGN	39	Lernco, Inc.	22,701	5/11/00	22,701	2/ 4/03		No
8617	NY & CO AND DESIGN	38	Lernco, Inc.	22,702	5/11/00	22,702	2/17/03		No
8618	NY & CO AND DESIGN	48	Lernco, Inc.	22,703					No

Country:	Bahrain
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

8370	NY & CO AND DESIGN	3	Lernco, Inc.	1112/2000	5/15/00	27,598	4/ 7/03		No
8371	NY & CO AND DESIGN	35	Lernco, Inc.	1110/2000	5/15/00	SM3627	11/19/01		No
8328	NY & CO. AND RECTANGULAR DESIGN	25	Lernco, Inc.	1111/2000	5/15/00	27,599	4/ 7/03		No

Country:	Bangladesh
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

3985	LERNER NEW YORK	25	Lernco, Inc.	40,456	4/27/94	40,456	9/23/03		No
8121	NY & CO AND DESIGN	25	Lernco, Inc.	64,231	4/ 2/00				No
8122	NY & CO AND DESIGN	16	Lernco, Inc.	64,232	4/ 2/00				No
8123	NY & CO AND DESIGN	3	Lernco, Inc.	64,227	4/ 2/00				No

Country:	Barbados
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

8435	NY & CO AND DESIGN	3	Lernco, Inc.		3/24/00	81/15098	11/27/00		No
8436	NY & CO AND DESIGN	25	Lernco, Inc.		3/24/00	81/15099	11/27/00		No
8437	NY & CO AND DESIGN	42	Lernco, Inc.		3/24/00	81/15100	11/27/00		No

Country:	Benelux
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2300	LERNER	25	Lernco, Inc.		6/ 3/86	418,590	6/ 3/86		No
2301	LERNER	40, 41, 42	Lernco, Inc.		1/ 7/87	424,555	1/ 7/87		No
8103	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	961,522	4/ 4/00	682,310	8/ 1/01		No

Country:	Bermuda
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

7943	NY & CO AND DESIGN	3	Lernco, Inc.	31,617	3/23/00	31,617	1/30/02		No
7944	NY & CO AND DESIGN	25	Lernco, Inc.	31,618	3/23/00	31,618	1/30/02		No
7945	NY & CO AND DESIGN	35	Lernco, Inc.	31,619	3/23/00	31,619	1/30/02		No

2

Country:	Bolivia
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2297	LERNER	25	Lernco, Inc.		4/ 9/86	A-51,353	6/23/87		No
2298	LERNER	42	Lernco, Inc.		4/ 9/86	A-51,354	6/23/87		No
8394	NY & CO AND DESIGN	42	Lernco, Inc.		4/18/00	83,896-C	3/27/01		No
8395	NY & CO AND DESIGN	3	Lernco, Inc.		4/18/00	83,887-C	3/27/01		No
8396	NY & CO AND DESIGN	25	Lernco, Inc.		4/18/00	83,886-C	3/27/01		No

Country:	Brazil
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2299	LERNER	42	Lernco, Inc.	812,694,384	7/10/86	812,694,384	10/30/90		No
5327	LERNER	25.10	Lernco, Inc.	819,174,602	4/15/96	819,174,602	10/ 6/98		No
5585	LERNER	25.10	Lernco, Inc.	812,694,376	7/10/86	812,694,376	2/25/97		No
7855	NY & CO	3	Lernco, Inc.	822,421,747	1/28/00				No
7856	NY & CO	25	Lernco, Inc.	822,421,755	1/28/00				No
7857	NY & CO	42	Lernco, Inc.	822,421,763	1/28/00				No

Country:	Bulgaria
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4038	LERNER NEW YORK	3, 14, 18, 25	Lernco, Inc.	26,937	4/13/94	26,627	8/24/95		No
4060	LERNER NEW YORK	42	Lernco, Inc.	26,938	4/13/94	4,341	8/24/95		No
8085	NY & CO AND DESIGN	3, 25, 42	Lernco, Inc.	49,225	3/14/00	40,296	7/25/01		No

Country:	Canada
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

11934	CITY STRETCH	25	Lerner New York 450						No
1325	DAVID BENJAMIN	14, 18, 25	Lerner Stores, Inc.	570,504	10/ 8/86	359,322	8/11/89		No
2302	LERNER	25	Lernco, Inc.	423,797	4/21/78	262,235	9/ 4/81		No
2303	LERNER	42	Lernco, Inc.	423,798	4/21/78	262,236	9/ 4/81		No
7908	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	1,050,520	3/13/00				No
643	PREZZIA	14, 25	Lerner Stores, Inc.	577,113	2/ 3/87	359,525	8/18/89		No
1066	SE DU	25	Lerner Stores, Inc.	596,224	11/30/87	360,130	9/ 8/89		No

3

Country:	Chile
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

1362	LERNER	42	Lernco, Inc.	347,474	6/19/86	469,013	10/ 7/96		No
2305	LERNER	25	Lernco, Inc.		6/19/86	469,014	10/ 7/96		No
2306	LERNER	25	Lernco, Inc.		1/ 7/87	487,211	4/ 9/87		No
8547	NY & CO AND DESIGN	3, 25	Lernco, Inc.	489,690	6/ 9/00	673,571	9/16/03		No
8548	NY & CO AND DESIGN	42	Lernco, Inc.	488,773	6/ 2/00				No
8549	NY & CO AND DESIGN	3, 25	Lernco, Inc.	488,772	6/ 2/00	670,610	8/ 8/03		No

Country:	China (People's Republic Of)
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2307	LERNER	25	Lernco, Inc.		10/ 7/86	288,874	5/30/87		No
3673	LERNER	42	Lernco, Inc.	93/068,880	8/14/93	776,376	1/21/95		No
8094	NY & CO AND DESIGN	35	Lernco, Inc.	2000047617	4/13/00	1,595,953	6/28/01		No
8095	NY & CO AND DESIGN	25	Lernco, Inc.	2000047616	4/13/00	1,589,200	6/21/01		No
8096	NY & CO AND DESIGN	3	Lernco, Inc.	2000047615	4/13/00	1,596,375	7/ 7/01		No

Country:	Colombia
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2308	LERNER	25	Lernco, Inc.	255,743	4/29/86	127,086	12/14/89		No
4365	LERNER NEW YORK	42	Lernco, Inc.	024,439	6/ 7/94	173,073	1/25/95		No
8072	NY & CO AND DESIGN	3	Lernco, Inc.	26,584	4/11/00	233,704	3/29/01		No
8100	NY & CO AND DESIGN	25	Lernco, Inc.	26582	4/11/00	233,702	3/29/01		No
8132	NY & CO AND DESIGN	42	Lernco, Inc.	26583	4/11/00	233,703	3/29/01		No

Country:	Costa Rica
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

692	LERNER	25	Lernco, Inc.	89,911	8/22/94	90,099	2/ 6/95		No
681	LERNER NEW YORK AND DESIGN	42	Lernco, Inc.	89,970	8/22/94	90,104	2/ 6/95		No

Country:	Czech Republic
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4695	LERNER NEW YORK	25, 39	Lernco, Inc.	94/91009	7/ 1/94	192,038	7/24/96		No
8254	NY & CO AND DESIGN	3, 25, 39	Lernco, Inc.	153,799	3/31/00	234,336	6/25/01		No

4

Country:	Denmark
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

7353	DAVID BENJAMIN	25	Lerner Stores, Inc.		4/ 8/86	4090-1987	12/18/87		No
2310	LERNER	42	Lernco, Inc.	2709-1986	4/24/86	1685-1988	4/25/88		No
2311	LERNER	25	Lernco, Inc.	2887-1987	5/ 6/87	2052-1989	5/ 5/89		No
7982	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	VA 2000 01315	3/23/00	VR 2000 02381	5/31/00		No

Country:	Dominican Republic
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4598	LERNER NEW YORK	44	Lernco, Inc.	26,326	7/ 7/94	74,353	10/15/94		No
8129	NY & CO AND DESIGN	25	Lernco, Inc.	19,087	4/12/00	114,250	8/15/00		No
8130	NY & CO AND DESIGN	3	Lernco, Inc.	19,085	4/12/00	114,278	8/15/00		No
8131	NY & CO AND DESIGN	16	Lernco, Inc.	19,086	4/12/00	114,334	8/30/00		No
653	PREZZIA	21	Lerner Stores, Inc.		3/16/87	42,849	7/24/87		No
654	PREZZIA	50	Lerner Stores, Inc.		3/16/87	42,900	7/24/87		No
655	PREZZIA	48	Lerner Stores, Inc.		3/16/87	43,098	8/20/87		No
656	PREZZIA	44	Lerner Stores, Inc.		3/16/87	43,901	12/16/87		No
1069	SE DU	14	Lerner Stores, Inc.		12/29/87	44,388	3/16/88		No
1070	SE DU	50	Lerner Stores, Inc.		2/29/88	44,686	5/16/88		No

Country:	Ecuador
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4412	LERNER NEW YORK	25	Lernco, Inc.	48,351	6/17/94	3071/95	11/10/95		No
4413	LERNER NEW YORK	42	Lernco, Inc.	48,349	6/17/94	841/95	11/16/95		No
8273	NY & CO AND DESIGN	3	Lernco, Inc.	103,585	4/28/00	5481-00	8/28/00		No
8274	NY & CO AND DESIGN	25	Lernco, Inc.	103,586	4/28/00	5482-00	8/28/00		No
8275	NY & CO AND DESIGN	42	Lernco, Inc.	103,584	4/28/00	1703-00	8/10/00		No

Country:	Egypt
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4533	LERNER NEW YORK	25	Lernco, Inc.	91,363	6/23/94	91,363	2/27/00		No
10253	LERNER NEW YORK	36	Lernco, Inc.	144,516	8/13/01				No
8445	NY & CO AND DESIGN	35	Lernco, Inc.	132,741	5/10/00				No
8446	NY & CO AND DESIGN	3	Lernco, Inc.	132,739	5/10/00				No
8447	NY & CO AND DESIGN	25	Lernco, Inc.	132,740	5/10/00				No

Country:	El Salvador
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4128	LERNER NEW YORK	3	Lernco, Inc.	19887/2001	5/ 2/94				No

5

4129	LERNER NEW YORK	14	Lernco, Inc.	1566/94	5/ 2/94	69 Book 107 P139-40	6/23/00		No

4130	LERNER NEW YORK	18	Lernco, Inc.	1568/94	5/ 2/94	3 Book 49	2/17/97		No
4131	LERNER NEW YORK	25	Lernco, Inc.	1567/94	5/ 2/94	237 Book 104 P 475-6	5/25/00		No

4132	LERNER NEW YORK	42	Lernco, Inc.	1564/94	5/ 2/94	105 Book104 P211-212	5/16/00		No
8114	NY & CO AND DESIGN	3	Lernco, Inc.	2306/2000	3/28/00				No
8118	NY & CO AND DESIGN	25	Lernco, Inc.	2305/2000	3/28/00				No
8119	NY & CO AND DESIGN	35	Lernco, Inc.	2304/2000	3/28/00				No
8120	NY & CO AND DESIGN	42	Lernco, Inc.	2303/2000	3/28/00				No

Country:	European Union
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

7174	LERNER NEW YORK	3, 25, 42	Lernco, Inc.	325,431	8/13/96	325,431	12/ 4/98		No

Country:	Finland
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4451	LERNER NEW YORK	25, 35, 42	Lernco, Inc.	3154/94	6/21/94	140,801	11/20/95		No
7932	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	T200000859	3/14/00	219,910	12/29/00		No

Country:	France
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2313	LERNER	25	Lernco, Inc.		5/22/86	1,355,689	5/22/86		No
2314	LERNER	35	Lernco, Inc.		7/21/86	1,386,464	7/21/86		No
8148	NY & CO AND DESIGN	3, 16, 25	Lernco, Inc.	00 3015839	3/21/00	00 3015839	3/21/00		No

Country:	Gaza District
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

7160	LERNER NEW YORK	25	Lernco, Inc.	4,903	7/24/97	4,903	6/ 3/98		No
7161	LERNER NEW YORK	35	Lernco, Inc.	4,904	7/24/97	4,904	6/ 3/98		No
8077	NY & CO AND DESIGN	3	Lernco, Inc.	6,991	3/30/00	6,991	8/ 4/01		No
8078	NY & CO AND DESIGN	25	Lernco, Inc.	6,992	3/30/00	6,992	8/ 4/01		No
8079	NY & CO AND DESIGN	35	Lernco, Inc.	6,993	3/30/00	6,993	8/ 4/01		No

6

Country:	German Federal Republic
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2309	LERNER	25	Lernco, Inc.	L 29287/25 Wz	7/28/86	1,103,100	4/ 3/87		No
5244	LERNER NEW YORK	35, 42	Lernco, Inc.	395 46 914.7	11/17/95	395 46 914	7/ 3/96		No

Country:	Germany
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

8141	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	300 19 077.8/03	3/13/00	300 19 077	10/16/00		No

Country:	Greece
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2315	LERNER	25	Lernco, Inc.		7/ 2/86	83,091	4/18/89		No

Country:	Guatemala
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

12007	CITY STRETCH	25	Lerner New York 450	0320-04	1/20/04				No
1332	DAVID BENJAMIN	25	Lerner Stores, Inc.		8/13/87	55,589	8/12/88		No
11043	LERNER	42	Lernco, Inc.			115,671	2/21/02		No
3907	LERNER NEW YORK	25	Lernco, Inc.		4/21/94				No
3908	LERNER NEW YORK	42	Lernco, Inc.		4/21/94	78,737	4/30/96		No
9436	NY & CO AND DESIGN	42	Lernco, Inc.			108,877	1/19/01		No
9437	NY & CO AND DESIGN	3	Lernco, Inc.			108,906	1/22/01		No
9438	NY & CO AND DESIGN	25	Lernco, Inc.			108,908	1/22/01		No

Country:	Haiti
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4401	LERNER NEW YORK	25	Lernco, Inc.		6/17/94	178/105	10/15/96		No
4402	LERNER NEW YORK	42	Lernco, Inc.		6/17/94	179/105	10/29/96		No
8431	NY & CO AND DESIGN	42	Lernco, Inc.	316-V	3/24/00	121/127	1/30/01		No
8432	NY & CO AND DESIGN	3	Lernco, Inc.	322-V	3/24/00	119/127	1/30/01		No
8433	NY & CO AND DESIGN	25	Lernco, Inc.	315-V	3/24/00	120/127	1/30/01		No

Country:	Honduras
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

3948	LERNER NEW YORK	25	Lernco, Inc.	2770/94	4/13/94	61,511	5/12/95		No
3949	LERNER NEW YORK	42	Lernco, Inc.	2771/94	4/13/94	1,935	1/12/95		No
8126	NY & CO AND DESIGN	3	Lernco, Inc.	5726/2000	4/10/00	80,240	12/27/00		No

7

8127	NY & CO AND DESIGN	25	Lernco, Inc.	5725/2000	4/10/00	80,064	12/13/00		No
8128	NY & CO AND DESIGN	42	Lernco, Inc.	5724/2000	4/10/00	7,341	12/27/00		No

Country:	Hong Kong
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

11974	CITY STRETCH	25	Lerner New York 450	300135044	12/30/03				No
966	LEARNER	42	Lernco, Inc.	12445/1995	10/ 4/95	B10848/1997	11/ 5/97		No
3623	LEARNER	25	Lernco, Inc.		9/30/87	B781 of 1989	3/17/89		No
7979	NY & CO AND DESIGN	3	Lernco, Inc.	5222/2000	4/ 4/03	300126116	12/29/03		No
7980	NY & CO AND DESIGN	25	Lernco, Inc.	5223/2000	4/ 4/03	300126125	12/29/03		No
7981	NY & CO AND DESIGN	35	Lernco, Inc.	5224/2000	4/ 4/03	300126134	12/29/03		No

Country:	Hungary
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2316	LERNER	25, 42	Lernco, Inc.		5/26/86	126,001	2/ 6/87		No
8107	NY & CO AND DESIGN	3, 25, 42	Lernco, Inc.	M0001545	3/17/00	172,142	9/23/02		No

Country:	India
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

3903	LERNER NEW YORK	25	Lernco, Inc.	625,620	4/19/94				No
11759	LERNER NEW YORK	35	Lernco, Inc.	17,550	9/15/03				No
8498	NY & CO AND DESIGN	25	Lernco, Inc.	912,079	3/24/00				No
8499	NY & CO AND DESIGN	3	Lernco, Inc.	912,077	3/24/00				No
8500	NY & CO AND DESIGN	16	Lernco, Inc.	912,078	3/24/00				No

Country:	Indonesia
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

12031	CITY STRETCH	25	Lerner New York 450	D00-2004-00270-00271			1/ 7/07		No
7599	LERNER	25	Lernco, Inc.	D96-9111	5/ 7/96	380,327	8/15/97		No
3895	LERNER NEW YORK	42	Lernco, Inc.		6/10/93	307,112	6/22/94		No
8113	NY & CO AND DESIGN	3	Lernco, Inc.	DOO-5125	5/29/00	481,085	6/21/01		No
8125	NY & CO AND DESIGN	25	Lernco, Inc.	D00.5126	5/29/00	477,683	5/25/01		No
8147	NY & CO and Design	35	Lernco, Inc.	J00-5127	5/29/00	477,684	5/25/01		No

8

Country:	Ireland
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4456	LERNER NEW YORK	25	Lernco, Inc.	94/3591	6/14/94	161,697	11/23/95		No
7346	LERNER NEW YORK	42	Lernco, Inc.	95/3611	7/ 1/96	205,951	7/ 7/99		No
7348	LERNER NEW YORK	16, 41	Lernco, Inc.	98/3073	7/28/98	210,091	4/27/00		No
7952	NY & CO AND DESIGN	3, 25, 35, 39	Lernco, Inc.	2000/00926	3/20/00	222,496	9/11/02		No

Country:	Israel
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

3918	LERNER NEW YORK	25	Lernco, Inc.	92,118	4/12/94	92,118	5/ 1/96		No
3919	LERNER NEW YORK	42	Lernco, Inc.	92,119	4/12/94	92,119	5/ 1/96		No
8221	NY & CO AND DESIGN	3	Lernco, Inc.	136,075	3/21/00	136,075	9/ 5/01		No
8222	NY & CO AND DESIGN	25	Lernco, Inc.	136,076	3/21/00	136,076	9/ 5/01		No
8223	NY & CO AND DESIGN	35	Lernco, Inc.	136,077	3/21/00	136,077	9/ 5/01		No

Country:	Italy
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2318	LERNER	25, 42	Lernco, Inc.		7/ 4/86	762,332	3/18/87		No
7974	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	MI2000C003247	3/21/00				No

Country:	Jamaica
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

8142	NY & CO and Design	3	Lernco, Inc.	3/4078	3/16/00	B38,732	5/14/02		No
8143	NY & CO and Design	16	Lernco, Inc.	16/3001	3/16/00	B38,708	5/15/02		No
8144	NY & CO and Design	25	Lernco, Inc.	25/2269	3/16/00	B38,769	6/11/02		No
10497	NY & CO AND DESIGN	35	Lernco, Inc.	41,390	10/12/01	41,390	5/16/03		No

Country:	Japan
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2319	LERNER	17	Lernco, Inc.		5/15/86	2,114,688	2/21/89		No
1216	LERNER NEW YORK	35	Lernco, Inc.	73507/94	7/20/94	3,357,873	11/ 7/97		No
4484	LERNER NEW YORK	39	Lernco, Inc.	73508/94	7/20/94	3,352,532	10/17/97		No
7986	NY & CO AND DESIGN	35	Lernco, Inc.	2000-038466	3/22/00	4,477,894	5/25/01		No
7987	NY & CO AND DESIGN	25	Lernco, Inc.	2000-038465	3/22/00	4,446,389	1/19/01		No

9

Country:	Jordan
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4518	LERNER NEW YORK	25	Lernco, Inc.	35,872	8/15/94	35,872	6/29/95		No
8434	LERNER NEW YORK	42	Lernco, Inc.	61,905	5/11/00	61,905	10/27/02		No
8488	NY & CO AND DESIGN	42	Lernco, Inc.	61,448	5/11/00	61,448	9/15/02		No
8489	NY & CO AND DESIGN	3	Lernco, Inc.	57,894	5/11/00	57,894	12/10/01		No
8490	NY & CO AND DESIGN	25	Lernco, Inc.	57,893	5/11/00	57,893	12/10/01		No

Country:	Kuwait
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4656	LERNER	25	Lernco, Inc.	29,447	9/26/94	27,144	12/16/97		No
11050	NY & CO AND DESIGN	3	Lernco, Inc.	47,028	6/21/00	44,249	5/ 7/03		No
11051	NY & CO AND DESIGN	35	Lernco, Inc.	47,029	6/21/00	44,248	5/ 7/03		No
8458	NY & CO. AND RECTANGULAR DESIGN	25	Lernco, Inc.	47,030	6/21/00	44,247	5/ 5/03		No

Country:	Macao
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

12046	CITY STRETCH	25	Lerner New York 450	N/012906	1/12/04				No
3993	LERNER NEW YORK	25	Lernco, Inc.	13.526-M	4/18/94	13.526-M	4/12/95		No
3994	LERNER NEW YORK	42	Lernco, Inc.	13.527-M	4/18/94	13.527-M	4/15/95		No
11052	NY & CO AND DESIGN	35	Lernco, Inc.	N/010514	10/23/02				No
11053	NY & CO AND DESIGN	25	Lernco, Inc.	N/010513	10/23/02				No
11065	NY & CO AND DESIGN	3	Lernco, Inc.	N/010512	10/23/02				No

Country:	Madagascar
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

12028	LERNER	3, 25, 35	Lernco, Inc.						No
12029	NEW YORK & COMPANY	3, 25, 35	Lernco, Inc.						No

Country:	Malaysia
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

3335	LERNER NEW YORK	3	Lernco, Inc.	97/09744	7/18/97				No
4009	LERNER NEW YORK	25	Lernco, Inc.	94/07748	8/27/94	94/07748	10/11/96		No
7008	LERNER NEW YORK	35	Lernco, Inc.	97/18386	12/ 1/97	No			No	No
8510	NY & CO AND DESIGN	3	Lernco, Inc.	2000/05121	4/25/00	No			No	No
8511	NY & CO AND DESIGN	25	Lernco, Inc.	2000/05122	4/25/00	No			No	No

10

8512	NY & CO AND DESIGN	35	Lernco, Inc.	2000/05123	4/25/00				No

Country:	Mauritius
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

1337	DAVID BENJAMIN	25	Lerner Stores, Inc.		4/15/87	49	11/ 6/87		No
2324	LERNER		Lernco, Inc.		6/19/86	112	10/30/86		No
10756	NY & CO AND DESIGN	3, 16, 25	Lernco, Inc.		4/ 6/00	A/47 No. 235	2/25/02		No

Country:	Mexico
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

12044	CITY STRETCH	25	Lerner New York 450	636,623	1/ 8/04				No
7342	DAVID BENJAMIN	25	Lerner Stores, Inc.	186,030	12/14/93	467,411	7/22/94		No
10978	LERNER	25	Lernco, Inc.	556,779	7/16/02	775,384	1/28/03		No
11016	LERNER	42	Lernco, Inc.	561,324	8/15/02				No
8101	NY & CO AND DESIGN	3	Lernco, Inc.	419,324	4/ 4/00	658,030	5/31/00		No
8145	NY & CO AND DESIGN	42	Lernco, Inc.	419,339	4/ 4/00	665,781	7/27/00		No
11503	NY & CO NEW YORK & COMPANY AND DESIGN	25	Lernco, Inc.	602,178	5/23/03				No
11534	NY & CO NEW YORK & COMPANY AND DESIGN	3	Lernco, Inc.	604,054	6/ 5/03				No

Country:	Monaco
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4562	LERNER NEW YORK	25, 42	Lernco, Inc.	15,598	7/13/94	94-15547	9/15/94		No
8204	NY & CO AND DESIGN	3, 16, 25	Lernco, Inc.	21707	4/25/00	00.21473	6/20/00		No

Country:	Mongolia
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

12001	LERNER	3, 25, 35	Lernco, Inc.	4,922	1/16/04				No
12002	NEW YORK & COMPANY	3, 25, 35	Lernco, Inc.	4,923	1/16/04				No

11

Country:	Morocco
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4509	LERNER NEW YORK	25, 42	Lernco, Inc.		7/25/94	54,393	7/25/94		No
7936	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	72,818	3/20/00	72,818	6/28/00		No

Country:	Nepal
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

1287	LERNER NEW YORK		Lernco, Inc.			11377/052	2/16/96		No
5442	LERNER NEW YORK		Lernco, Inc.			11518/052	4/11/96		No
5443	LERNER NEW YORK		Lernco, Inc.			11519/052	4/11/96		No
5444	LERNER NEW YORK		Lernco, Inc.			11520/052	4/11/96		No
9090	NY AND CO.	25	Lernco, Inc.			15414/057	6/15/00		No

Country:	New Zealand
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4608	LERNER NEW YORK	25	Lernco, Inc.	238,130	6/21/94	238,130	4/15/97		No
4609	LERNER NEW YORK	42	Lernco, Inc.	238,131	6/21/94	238,131	4/15/97		No
8053	NY & CO AND DESIGN	3	Lernco, Inc.	610,336	3/14/00	610,336	9/14/00		No
8054	NY & CO AND DESIGN	25	Lernco, Inc.	610,337	3/14/00	610,337	9/14/00		No
8055	NY & CO AND DESIGN	35	Lernco, Inc.	610,338	3/14/00	610,338	9/14/00		No

Country:	Nicaragua
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4676	LERNER	25	Lernco, Inc.		10/ 3/94	27,890	3/ 7/95		No
4677	LERNER NEW YORK	42	Lernco, Inc.		10/ 3/94	28,498	5/ 4/95		No
8198	NY & CO AND DESIGN	25	Lernco, Inc.	2000/01852	4/27/00	51,053	9/11/01		No
8201	NY & CO AND DESIGN	3	Lernco, Inc.	2000/01851	4/27/00	51,054	9/11/01		No
8203	NY & CO AND DESIGN	42	Lernco, Inc.	2000/01853	4/27/00	51,052	9/11/01		No

Country:	Norway
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2327	LERNER	25, 42	Lernco, Inc.		4/11/86	129,602	7/23/87		No
8139	NY & CO AND DESIGN	3, 25, 35, 39	Lernco, Inc.	2000 03114	3/15/00	206,761	2/ 1/01		No

Country:	Oman
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

8268	NY & CO AND DESIGN	3	Lernco, Inc.	22,476	5/15/00				No
8269	NY & CO AND DESIGN	25	Lernco, Inc.	22,477	5/15/00				No

12

8270	NY & CO AND DESIGN	35	Lernco, Inc.	22,478	5/15/00				No
8271	NY & CO AND DESIGN	42	Lernco, Inc.	22,479	5/15/00				No

Country:	Pakistan
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

8133	NY & CO AND DESIGN	16	Lernco, Inc.	162,207	4/13/00				No
8137	NY & CO AND DESIGN	3	Lernco, Inc.	161,736	3/21/00				No
8138	NY & CO AND DESIGN	25	Lernco, Inc.	161,735	3/21/00				No

Country:	Panama
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

1339	DAVID BENJAMIN	14	Lerner Stores, Inc.		3/12/87	43,703	4/ 8/88		No
1340	DAVID BENJAMIN	18	Lerner Stores, Inc.		3/12/87	43,704	4/ 8/88		No
1341	DAVID BENJAMIN	25	Lerner Stores, Inc.		3/13/87	43,716	4/ 8/88		No
2328	LERNER	42	Lernco, Inc.		3/10/87	2,618	11/24/87		No
2329	LERNER	14	Lernco, Inc.		3/10/87	2,619	11/24/87		No
2330	LERNER	18	Lernco, Inc.		3/10/87	2,621	11/24/87		No
2331	LERNER	25	Lernco, Inc.		3/11/87	2,620	11/24/87		No
8880	NY & CO AND DESIGN	3	Lernco, Inc.	109,369	8/11/00	109,369	10/15/01		No
8881	NY & CO AND DESIGN	25	Lernco, Inc.	109,370	8/11/00	No
8882	NY & CO AND DESIGN	35	Lernco, Inc.	109,371	8/11/00	109,371	10/15/01		No

Country:	Paraguay
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2339	LERNER	42	Lernco, Inc.		6/19/86	197,625	10/28/86		No
2340	LERNER	25	Lernco, Inc.		6/19/86	197,626	10/28/86		No
8211	NY & CO and Design	3	Lernco, Inc.	8507-2000	4/13/00	239,105	9/10/01		No
8212	NY & CO and Design	25	Lernco, Inc.	8506-2000	4/13/00	239,104	9/10/01		No
8213	NY & CO and Design	42	Lernco, Inc.	8508-2000	4/13/00	239,106	9/10/01		No

Country:	Peru
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

1076	LERNER NEW YORK	39	Lernco, Inc.	250,581	9/13/94	003,318	1/18/95		No
4381	LERNER NEW YORK	25	Lernco, Inc.	247,082	7/19/94	11,223	11/ 3/94		No
10143	LERNER NEW YORK	35	Lernco, Inc.	136,777	10/22/01	28,269	1/16/02		No
8169	NY & CO AND DESIGN	3	Lernco, Inc.	105,816	5/ 9/00	66,068	9/ 8/00		No
8205	NY & CO AND DESIGN	25	Lernco, Inc.	106505-2000	5/18/00	78,796	3/11/02		No

13

Country:	Philippines
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

12073	CITY STRETCH	25	Lerner New York 450	4-2004-000206	1/ 9/04				No
3641	LERNER	42	Lernco, Inc.	100,832	6/19/95	4-1995-103020	12/13/99		No
5112	LERNER	14	Lernco, Inc.	100,829	6/19/95	4-1995-103017	11/ 4/99		No
5113	LERNER	18	Lernco, Inc.	100,830	6/19/95	4-1995-103018	10/22/99		No
5114	LERNER	25	Lernco, Inc.	100,831	6/19/95	4-1995-103019	11/ 9/99		No
4654	LERNER NEW YORK AND SKYLINE DESIGN	42	Lernco, Inc.	100,833	6/19/95	4-1995-103021	12/14/99		No
8140	NY & CO AND DESIGN	3, 25, 42	Lernco, Inc.	4-2000-0002256	3/22/00				No
11972	NY & CO AND DESIGN	3, 42	Lernco, Inc.	4-2003-0009728	10/22/03				No

Country:	Poland
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4706	LERNER NEW YORK	25, 39	Lernco, Inc.		7/29/94	98,228	7/29/94		No
8253	NY & CO AND DESIGN	3, 25, 39	Lernco, Inc.	Z-216047	3/29/00				No

Country:	Portugal
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2337	LERNER	42	Lernco, Inc.	234,716	5/ 5/86	234,716	12/ 3/91		No
2338	LERNER	25	Lernco, Inc.	234,715	5/ 5/86	234,715	10/ 1/91		No
7996	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	344,857	3/17/00	344,857	3/22/01		No

Country:	Puerto Rico
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

12052	CITY STRETCH	25	Lerner New York 450	60,138	2/ 2/04				No
2334	LERNER	25	Lernco, Inc.		8/28/81	23,928-A	12/10/81		No
2335	LERNER	14	Lernco, Inc.		7/24/86	27,285	12/23/86		No
2336	LERNER	16	Lernco, Inc.		7/24/86	27,286	12/23/86		No
5189	LERNER	14, 18, 25	Lernco, Inc.		5/15/90	7,507	3/10/87		No
10330	LERNER	42	Lernco, Inc.			7,159	7/10/79		No
10604	LERNER	42	Lernco, Inc.			7,158	4/15/80		No
11632	LERNER	35	Lernco, Inc.		6/24/03				No
11628	LERNER NEW YORK	3	Lernco, Inc.		6/24/03				No
11630	LERNER NEW YORK	25	Lernco, Inc.		6/24/03				No
11631	LERNER NEW YORK	35	Lernco, Inc.		6/24/03				No

14

11695	LERNER NY	25	Lernco, Inc.		8/29/03				No
11696	LERNER NY	35	Lernco, Inc.		8/29/03				No
11697	LERNER NY	3	Lernco, Inc.		8/29/03				No
11488	NEW YORK & COMPANY	3	Lernco, Inc.		5/ 8/03				No
11489	NEW YORK &	25	Lernco, Inc.		5/ 8/03				No
	COMPANY
11490	NEW YORK & COMPANY	35	Lernco, Inc.		5/ 8/03				No

Country:	Qatar
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

8217	NY & CO AND DESIGN	35	Lernco, Inc.	22,572	4/ 1/00				No
8218	NY & CO AND DESIGN	3	Lernco, Inc.	22,570	4/ 1/00				No
8219	NY & CO AND DESIGN	25	Lernco, Inc.	22,571	4/ 1/00				No

Country:	Romania
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

3275	LERNER NEW YORK	25, 42	Lernco, Inc.	32,461	8/31/94	24,183	8/31/94		No
8369	NY & CO AND DESIGN	3, 25, 42	Lernco, Inc.	M 2000 01204	3/14/00	42,317	3/14/00		No

Country:	Russian Federation
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4070	LERNER NEW YORK	3, 14, 18, 25, 42	Lernco, Inc.	94,019,044	6/ 1/94	134,936	11/24/95		No
8105	NY & CO AND DESIGN	3, 25, 42	Lernco, Inc.	2000705692	3/15/00	217,209	7/17/02		No

Country:	Saudi Arabia
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4579	LERNER NEW YORK	25	Lernco, Inc.	26,708	10/ 8/94	341/66	5/29/95		No
4580	LERNER NEW YORK	42	Lernco, Inc.	28,302	2/ 1/95	364/31	12/24/95		No
5009	LERNER NEW YORK	39	Lernco, Inc.	28,290	2/ 1/95	364/30	12/24/95		No
8366	NY & CO AND DESIGN	35	Lernco, Inc.	64,157	5/ 1/00	572/64	5/29/01		No
8367	NY & CO AND DESIGN	3	Lernco, Inc.	64,048	4/26/00				No
8368	NY & CO AND DESIGN	25	Lernco, Inc.	64,049	4/26/00				No

15

Country:	Serbia and Montenegro
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

1352	DAVID BENJAMIN	25	Lerner Stores, Inc.		5/14/86	30922-Z-366/86	12/21/87		No
2352	LERNER	25	Lernco, Inc.		5/14/86	32063-Z-368/86	9/ 5/88		No
8042	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	Z-358/2000	4/14/00				No

Country:	Singapore
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

3587	LERNER NEW YORK	25	Lernco, Inc.	10330/96	9/26/96	10330/96	9/26/96		No
6620	LERNER NEW YORK	35	Lernco, Inc.	T99/00470I	1/15/99	T99/00470I	1/15/99		No
3568	LERNER NEW YORK AND LADY DESIGN	42	Lernco, Inc.	448/97	1/15/97	448/97	1/15/97		No
8004	NY & CO AND DESIGN	3	Lernco, Inc.	T00/04987Z	3/28/00	T00/04987Z	10/28/02		No
8005	NY & CO AND DESIGN	25	Lernco, Inc.	T00/04986A	3/28/00	T00/04986A	3/28/00		No
8006	NY & CO AND DESIGN	35	Lernco, Inc.	T00/04988H	3/28/00	T00/04988H	2/13/03		No

Country:	Slovak Republic
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

8236	NY & CO AND DESIGN	3, 25, 35, 39	Lernco, Inc.	POZ 1318-2000	5/ 2/00	196,141	7/16/01		No

Country:	South Africa
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

7764	LERNER	25	Lernco, Inc.	2000/02683	2/21/00	2000/02683	7/11/03		No
8134	NY & CO AND DESIGN	3	Lernco, Inc.	2000/04509	3/14/00				No
8135	NY & CO AND DESIGN	25	Lernco, Inc.	2000/04510	3/14/00				No
8136	NY & CO AND DESIGN	35	Lernco, Inc.	2000/04511	3/14/00				No

Country:	South Korea
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

12078	CITY STRETCH	25	Lerner New York 450	2004-78	1/ 2/04				No
2320	LERNER	112	Lernco, Inc.	86-734	5/14/86	7,100	6/10/87		No
2321	LERNER	45	Lernco, Inc.	86-8748	5/14/86	143,701	7/30/87		No
3567	LERNER NEW YORK	112	Lernco, Inc.	93-2091	4/20/93	32,539	7/29/96		No
7975	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	2000-1324	3/21/00	5,471	5/28/02		No

16

Country:	Spain
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2312	LERNER	42	Lernco, Inc.	1,188,761	4/ 7/87	1,188,761	10/ 2/89		No
4431	LERNER NEW YORK	25	Lernco, Inc.	1,910,655	6/27/94	1,910,655	3/ 5/95		No
7991	NY & CO AND DESIGN	3	Lernco, Inc.	2,302,982	3/24/00	2,302,982	2/ 5/01		No
7995	NY & CO AND DESIGN	25	Lernco, Inc.	2,302,983	3/24/00	2,302,983	2/ 5/01		No
8124	NY & CO AND DESIGN	35	Lernco, Inc.	2,302,984	3/24/00	2,302,984	4/20/01		No

Country:	Sri Lanka
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2322	LERNER	25	Lernco, Inc.	51,351	5/14/86	51,351	3/19/92		No
2323	LERNER	42	Lernco, Inc.	51,353	5/14/86	51,353	9/10/90		No
8043	NY & CO AND DESIGN	25	Lernco, Inc.	96,999	3/23/00				No
8044	NY & CO AND DESIGN	42	Lernco, Inc.	96,998	3/23/00				No
8045	NY & CO AND DESIGN	3	Lernco, Inc.	96,996	3/23/00				No

Country:	Sweden
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4468	LERNER NEW YORK	25, 35, 39	Lernco, Inc.	94-06793	6/29/94	302,523	6/ 2/95		No
8028	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	00-02356	3/23/00	348,299	8/31/01		No

Country:	Switzerland
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

1326	DAVID BENJAMIN	25	Lerner Stores, Inc.		7/24/86	347,694	9/15/86		No
2304	LERNER	25	Lernco, Inc.		6/ 4/86	348,915	11/21/86		No
3898	LERNER NEW YORK	35, 36, 39, 40, 41, 42	Lernco, Inc.	5319-1993.9	4/ 1/93	409,696	5/24/94		No
8214	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	02987/2000	3/14/00	477,497	10/26/00		No
644	PREZZIA	3, 14, 25	Lerner Stores, Inc.		2/ 3/87	353,620	7/14/87		No
1358	SAM & MAX	25	Lerner Stores, Inc.		6/ 4/86	346,978	8/19/86		No
1294	TRANSACTION	25	Lerner Stores, Inc.		6/ 4/86	346,979	8/19/86		No

Country:	Taiwan
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

1285	LERNER	18	Lernco, Inc.	85053968	10/23/96	783,341	11/ 1/97		No
1753	LERNER	25	Lernco, Inc.	85053969	10/23/96	774,403	9/ 1/97		No
2344	LERNER	5	Lernco, Inc.	78,021,889		492,681	8/ 1/90		No
7883	LERNER	3	Lernco, Inc.	89007339	2/14/00	942,268	6/ 1/01		No
5295	LERNER NEW YORK	42	Lernco, Inc.	84065884	12/30/95	91,398	6/ 1/97		No
8115	NY & CO AND DESIGN	3	Lernco, Inc.	89016393	3/27/00	991,763	4/ 1/02		No

17

8116	NY & CO AND DESIGN	35	Lernco, Inc.	89016385	3/27/00	150,290	10/16/01		No
8117	NY & CO AND DESIGN	25	Lernco, Inc.	89016388	3/27/00	1,037,822	3/16/03		No

Country:	Tangier Zone
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2408	LERNER NEW YORK	25, 42	Lernco, Inc.		8/18/94	9,947	10/20/94		No

Country:	Thailand
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2341	LERNER	25	Lernco, Inc.	309,914	6/13/86	46,404	12/30/86		No
8111	NY & CO AND DESIGN	3	Lernco, Inc.	415,518	3/28/00	148,214	11/22/01		No

Country:	Turkey
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2342	LERNER	25	Lernco, Inc.		6/15/87	100,004	6/15/87		No
12104	LERNER	35	Lernco, Inc.	2004/01334	1/21/04				No
12090	NEW YORK & COMPANY	25, 35	Lernco, Inc.	2004/01330	1/21/04				No

Country:	Ukraine
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4491	LERNER NEW YORK	25, 42	Lernco, Inc.	94083022/T	8/23/94	12,102	6/ 7/99		No
8247	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	2000041478	4/11/00	26,696	8/15/02		No

Country:	United Arab Emirates
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

3964	LERNER NEW YORK	25	Lernco, Inc.	8,902	12/25/94	8,166	12/22/96		No
3965	LERNER NEW YORK	42	Lernco, Inc.	8,903	12/25/94	7,442	12/22/96		No
8501	NY & CO AND DESIGN	42	Lernco, Inc.	36,973	6/18/00	28,862	10/15/01		No
8502	NY & CO AND DESIGN	3	Lernco, Inc.	36,971	6/18/00	28,860	10/15/01		No
8503	NY & CO AND DESIGN	25	Lernco, Inc.	36,972	6/18/00	28,861	10/15/01		No

Country:	United Kingdom
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

1812	LERNER	16	Lernco, Inc.	2,025,502	6/29/95	2,025,502	1/ 3/97		No

18

3913	LERNER	25	Lernco, Inc.	1,568,311	10/31/94	1,568,311	2/16/96		No
3914	LERNER	42	Lernco, Inc.	1,568,723	10/31/94	1,568,723	12/29/95		No
7906	NY & CO AND DESIGN	35	Lernco, Inc.	2,225,577	3/13/00	2,225,577	7/28/01		No
7907	NY & CO AND DESIGN	3, 25	Lernco, Inc.	2,225,601	3/13/00	2,225,601	8/25/00		No

Country:	United States
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

11541	CITY CREPE	25	Lerner New York, Inc	78/273,754	7/14/03				No
11544	CITY SPA	25	Lerner New York, Inc	78/273,779	7/14/03				No
11365	CITY STRETCH	25	Lerner New York, Inc	76/502,113	3/26/03				No
5122	DRESS DUMMY DESIGN	42	Lerner New York, Inc	705,733	7/25/95	2,077,972	7/ 8/97		No
2349	LERNER	14, 18, 25	Lernco, Inc.	608,444	7/ 8/86	1,431,895	3/10/87		No
2350	LERNER	42	Lernco, Inc.	156,600	1/26/78	1,122,084	7/10/79		No
2756	LERNER AND DESIGN	42	Lernco, Inc.	193,271	11/14/78	1,133,390	4/15/80		No
1539	LERNER NEW YORK	42	Lernco, Inc.	703,353	7/19/95	1,987,113	7/16/96		No
6206	LERNER NEW YORK DESIGN	35	Lernco, Inc.	474,151	4/24/98	2,260,860	7/13/99		No
6203	NEW YORK & COMPANY	35	Lernco, Inc.	75/648,424	2/23/99	2,507,567	11/13/01		Yes
8337	NEW YORK & COMPANY	18, 25, 36	Lernco, Inc.	76/068,009	6/12/00	2,629,986	10/ 8/02		Yes
11925	NEW YORK & COMPANY	3	Lernco, Inc.	78/349,358	1/ 8/04				Yes
11936	NEW YORK & COMPANY	9, 14, 18, 20, 25, 26	Lernco, Inc.	78/349,339	1/ 8/04				No
4996	NEW YORK JEANS	25	Lernco, Inc.	74/641,983	3/ 3/95	2,714,767	5/13/03		Yes
4088	NEW YORK SPECS	9	Lernco, Inc.	523,572	5/11/94	2,051,664	4/ 8/97		No
6604	NY & CO	35	Lernco, Inc.	75/646,556	2/23/99	2,460,184	6/12/01		Yes
4442	NY AND CO.	25	Lernco, Inc.	659,245	4/11/95	2,076,151	7/ 1/97		No
6978	NY JEANS NEW YORK & COMPANY	25	Lernco, Inc.	720,617	6/ 3/99	2,387,472	9/19/00		No
9701	NY JEANS NEW YORK & COMPANY	25	Lernco, Inc.	78/034,551	11/ 9/00	2,573,780	5/28/02		Yes
5086	STUDIO 10001 AND DESIGN	25	Lerner New York, Inc	659,246	4/11/95	2,086,278	8/ 5/97		No

19

Country:	Uruguay
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2351	LERNER	25, 42	Lernco, Inc.		5/20/86	297,612	10/13/87		No
7956	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	321,188	3/14/00	321,188	10/10/00		No

Country:	Venezuela
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

4352	LERNER NEW YORK	25	Lernco, Inc.	7.935-94	6/16/94				No
4353	LERNER NEW YORK	42	Lernco, Inc.	7,936-94	6/ 3/94				No
8001	NY & CO AND DESIGN	25	Lernco, Inc.	2000-001738	2/ 7/00				No
8002	NY & CO AND DESIGN	3	Lernco, Inc.	2000-001739	2/ 7/00				No
8355	NY & CO AND DESIGN		Lernco, Inc.	2000-001737	2/ 7/00				No

Country:	Vietnam
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

11976	CITY STRETCH	25	Lerner New York 450	4-2004-00110	1/ 5/04				No
3569	LERNER NEW YORK	3, 14, 18, 25, 42	Lernco, Inc.	12,936	4/24/93	10,850	1/24/94		No
8645	NY & CO AND DESIGN	3, 25, 35	Lernco, Inc.	45,632	3/14/00	37,733	7/11/01		No

Country:	Virgin Islands (US)
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

2761	LERNER	14, 18, 25	Lernco, Inc.		4/ 2/96	6,379	4/ 2/96		No
7368	LERNER	42	Lernco, Inc.			6,783	4/ 2/96		No
10732	LERNER AND DESIGN	42	Lernco, Inc.			6,784	3/17/86		No
10537	NY AND CO.	25	Lernco, Inc.			6,636	7/24/00		No

Country:	West Bank
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

7153	LERNER NEW YORK	25	Lernco, Inc.	5,509	8/30/97	5,509	9/11/01		No
7154	LERNER NEW YORK	35	Lernco, Inc.	5,510	8/30/97	5,510	9/11/01		No
8723	NY & CO AND DESIGN	3	Lernco, Inc.	8,056	4/ 5/00				No
8724	NY & CO AND DESIGN	25	Lernco, Inc.	8,058	4/ 5/00				No
8725	NY & CO AND DESIGN	35	Lernco, Inc.	8,057	4/ 5/00				No

Country:	Zimbabwe
ID	Mark	Classes	Owner	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU

7950	NY & CO AND DESIGN	3	Lernco, Inc.	375/2000	3/28/00	375/2000	10/ 7/02		No
8206	NY & CO AND DESIGN	35	Lernco, Inc.	377/2000	3/28/00	377/2000	10/ 7/02		No
8207	NY & CO AND DESIGN	25	Lernco, Inc.	376/2000	3/28/00	376/2000	10/ 7/02		No

20

Schedule 1.60(a)

EBITDA Adjustments

Adjustment to EBITDA:

Plus:       One-time expenses incurred in connection with the closing of this Agreement and the transactions contemplated to occur on the Closing Date and the consummation of the Bond Debt financing and the transactions contemplated to occur in connection therewith, in an amount not to exceed $9,000,000 in the aggregate

Plus:       Non-cash compensation expenses, including, but not limited to, those arising from or relating to the issuance of stock, restricted stock, options to purchase stock, stock appreciation rights (i.e., phantom stock) and deferred compensation to officers, employees and directors of the Borrowers and Obligors

Plus:       Without duplication, amortization of intangibles

Plus:       Any other non-cash charges, non-cash expenses, non-cash losses or non-cash restructuring charges of the Borrower or any of its Subsidiaries for such period

Plus:       Employee compensation incurred prior to the Closing Date in connection with the transactions contemplated hereby.

Schedule 1.60(b)

Monthly Consolidated EBITDA

February 2003	$2,356,709
March 2003	$9,554,761
April 2003	$3,456,751
May 2003	$11,328,747
June 2003	$5,568,705
July 2003	$(13,108,454)
August 2003	$9,636,452
September 2003	$14,325,857
October 2003	$(5,048,153)
November 2003	$12,449,593
December 2003	$44,756,704
January 2004	$(18,282,538)

For illustration purposes only, EBITDA calculated in accordance with this Schedule 1.60(b) for the last twelve month period ending January 2004 would be $76,995,134.  For clarification purposes, the monthly EBITDA amounts set forth above shall not be subject to further adjustments according to Schedule 1.60(a).

Schedule 1.67

Locations of Inventory

1.	450 West 33rd Street
New York, NY 10001

2.	Three Limited Parkway
Columbus, OH 43216

3.	466-472 53rd Street, Brooklyn, NY (owned property)

4.	See attached lease summaries for store listings.

5.	Sublease Agreement, dated December 1, 2002 between Wilmington Trust Sp Services, Inc. and Lernco, Inc.

6.

Premises described in First Amendment dated October 31, 2003 to the Lease Agreement, dated as of January 1, 2003, between Nevada Receivable Factoring, Inc. and Smith & Francis. (144 sq. ft. - term of 24 months - expires on December 31, 2004)

7.

Premises described in First Amendment dated October 31, 2003 to the Lease Agreement, dated January 1, 2003, between Lerner New York Holding, Inc. and Smith & Francis (144 sq. ft. - term of 24 months - expires on December 31, 2004).

8.

Premises described in First Amendment dated October 31, 2003 to the Lease Agreement, dated May 1, 2001, between Lerner New York Holding, Inc. and Smith & Francis (192 sq. ft. - term of 30 years - expires on April 30, 2031).

Schedule 1.83

Fiscal Year-End; First Quarter End; Second Quarter End

Third Quarter End and Fourth Quarter End

Fiscal Year
	2002	2003	2004	2005
Monthly Closing Dates:
February		March 1, 2003	February 28, 2004	February 26, 2005
March		April 5, 2003	April 3, 2004	April 2, 2005
April		May 3, 2003	May 1, 2004	April 30, 2005
May		May 31, 2003	May 29, 2004	May 28, 2005
June		July 5, 2003	July 3, 2004	July 2, 2005
July		August 2, 2003	July 31, 2004	July 30, 2005
August		August 30, 2003	August 28, 2004	August 27, 2005
September		October 4, 2003	October 2, 2004	October 1, 2005
October		November 1, 2003	October 30, 2004	October 29, 2005
November	November 30, 2002	November 29, 2003	November 27, 2004	November 26, 2005
December	December 4, 2002	January 3, 2004	January 1, 2005	December 31, 2005
January	February 1, 2003	January 31, 2004	January 29, 2005	January 28, 2006

Quarterly Closing Dates:
Q1		May 3, 2003	May 1, 2004	April 30, 2005
Q2		August 2, 2003	July 31, 2004	July 30, 2005
Q3		November 1, 2003	October 30, 2004	October 29, 2005
Q4	February 1, 2003	January 31, 2004	January 29, 2005	January 28, 2006

Annual Closing Dates:
Fiscal 2002	February 1, 2003
FIscal 2003		January 31, 2004
FIscal 2004			January 29, 2005
FIscal 2005				January 28, 2006

SCHEDULE 1.206

Commitments

Lender:	Revolving Loan Commitment:	Term Loan Commitment	Lender’s Total Commitment
Congress Financial Corporation	$37,500,000	$0	$37,500,000

The CIT Group/Business Credit, Inc.	$30,000,000	$0	$30,000,000

LaSalle Retail Finance, a division of LaSalle Business Credit, Inc., as agent for Standard Federal Bank, National Association	$22,500,000	$0	$22,500,000

Ableco Finance LLC	$0	$75,000,000	$75,000,000

Total Commitments:	$90,000,000	$75,000,000	$165,000,000

Schedule 5.2(b)

Chattel Paper and Instruments

None.

Schedule 5.2(e)

Investment Property

1. Lerner New York, Inc. Citifunds Investment Cash Reserve - Class S (money market account).

Schedule 5.2(f)

Letters of Credit, Etc. of Borrower

None.

Schedule 5.2(g)

Commercial Tort Claims

None.

Schedule 8.8

Environmental Compliance

None.

Schedule 8.9(c)

ERISA Affiliates Transactions

None.

Schedule 8.13

Collective Bargaining Agreements

1.                                       Collective Bargaining Agreement between Local 1102 RWDSU UFCW AFL-CIO and Lerner Stores, Inc. (New York City Metropolitan Area, Maryland, Pennsylvania and Upstate New York).  The Agreement is effective from September 1, 2002 to August 31, 2005.

2.                                       Collective Bargaining Agreement, dated January 15, 2001, between Lerner New York, Inc. and International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, UAW-AFL-CIO, and its Local Union 2179.  The Agreement is effective from January 15, 2001 to January 14, 2004.  Under renegotiation for a three year contract.

3.                                       Agreement, dated February 6, 2003, by and between Lerner New York, Inc. and the New England Joint Board, affiliated with the Retail, Wholesale and Department Store Union/UFCW, AFL-CIO, CLC.  The Agreement is effective from February 6, 2003 through February 5, 2006.

Schedule 8.15

Material Contracts

1.                                         Private Label Credit Card Program Agreement, dated August 29, 2002, between Lerner New York, Inc., Nevada Receivable Factoring, Inc. and World Financial Network National Bank.

2.                                       Transition Services Agreement, dated as of November 27, 2002, by and between Lerner New York Holdings, Inc. and Limited Brands, Inc.

3.             Information Technology:

a)              Master Services Agreement, dated April 8, 2003 between Infocrossing, Inc. and NY & Co. Group, Inc.

b)             Database Service Agreement, dated September 1, 2003 between ADS Alliance Data Systems, Inc. and NY & Co. Group, Inc.

Schedule 8.16

Credit Card Agreements

1.                                       Merchant Services Bankcard Agreement, dated September 11, 2002, between Limited Brands, Inc., Lerner New York, Inc. (as a Customer listed in Attachment I), JP Morgan Chase Bank and Chase Merchant Services L.L.C.

2.                                       American Express Service Agreement by and among American Express Travel Related Services, Inc., The Limited, Inc. and its subsidiaries.

3.                                       Merchant Services Agreement, dated June 21, 1991, between Lerner New York, Inc. and Discover Card Services, Inc.

4.                                       Private Label Credit Card Program Agreement, dated August 29, 2002, between Lerner New York, Inc., Nevada Receivable Factoring, Inc. and World Financial Network National Bank.

Schedule 9.9(h)

Permitted Intercompany Indebtedness

1.                                       Promissory Note in favor of Nevada Receivable Factoring, Inc. in the principal amount of $11,025,000 (such Note to be cancelled in the event of consolidation).

2.                                       Promissory Note in favor of Lernco, Inc. in the principal amount of $5,063,959.

3.                                       Any indebtedness created or outstanding pursuant to any Acquisition Document as in effect on November 27, 2004.

4.                                       Covenant Agreement.

Schedule 9.10

Permitted Loans

Incidental travel and relocation expenses to employees.

Schedule 9.11(f)

Permitted Uses of Certain Permitted Dividends

1.	Professional Audit & Consulting Fees

2.	Insurance Consulting

3.	Legal Fees and Settlements

4.	Real Estate/Construction Consulting

5.	Benefits Consulting

6.	Public Relations

7.	General Insurance, Liability, Auto, Worker’s Compensation

8.	Transition Services Agreement - Real Estate
- Tax
- Treasury

9.	Head Office Rent

10.	Management Bonus and payments

11.	Other reasonable ordinary course compensation to officers, directors and employees

12.	Internal Processing Fees